Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SKYVIEW HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	35-2287663
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12913 42nd Terrace West
Cortez, FL 34215-2558
(941) 794-0394
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Vision Technologies, Inc.
700 SE 5th Street, Suite #2
Bentonville AR 72712
(479) 286-6366
(Name, Address, Including Zip Code, and Telephone Number,
 Including Area Code, of Agent for Service)

Copies to:
Russell C. Weigel, III, Esq.
Russell C. Weigel, III, P.A.
5775 Blue Lagoon Drive, Suite 100
Miami, FL 33126
Tel: (786) 888-4567
Fax: (786) 787-0456

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Share Exchange Agreement described herein.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.00001 par value per share – offered by the Company (3)	25,148,263	$0.02	$502,965	$58.39
Common Stock, $0.00001 par value per share – offered by Selling Stockholders (4), (5)	27,698,263	$0.02	$553,965	$0
Total	52,846,526	$0.02	$1,056,930	$58.39
__________________
(1)	The proposed maximum offering price for the purposes of the calculation of the registration fee for these shares is based upon the book price per share of Vision Technologies, Inc.
(2)
The registration fee is calculated based on Rules 457 (f)(2) and 457(f)(5) because no active market exists for the stock of Skyview Holdings Corp. or Vision Technologies, Inc. The book value of Vision Technologies, Inc. was $412,193 as of June 30, 2011, which is the latest practicable date in which the book value is available.

(3)	Represents the maximum number of shares of Skyview Holdings Corp. that may be issued to holders of shares of Vision Technologies, Inc. in the proposed share exchange.
(4)	Represents the maximum number of shares of Skyview Holdings Corp. that may be offered for resale by Selling Shareholders.
(5)	Pursuant to Rule 415 of the Securities Act, these securities are being offered on a delayed or continuous basis by the Selling Stockholders named in the prospectus herein.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, as amended, or until the registration statement shall become effective on such date as the securities and exchange commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), OF WHICH THIS DOCUMENT IS A PART, IS DECLARED EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION DATED SEPTEMBER _____, 2011
VISION TECHNOLOGIES, INC.
700 SE 5th Street, Suite #2
Bentonville, AR 72712
(479) 286-6366

PROPOSED REORGANIZATION—YOUR VOTE IS VERY IMPORTANT

TO THE STOCKHOLDERS OF VISION TECHNOLOGIES, INC:

The boards of directors of Skyview Holdings Corp. and Vision Technologies, Inc. have approved a share exchange agreement pursuant to which Vision Technologies, Inc. would become a wholly owned subsidiary of Skyview Holdings Corp., and the management Vision Technologies, Inc. would replace the management of Skyview Holdings Corp.  A Special Meeting will be held for the shareholders of Vision Technologies, Inc. to vote whether to approve the proposed transaction.

The proposed share exchange agreement has been approved by the sole shareholder of Skyview Holdings Corp.  In order for the transaction to be effective, a majority of the shareholders of Vision Technologies, Inc. also must approve the proposed share exchange transaction. Under the terms of the proposed transaction, the Shareholders of Vision Technologies, Inc. will receive one share of Skyview Holdings, Inc. for each share of Vision Technologies, Inc. that he or she owns.  Provided the share exchange agreement is approved, Vision Technologies, Inc. shareholders will receive a separate mailing that will contain instructions for tendering their stock certificates.

 At the Special Meeting, Vision Technologies, Inc. shareholders will be asked to consider the following matters: (1) approval and adoption of the share exchange agreement entered into by Vision Technologies, Inc. and Skyview Holdings Corp., dated as of December 14, 2010; (2) approval of the adjournment of the Special Meeting if necessary to solicit additional proxies in favor of the approval and adoption of the share exchange agreement; (3) amendment of the certificate of incorporation of Skyview Holdings Corp. to change its name to Vision Technologies Tactical Corp., provided that the share exchange agreement has been approved and adopted by a majority of shareholders; (4) any other business properly presented at the meeting, or any adjournments or postponements thereof.

Your vote is very important. We cannot complete the reorganization (the share exchange transaction) unless a majority of the issued and outstanding shares of common stock of Vision Technologies, Inc. approve and adopt the share exchange agreement. Based on the reasons for the reorganization described in the accompanying document, each of the boards of directors believes that the share exchange is advisable and in the best interest of Vision Technologies, Inc. and Skyview Holdings Corp.

Your board of directors unanimously recommends that you vote “FOR” approval and adoption of the share exchange. Whether or not you plan to attend the special meeting of shareholders, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” adoption of the share exchange agreement. If you fail to vote, it will have the same effect as voting “AGAINST” the share exchange agreement.

If the share exchange agreement is adopted by the a majority of the shareholders of  Vision Technologies, Inc., each outstanding share of Vision Technologies, Inc. will be converted into one share of Skyview Holdings Corp. In addition, if the share exchange is ratified by shareholders, a name change amendment will also be voted on to change the name of Skyview Holdings, Inc. to Vision Technologies Tactical Corp.

The date, time and place of the meeting are as follows:

, 2011, at _____ Central Time
700 SE 5th Street, Suite #2
Bentonville, Arkansas 72712

This proxy statement-prospectus gives you detailed information about the special meeting of shareholders to be held on [Vision Technologies, Inc. Meeting Date], the share exchange, and other related matters. You should carefully read this entire document, including the appendices. In particular, you should carefully consider the discussion in the section entitled “Risk Factors” on page ____________. This document also serves as the prospectus for the for the resale of Skyview Holdings, Inc. shares registered in the accompanying Form S-4 registration statement.

On behalf of the board of directors, I thank you for your prompt attention to this important matter.

By Order of the Board of Directors
/s/ Robert Lee Thompson
Robert Lee Thompson Chairman

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the share exchange or determined if this document is accurate or complete. Any representation to the contrary is a criminal offense.

This document is dated [Prospectus Date], and is first being mailed on or about [Mail Date].

VISION TECHNOLOGIES, INC.
700 SE 5th Street, Suite #2
Bentonville, AR 72712
(479) 286-6366

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [Vision Technologies, Inc. Meeting Date]

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Vision Technologies, Inc. (“Vision”) will be held at Vision’s headquarters at 700 SE 5th Street, Suite# 2, Bentonville, Arkansas 72712, at                      Central time, on [Vision Technologies, Inc. Meeting Date], for the following purposes:

1. To consider and vote upon a proposal to approve and adopt the Share Exchange Agreement by and among Skyview Holdings Corp. and the shareholders of Vision Technologies, Inc., dated as of December 14, 2010, and the transactions contemplated by the share exchange agreement, as discussed in the attached proxy statement-prospectus.

2. To adjourn the special meeting, if necessary, to another time or place for the purpose of soliciting additional proxies in order to approve the share exchange agreement and the share exchange or otherwise.

3. To amend the certificate of incorporation of Skyview Holdings Corp. to change its name to Vision Technologies Tactical Corp., provided that the share exchange agreement has been approved and adopted.

4. To transact any other business that properly comes before the special meeting of shareholders, or any adjournments or postponements of the special meeting. The board of directors is not aware of any other business to come before the special meeting.

The proposed share exchange is described in more detail in this proxy statement-prospectus, which you should read carefully in its entirety before voting. A copy of the share exchange agreement is attached as Appendix  B to this document. Only Vision Technologies, Inc. shareholders of record as of the close of business on [Record Date], are entitled to notice of and to vote at the special meeting of shareholders or any adjournments of the special meeting.

Your vote is very important. To ensure your representation at the special meeting of shareholders, please complete, execute and promptly mail your proxy card in the return envelope enclosed. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. You may revoke your proxy at any time before it is voted.

You are entitled to dissent to the share exchange and receive payment for your shares under Section 262 of the Delaware General Corporation Law. Any shareholder who wishes to exercise these rights must strictly comply with the procedures described in Section 262 of the Delaware General Corporation Law. We have included a copy of Section 262 of the Delaware General Corporation Law as Appendix  D to the accompanying proxy statement.

By Order of the Board of Directors
/s/ Robert Lee Thompson
Robert Lee Thompson Chairman
[Mail Date]

VISION TECHNOLOGIES, INC.’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE SHARE EXCHANGE AGREEMENT.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING OF SHAREHOLDERS.

DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. UNDER SEPARATE COVER, WHICH WILL BE SENT FOLLOWING THE CLOSING OF THE SHARE EXCHANGE, YOU WILL RECEIVE INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES.

WHERE YOU CAN FIND MORE INFORMATION

Skyview Holdings Corp. files annual, quarterly, and special reports and other information with the Securities and Exchange Commission. You may obtain copies of these documents by mail from the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the public reference room. In addition, Skyview Holdings Corp. files reports and other information with the Securities and Exchange Commission electronically, and the Securities and Exchange Commission maintains a web site located at http://www.sec.gov containing this information.

This document incorporates by reference important business and financial information about Skyview Holdings Corp. from documents that are not included in or delivered with this proxy statement-prospectus. These documents are available without charge to you upon written or oral request at the applicable company’s address and telephone number listed below:

Skyview Holdings Corp.
12913 42nd Terrace West
Cortez, FL 34215-2558
Attention: Tony N. Frudakis
President and Chief Executive Officer
Telephone: (941) 794-0394.

Additional information about Vision Technologies, Inc. may be obtained by contacting Robert Lee Thompson, Sr., President and Chief Executive Officer, 700 SE 5th Street, Suite #2, Bentonville, Arkansas 72712, (479) 286-6366.

To obtain timely delivery, you must request the information no later than ________, 2011.

Skyview Holdings Corp. has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission up to 25,148,263 shares of Skyview Holdings Corp. common stock. This proxy statement/prospectus is a part of that registration statement. As permitted by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth above. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. They contain important information about the companies and their financial condition.

This proxy/statement prospectus constitutes a prospectus of Skyview Holdings, Inc. under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Skyview Holdings, Inc.  common stock to be issued to Vision Technologies, Inc. shareholders in connection with the share exchange and with respect to the resale of common stock of Skyview Holdings, Inc. by Selling Shareholders that is registered on Form S-4.

Skyview Holdings Corp. common stock is not actively traded and is not listed on a securities exchange. Skyview Holdings Corp. common stock is held by one shareholder.

THE SHARE EXCHANGE AGREEMENT	35

MATERIAL UNITED STATES INCOME TAX CONSEQUENCES	38

COMPARISON OF RIGHTS OF SKYVIEW STOCKHOLDERS AND VISION STOCKHOLDERS	40

INFORMATION ABOUT SKYVIEW HOLDINGS CORP.	45

DESCRIPTION OF BUSINESS	45

DESCRIPTION OF PROPERTY	47

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	47

EXECUTIVE COMPENSATION	48

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END	48

BENEFICIAL OWNERSHIP OF SKYVIEW SHARES	48

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	49

MARKET FOR COMMON STOCK	49

DESCRIPTION OF SECURITIES	49

EXPERTS	50

LEGAL MATTERS	50

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	50

INDEX TO FINANCIAL STATEMENTS	F-1

Report of Independent Registered Public Accounting Firm	F-2

INFORMATION ABOUT VISION	52

DESCRIPTION OF BUSINESS	52

DESCRIPTION OF PROPERTY	60

LEGAL PROCEEDINGS	60

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	60

EXECUTIVE COMPENSATION	62

DIRECTOR COMPENSATION	64

BENEFICIAL OWNERSHIP OF VISION SHARES

BENEFICIAL OWNERSHIP OF THE COMBINED COMPANY	65

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	66

MARKET FOR COMMON STOCK

DESCRIPTION OF SECURITIES	67

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	67

INDEX TO FINANCIAL STATEMENTS	F-I-1

Report of Independent Registered Public Accounting Firm	F-I-2

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF SKYVIEW AND VISION	F-I-32

SELLING SHAREHOLDERS

PLAN OF DISTRIBUTION	76

APPENDICES

PART I
INFORMATION REQUIRED IN THE PROSPECTUS

[Inside Cover of Prospectus]

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should read the entire prospectus before making an investment decision to purchase our Common Stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.  This prospectus is not an offer to sell securities in any state where the offer is not permitted.

27,698,263
Vision Technologies, Inc.
Common Stock

PROXY STATEMENT/PROSPECTUS

GENERAL INFORMATION

Tony N. Frudakis, the sole shareholder and director of Skyview Holding Corp., (“Skyview”), and the board of directors of Vision Technologies, Inc., (“Vision”) have each approved the share exchange of Skyview with Vision.  If the proposed share exchange is approved by a majority of Vision’s shareholders, the holders of common stock of Vision (the “Vision Common Stock”) will receive one (1) share of Skyview common stock (the “Skyview Common Stock”) for each share of Vision Common Stock they own immediately prior to completion of the share exchange.

This proxy statement/prospectus is being furnished to Vision stockholders in connection with the actions taken by the board of directors of Vision (the “Vision Board of Directors”).  On April 29, 2011, the Vision Board of Directors unanimously ratified Management’s approval of the share exchange agreement and proposed name change, subject to stockholder approval.

Pursuant to the Share Exchange Agreement dated as of December 14, 2010 by and between Vision and Skyview, Vision will become a wholly owned subsidiary of Skyview.  The share exchange will become effective as of the date and at such time as the Certificate of Ownership is filed with the Secretary of State of the State of Delaware with respect to the share exchange (the “Effective Date”).  In accordance with the terms of the Share Exchange Agreement, at the Effective Date, each share of Vision Common Stock outstanding immediately prior to the Effective Date will be converted into the right to receive one share, par value $0.00001 per share, of Skyview Common Stock.  Skyview Common Stock currently does not trade in any market.  At the Effective Date, the Vision Common Stock will no longer be outstanding and shall automatically be cancelled and retired and cease to exist, and each holder of Vision Common Stock shall cease to have any rights with respect to the shares of Vision Common Stock, except the right to receive the shares of Skyview common stock as described above.  No fractions of a share of Skyview Common Stock will be issued, and in lieu of such issuance, a holder of Vision Common Stock who would otherwise be entitled to a fraction of a share of Skyview Common Stock as a result of the exchange of shares contemplated by the Share Exchange Agreement will receive a whole share for any fractional share interest equal to or in excess of .50 of a share and will receive no share or payment for any fractional share interest less than .50 of a share.

We encourage you to read carefully this proxy statement/prospectus including the section entitled “Risk Factors” beginning on page [PAGE].

IN CONNECTION WITH THE SHARE EXCHANGE, YOU HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW AND OBTAIN THE “FAIR VALUE” OF YOUR SHARES OF SKYVIEW’S COMMON STOCK, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE DELAWARE LAW. IF YOU DO NOT COMPLY WITH THE PROCEDURES GOVERNING APPRAISAL RIGHTS SET FORTH UNDER DELAWARE LAW AND EXPLAINED ELSEWHERE IN THIS INFORMATION STATEMENT, YOU MAY NOT BE ENTITLED TO PAYMENT FOR YOUR SHARES.

FOR A DISCUSSION REGARDING YOUR APPRAISAL RIGHTS, SEE THE SECTION TITLED “APPRAISAL RIGHTS.”

Neither of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this proxy statement/prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to completion _________, 2011

SUMMARY TERM SHEET FOR THE SHARE EXCHANGE

The following is a summary of the principal terms of the share exchange.  This summary does not contain all information that may be important to you.  Skyview Holdings Corp., a Delaware corporation (the “Skyview”), and Vision Technologies, Inc., a Delaware corporation (“Vision”), encourage you to read carefully this proxy statement/prospectus, including the appendices, in their entirety.

On December 14, 2010 Skyview entered into the Share Exchange Agreement with Vision Technologies, Inc.  If the share exchange is adopted and approved by the shareholders of Vision:

•
Each share of common stock, par value $0.00001 per share, of Vision that shall be outstanding immediately prior to the Effective Date shall, by virtue of the Share Exchange and without any action on the part of the holder thereof, will be exchanged for one share of common stock, par value $0.00001, of Skyview so that at the Effective Date, Skyview shall be the holder of all of the issued and outstanding shares of Vision, and Vision will be a wholly-owned subsidiary of Skyview.

•	Each issued and outstanding share of Vision shall be converted into the right to receive one (1) share of Skyview Common Stock.

•	Each share of Vision Common Stock held in the treasury of Vision immediately prior to the Effective Date shall be cancelled in the Share Exchange and cease to exist.

•	The Certificate of Incorporation and By-laws of Skyview will be the organic governing documents of the company from which your stock is issued.

•
Public information about Skyview and its financial information will be available in disclosure forms periodically filed with the U.S. Securities & Exchange Commission and viewable on the world wide web at no cost at www.sec.gov.

•
The newly issued Skyview common stock that you receive as part of the Share Exchange will be registered of Form S-4, and you will be able to resell your stock without restriction.  However, because there presently is no public market for Skyview Common Stock, you may have to hold your newly issued common stock indefinitely until such a market develops, if ever.

The obligations of Skyview and Vision to complete the Share Exchange are also subject to the satisfaction or waiver of several other conditions to the Share Exchange. More information about Skyview, Vision, and the Share Exchange is contained in this proxy statement/prospectus.

Sincerely,
/s/ Tony N. Frudakis	/s/ Robert Lee Thompson
Tony N. Frudakis Chief Executive Officer Skyview Holdings Corp.	Robert Lee Thompson Chief Executive Officer Vision Technologies, Inc.

This proxy statement/prospectus is dated [DATE], and is being mailed to stockholders of Vision on or about [DATE].

QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE

Following are questions and related answers that address some of the questions you may have regarding the pending share exchange (the “Share Exchange”) transaction between Vision Technologies, Inc. (“Vision”) and Skyview Holdings Corp. (“Skyview”). These questions and answers may not contain all of the information relevant to you, do not purport to summarize all material information relating to the Share Exchange Agreement, or any of the other matters discussed in this proxy statement/prospectus, and are subject to, and are qualified in their entirety by, the more detailed information contained in or attached to this proxy statement/prospectus. Therefore, please carefully read this proxy statement/prospectus, including the attached appendices, in its entirety.

Q. WHY DID I RECEIVE THIS PROXY STATEMENT?

A:           Applicable requirements of Delaware law and the federal securities laws require Vision to provide you with information regarding matters subject to shareholder approval for which your vote is solicited. As explained more fully elsewhere in this proxy statement/prospectus, Vision’s board of directors has adopted the Share Exchange Agreement, but the Share Exchange must be approved by the majority of Vision’s shareholders at a meeting held for such purpose. This proxy statement/prospectus contains important information about the Share Exchange, the meeting, and the other actions contemplated thereby.

Q. WHEN IS IT EXPECTED THAT THE SHARE EXCHANGE WILL BE COMPLETED?

A.           Vision and Skyview signed the Share Exchange Agreement on December 14, 2010. The holders of a majority of Vision’s capital stock must first approve the share exchange at a meeting held for such purpose.  The meeting is scheduled to be held on [DATE].  If a majority of Vision’s shareholders vote in favor of the Share exchange Agreement, the Share Exchange Agreement will become effective when a certificate of ownership is filed with the Secretary of State of the State of Delaware.

Q. WHAT WILL I RECEIVE IN THE SHARE EXCHANGE?

A.           The holders of Vision Common Stock will receive an equivalent number of shares of Skyview Common Stock.  This means that each share of Vision Common Stock will convert into one (1) share of Skyview Common Stock.  After the Share Exchange is completed, it is expected that Vision’s pre-share exchange stockholders will own approximately 25,148,263 shares of Skyview Common Stock, or approximately 91% of the outstanding shares of Skyview on an as converted basis, subject to adjustment under the terms of the Share Exchange Agreement.

Q. HAS SOMEONE DETERMINED THAT THE SHARE EXCHANGE IS ADVISABLE FOR THE VISION STOCKHOLDERS?

A.           Yes. The Vision Board of Directors has independently determined that the Share Exchange is advisable for its stockholders, respectively. The Vision Board of Directors approved the Share Exchange and the Share Exchange Agreement, and the Sole Director and Sole Shareholder of Skyview has approved the issuance of Skyview’s common stock in the Share Exchange, as well as the other actions contemplated in connection with the Share Exchange. The number of shares of Skyview Common Stock to be issued pursuant to the Share Exchange Agreement was determined by negotiation between Vision and Skyview.  This consideration does not necessarily bear any relationship to either companies’ asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of Vision. Furthermore, neither Vision nor Skyview has obtained an opinion from any third party that the share exchange is fair from a financial perspective.

 Q. DO I HAVE APPRAISAL OR DISSENTER’S RIGHTS?

A.           Yes. Under Delaware law, holders of Vision Common Stock who do not consent to the Share Exchange are entitled to appraisal rights in connection with the Share Exchange. You are urged to read the discussion of appraisal rights commencing on page ______ for a more complete discussion of appraisal rights. If you do not comply with the procedures governing appraisal rights set forth under Delaware law and explained elsewhere in this proxy statement/prospectus, you may not be entitled to payment for your shares.

Q. WHAT WILL HAPPEN IF THE SHARE EXCHANGE IS NOT COMPLETED?

A.           If the Share Exchange is not completed for any reason, Vision may be subject to a number of other risks. Vision will have no access to the public markets for its common stock and will have incurred the expenses associated with attempting to effectuate the Share Exchange and the transactions contemplated by the Share Exchange. The failure to consummate the Share Exchange would have an adverse impact on the financial condition of Vision and the value of its equity interests.

Q. WHO CAN ANSWER QUESTIONS REGARDING THE SHARE EXCHANGE?

A.    If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Share Exchange, amendments or the other matters discussed in this document, you should contact:

Vision Technologies, Inc.
700 SE 5th Street, Suite #2
Bentonville, AR 72712
Attn: Robert Lee Thompson

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this proxy statement/prospectus contains forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the reorganized company to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the reorganized company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the reorganized company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the reorganized company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SUMMARY

The following is a summary that highlights information contained in this proxy statement/prospectus. This summary may not contain all of the information that may be important to you. For a more complete description of the Share Exchange Agreement and the Share Exchange contemplated by the Share Exchange Agreement, we encourage you to read carefully this entire proxy statement/prospectus, including the attached appendices.

The Companies

Skyview Holdings Corp.
12913 42nd Terrace West
Cortez, FL 34215-2558
(941) 794-0394

Skyview Holdings Corp.’s Business

Our discussion of the proposed business under this caption and throughout this Form S-4 is purposefully general and is not meant to restrict our virtually unlimited discretion to search for and enter into potential business opportunities.

Based on proposed business activities, we are a "blank check" company. The U.S. Securities and Exchange Commission (the "SEC") defines such companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the "Securities Act"), we also qualify as a "shell company," because we have no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. No trading market currently exists for our securities, and Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, or to register any securities under the Securities Act or state blue sky laws or the regulations thereunder until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Skyview were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ our funds in its business.

Skyview has conducted no business operations to date and expect to conduct none in the future, other than our efforts to effectuate a business combination. Skyview, therefore, can be characterized as a "shell" corporation. As a "shell" corporation, Skyview faces risks inherent in the investigation, acquisition, or involvement in a new business opportunity. Further, as a "development stage" or "start-up" company, Skyview faces all of the unforeseen costs, expenses, problems, and difficulties related to such companies, including whether we will continue to be a going concern entity for the foreseeable future.

The analysis of new business opportunities has and will be undertaken by or under the supervision of Skyview’s sole officer and director. Skyview haves unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

(i) Potential for growth, indicated by new technology, anticipated market expansion or new products;

(ii) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(iii) Strength and diversity of management, either in place or scheduled for recruitment;

(iv) Capital requirements and anticipated availability of required funds, to be provided by us from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(v) The cost of participation by us as compared to the perceived tangible and intangible values and potentials;

(vi) The extent to which the business opportunity can be advanced;

(vii) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(viii) Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to Skyview’s limited capital available for investigation, Skyview may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

We cannot estimate the time that it will take to effectuate a business combination. It could be time consuming; possibly in excess of many months or years. Additionally, no assurance can be made that we will be able to effectuate a business combination on favorable terms, or, if such a business combination can be effected at all. We might identify and effectuate a business combination with a target business which proves to be unsuccessful for any number of reasons, many of which are due to the fact that the target business is not identified at this time. If this occurs, the Company and its shareholders might not realize any type of profit.

No assurances can be given that we will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Vision Technologies, Inc.
700 SE 5th Street, Suite #2
Bentonville, AR 72712
(479) 286-6366

Vision’s Business

Vision was incorporated on March 13, 1998, under the laws of the state of Delaware.  Vision’s executive offices are located at 700 SE 5th Street Suite #2, Bentonville, Arkansas, 72712.  Our fiscal year end is December 31.

Vision designs, manufactures and markets ruggedized camera systems for tactical use by military, paramilitary, law enforcement, public safety, and security personnel.  By definition, ruggedized  systems can withstand violent shock and vibration while operating in extremely harsh climatic conditions.  To be defined as a “ruggedized camera”, equipment must achieve military’s MIL-STD-901D Grade “A” Shock Certification.  To date, only Vision cameras have earned this certification.

Vision produces five basic ruggedized camera systems, each with multiple variants.  Commercially available “off-the-shelf” imaging products, such as camera engines and lenses, are purchased and installed within Vision’s ruggedized housing.  This offers customers virtually unlimited abilities to customize camera systems to fit specific missions.  Modular construction allows rapid removal and replacement, and on-the-fly adaptation to fast-changing mission requirements.  For example, Vision cameras can have multiple camera and lens combinations for a single pan and tilt or fixed platform.  Cameras have bolt-on capabilities for laser designators, range finders, and illuminators.  Vision cameras are essentially maintenance free for life.  Competing non-ruggedized cameras require ongoing and costly maintenance.

Typical customer applications include:

•
Military: Identify and defeat potential threats, enhance perimeter security in the battlespace, provide precise target location and designation, provide situational awareness, enhance border and maritime surveillance, and assist reconnaissance efforts.

•	Law-Enforcement: Conduct counter-terrorism, drug interdiction, border and perimeter security, patrol, surveillance, reconnaissance and pursuit missions.

•	Security: Enhance commercial and industrial perimeter security, high-value asset protection such as ports and nuclear facilities, safety, manpower reduction, equipment operations and surveillance.

The Share Exchange

Skyview and Vision have agreed to the acquisition of Vision by Skyview under the terms of the Share Exchange Agreement that is described in this proxy statement/prospectus.  In the Share Exchange, Skyview will issue and deliver Twenty Five Million One Hundred Forty Eight Thousand Two Hundred Sixty Three (25,148,263) shares of Skyview Common Stock, $0.00001 par value per share, to Vision shareholders in exchange for their Twenty Five Million One Hundred Forty Eight Thousand Two Hundred Sixty Three (25,148,263) shares of Vision common stock, $0.00001 par value per share, which shall be delivered to Skyview.  Tony N. Frudakis shall return Three Million (3,000,000) shares to Skyview’s treasury, and Skyview shall issue to Tony N. Frudakis and his assign Phillip Brooks a total of Two Million Five Hundred Fifty Thousand (2,550,000) shares of Skyview.   We have attached the Share Exchange Agreement to this proxy statement/prospectus as Appendix B. We encourage you to carefully read the Share Exchange Agreement in its entirety because it is the legal document that governs the Share Exchange.

Share Exchange Consideration

If the proposed Share Exchange is completed, the holders of Vision Common Stock are expected to receive one (1) share of Skyview Common Stock for each share of Vision Common Stock they own immediately prior to completion of the Share Exchange. For a full description of a comparison of the rights of the Skyview Common Stock to the rights of the Vision Common Stock, see “Comparison of Rights of Skyview Stockholders and Vision Stockholders” beginning on page ____. The share exchange is expected to qualify as a “reorganization” under the Internal Revenue Code. See “Risk Factors – Risks Related to the Share Exchange” beginning on page ____.

Ownership of Skyview after the Share Exchange

As a result of the share exchange, Vision common stockholders will become holders of Skyview common stock. Both corporations are Delaware corporations. The rights of Skyview stockholders are currently governed by the certificate of incorporation of Skyview, the amended and restated bylaws of Skyview, or the Skyview bylaws, and the laws of the State of Delaware. The rights of Vision stockholders are currently governed by the certificate of incorporation of Vision, as amended, the bylaws of Vision and the laws of the State of Delaware. At the effective time of the share exchange, holders of Vision common stock will become holders of Skyview common stock and, as such, the rights of such holders will be governed by Delaware law, the Skyview charter and the Skyview bylaws.  Please see the “Comparison of Rights of Skyview Stockholders and Vision Stockholders” on page ____.

Based on the number of shares of Skyview Common Stock and Vision Common Stock outstanding on September 9, 2011 and without giving effect to any further issuances of shares of stock by Skyview, holders of Vision common stock are expected to hold approximately 91% of the outstanding shares of Skyview Common Stock on an as converted basis immediately after the Share Exchange. In the event that the share exchange becomes effective, the capitalization of Skyview will consist of 100,000,000 common shares authorized, 2,500,000 preferred shares authorized 27,698,263 common shares issued, and 72,301,737 common shares authorized and unissued.

Skyview’s sole stockholder shall return all of his Three Million (3,000,000) shares to Skyview’s treasury, and Skyview shall issue Tony N. Frudakis and his assign Phillip Brooks a total of Two Million Five Hundred Fifty Thousand (2,550,000) shares of Skyview.

Opinion of Financial Advisor

Vision

The Vision Board of Directors did not engage a financial advisor to assist in the sale of Vision or to render a financial opinion as to the fairness, from a financial point of view, of the consideration to be paid to the Vision stockholders in the share exchange. The Vision Board of Directors determined that the factors which weighed in favor of the Share Exchange, as discussed below, were substantial in relation to the factors which weighed against the Share Exchange. The Vision Board of Directors also considered the cost of obtaining a fairness opinion as prohibitively expensive in light of Vision’s financial condition.

Share Ownership of Directors and Executive Officers

At the close of business on September  9, 2011, the Vision record date, directors and executive officers of Vision and their affiliates beneficially owned and were entitled to vote approximately 5,099,573 shares of Vision Common Stock, collectively representing approximately 20.28% of the shares of Vision Common Stock outstanding on that date.

Dissenters’ or Appraisal Rights

Holders of shares of Vision Common Stock who do not vote in favor of approval and adoption of the Share Exchange Agreement and approval of the Share Exchange and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Share Exchange under Section 262 of the Delaware General Corporation Law (“DGCL”).

Conditions to Completion of the Share Exchange

A number of conditions must be satisfied before the Share Exchange will be completed. These conditions are laid out on page _____ herein.

Skyview and Vision each  may waive the conditions to the performance of its respective obligations under the share exchange agreement and complete the share exchange even though one or more of these conditions has not been met.

Regulatory Matters

The share exchange is not subject to antitrust laws or any federal or state regulatory requirements.

Reasonable Best Efforts to Complete the Share Exchange

Each of Skyview and Vision has agreed to cooperate fully with the other party and use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law and regulations to complete the Share Exchange as promptly as practicable.

Material United States Federal Income Tax Consequences of the Share Exchange

Vision will merge with and into Skyview (the “Share Exchange”). Holders of shares of Vision will receive shares of Skyview in exchange for their shares of Vision in connection with the Share Exchange (the “Transaction”).  Management of Skyview expects the Share Exchange to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. If the Share Exchange qualifies as a “reorganization,” the exchange of shares of Skyview in exchange for shares of Vision will not result in the recognition of a gain or loss by Vision shareholders for federal income tax purposes. In addition, no gain or loss will be recognized for federal income tax purposes by Vision or Skyview stockholders as a result of the Transaction.

Tax matters are complicated, and the tax consequences of the Transaction to each Vision stockholder will depend on the facts of each shareholder’s situation. Vision shareholders are urged to read carefully the discussion in the section entitled “The Share Exchange—Material United States Federal Income Tax Consequences of the Transaction” and to consult their tax advisors for a full understanding of the tax consequences of their participation in the Transaction.

Accounting Treatment

The share exchange transaction will be accounted for as a reverse acquisition and recapitalization.  Skyview is the issuer.  For accounting purposes, Vision will be considered the acquirer.  Accordingly, the historical financial statements prior to the share exchange will become those of Vision retroactively restated for the equivalent number of shares received in the share exchange.  Earnings per share for the periods prior to the share exchange will be restated to reflect the equivalent number of shares outstanding.

Risk Factors

In evaluating the Share Exchange Agreement and the Share Exchange, in the case of Vision stockholders, or the issuance of shares of Skyview Common Stock in the Share Exchange, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page ____.

Summary Selected Historical Financial Data

Skyview and Vision are providing the following information to aid you in your analysis of the financial aspects of the Share Exchange.

Summary Financial Data of Skyview

The following statement of operations and balance sheet summary of Skyview should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and in the information set forth in the section titled “Skyview Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	For the Period from January 11, 2007 (Inception) to June 30, 2011 (unaudited)	For the Period from January 11, 2007 (Inception) to December 31, 2010
STATEMENT OF OPERATIONS
Revenues	$0	$0
Total Operating Expenses	$109,752	$25,512

Other Income	$0	$0
Net Loss	$(89,252)	$(20,500)

	As of June 30, 2011 (unaudited)	As of December 31, 2010
BALANCE SHEET DATA
Cash	$0	$0
Total Assets	$0	$0
Total Liabilities	$89,252	$0
Stockholders’ (Deficiency)	$(89,252)	$0

Summary Financial Data of Vision

The following statement of operations and balance sheet summary of Vision should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and in the information set forth in the section titled “Vision Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	For the Six Months to June 30, 2011 (unaudited)	For the Year Ended December 31, 2010 (Audited)

STATEMENT OF OPERATIONS
Revenues	$2,392,334	$576,940
Total Operating Expenses	$1,486,025	$1,428,053

Other Income (expense)	$0	$0

Net Income (Loss)	$(92,155)	$(1,126,724)

	As of June 30, 2011 (unaudited)	As of December 31, 2010 (audited)

BALANCE SHEET DATA
Cash	$0	$12,056
Total Assets	$412,193	$796,742
Total Liabilities	$6,774,051	7,815,039
Stockholders’ (Deficiency)	$(6,386,331)	$(7,508,274)

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information in this proxy statement/prospectus before purchasing any of Skyview’s securities.

RISKS RELATED TO THE SHARE EXCHANGE

IF THE PROPOSED SHARE EXCHANGE WITH VISION IS CONSUMMATED, SKYVIEW WILL FACE THE RISKS ASSOCIATED WITH VISION’S BUSINESS.

Skyview is targeting a closing of the Share Exchange during the fourth quarter of 2011. If the proposed Share Exchange is consummated, Skyview may be subject to a number of material risks associated with Vision’s business, including the following:

●
Vision’s business is capital intensive and, after the Share Exchange, Skyview may not be able to raise sufficient funds to sustain Vision’s operating expenses which depend on the receipt of infrequent payments by its customers.

●	Vision’s business is subject to uncertainties, military budget cuts may reduce the market for Vision’s products.

VISION DID NOT OBTAIN AN INVESTMENT BANKER’S OPINION PRIOR TO ENTERING INTO THE SHARE EXCHANGE AGREEMENT.

Vision did not obtain a fairness opinion with respect to the share exchange transaction. If the Vision Board of Directors erred in concluding that the Share Exchange and the Share Exchange Agreement is in the best interest of the Vision stockholders, then the Vision stockholders will suffer adverse consequences associated with the consummation of the transaction. In the event of litigation over Vision’s Board of Directors’ exercise of its fiduciary duties, Vision may be required to indemnify its directors. At a minimum, any litigation would divert management’s time and attention from completing the transactions described herein, and would likely also involve the expenditure of substantial amounts for legal fees.

IF ANY OF THE EVENTS DESCRIBED IN “RISKS RELATED TO SKYVIEW” OR “RISKS RELATED TO VISION” OCCUR, THOSE EVENTS COULD CAUSE THE POTENTIAL BENEFITS OF THE SHARE EXCHANGE NOT TO BE REALIZED.

Following the effective time of the Share Exchange, the combined company will be susceptible to many of the risks described in the sections herein entitled “Risks Related to Skyview,” and “Risks Related to Vision.” To the extent any of the events in the risks described in those sections occur, those events could cause the potential benefits of the Share Exchange not to be realized and the market price of the combined company’s common stock to suffer.

RISKS RELATED TO SKYVIEW HOLDINGS CORP.

THERE IS UNCERTAINTY AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for the years ended December 31, 2010 and 2009, as well as the report of our independent registered public accounting firm on our financial statements, call into question our ability to operate as a going concern. This conclusion is based on our net operating loss for the period and a shareholders' deficiency. Although we expect that we will be able to meet our expenses going forward based on loans and/or equity investments from stockholders or other investors, our ability to continue as a going concern will be dependent on our ability to obtain such financing on acceptable terms. Our sole officer and director has agreed to provide funding to the Company to pay its annual audit fees and filing costs as long as the Board of Directors deems it necessary. However, there can be no assurance that such financial support shall be ongoing or available on terms or conditions acceptable to the Company.

RISKS RELATED TO SKYVIEW HOLDINGS CORP.’S COMMON STOCK

ANY ADDITIONAL FUNDING SKYVIEW ARRANGES THROUGH THE SALE OF ITS COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SECURITY HOLDERS.

Skyview may have to raise additional capital in order for its business plan to succeed. Its most likely source of additional capital will be through the sale of additional shares of common stock. Such issuances will cause security holders’ interests in Skyview to be diluted, which may negatively affect the value of their shares.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR SKYVIEW’S COMMON STOCK, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT SKYVIEW’S COMMON STOCK WILL BE QUOTED FOR TRADING. FURTHER, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Skyview’s common stock is not listed or quoted on any market at the present time. Even if Skyview is successful in developing a public market, there may not be enough liquidity in such market to enable security holders to sell their stock.  If a public market for Skyview’s common stock does not develop, investors may not be able to re-sell the shares of its common stock, rendering their shares effectively worthless and resulting in a complete loss of their investment. Skyview cannot predict the extent to which investor interest in Skyview will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

ANY TRADING MARKET THAT MAY DEVELOP MAY BE RESTRICTED BY VIRTUE OF STATE SECURITIES “BLUE SKY” LAWS WHICH PROHIBIT TRADING ABSENT COMPLIANCE WITH INDIVIDUAL STATE LAWS. THESE RESTRICTIONS MAY MAKE IT DIFFICULT OR IMPOSSIBLE FOR SKYVIEW SECURITY HOLDERS TO SELL SHARES OF ITS COMMON STOCK IN THOSE STATES.

There is a limited public market for Skyview’s common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of Skyview’s common stock may also be restricted under the securities regulations and laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, Skyview’s common stock may not be traded in such jurisdictions.

BECAUSE SKYVIEW IS SUBJECT TO THE “PENNY STOCK” RULES, THE LEVEL OF TRADING ACTIVITY IN ITS COMMON STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in Skyview’s common stock may find it difficult to sell their shares.

IN THE EVENT THAT A PUBLIC MARKET DEVELOPS, THE PRICE OF SKYVIEW’S COMMON STOCK WILL BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Until an orderly market develops in Skyview’s common stock, if ever, the price at which its common stock trades is likely to fluctuate significantly. Prices for Skyview’s common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of its common stock, developments affecting its business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Skyview and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of Skyview common stock.

In addition, Skyview common stock may not be followed by any market analysts, and there may be few, if any, institutions acting as market makers for its common stock. Either of these factors could (i) adversely affect the trading price of Skyview’s common stock and (ii) severely limit the liquidity of Skyview’s common stock.

SKYVIEW DOES NOT EXPECT TO PAY DIVIDENDS TO HOLDERS OF ITS COMMON STOCK IN THE FORESEEABLE FUTURE. AS A RESULT, HOLDERS OF ITS COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

Skyview has not declared any dividends since its inception, and it does not plan to declare any dividends in the foreseeable future. Accordingly, holders of Skyview common stock will have to rely on capital appreciation, if any, to earn a return on their investment in Skyview common stock.

AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES AN EXTREMELY HIGH DEGREE OF RISK.  OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE NO OPERATING HISTORY.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination.  We have had no recent operating history nor any revenues or earnings from operations since inception.  We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination.  This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity.  We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE BUSINESS COMBINATION.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm and numerous other factors beyond our control.

OUR MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

While seeking a business combination, our management anticipates devoting no more than a few hours per week in total to the Company's affairs. Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A SHARE EXCHANGE OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

Target companies without previously prepared and/or audited financial statements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the company involved. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain within a certain time frame the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act remain applicable.

THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.

There is no public trading market for our common stock and none is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business and such business files a registration statement under the Securities Act or a period of twelve months elapses from the date our disclosure is made of the combination transaction. Outstanding shares of our common stock currently cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act ("Rule 144"), in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the "Wulff Letter"). The Wulff Letter provides that certain private transfers of the shares of common stock also may be prohibited without registration under federal securities laws. The SEC changed certain aspects of the Wulff Letter and such changes apply retroactively to our stockholders. Since February 15, 2008, all holders of shares of common stock of a "shell company" have been permitted to sell their shares of common stock under Rule 144, subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse share exchange or reverse takeover transaction after which the company would cease to be a "shell company" (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

WE CANNOT ASSURE YOU THAT OUR COMMON STOCK WILL EVER BE LISTED ON NASDAQ OR ONE OF THE NATIONAL SECURITIES EXCHANGES.

After the consummation of the business combination contemplated herein, we may seek the listing of our common stock on NASDAQ or another stock exchange or quotation service, either immediately or after some period of time. There can be no assurance, however, that we will be able to meet the initial listing standards of either a stock exchange or quotation service at such time, or that we will be able to maintain a listing of our common stock on either a stock exchange or quotation service. After completing a business combination, until our common stock is listed on the NASDAQ or one of the national stock exchanges, for which there can be no assurance, we expect that our common stock would be eligible to trade on the OTC Bulletin Board (the "OTCBB"). The OTCBB, however, is not an exchange and, because obtaining accurate quotations as to the market value of a given security on the OTCBB is not always possible, and because trading of securities on the OTCBB is often more sporadic than the trading of securities listed on a national exchange or on NASDAQ, sellers of securities traded on the OTCBB are likely to have more difficulty disposing of their securities than sellers of securities that are listed on a national exchange or on NASDAQ.

WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS, OUR COMMON STOCK WILL NOT BE SUBJECT TO THE "PENNY STOCK" REGULATIONS, WHICH WOULD LIKELY MAKE IT MORE DIFFICULT TO SELL.

To the extent that our common stock becomes listed for trading on a quotation service after the consummation of the business combination contemplated herein, our common stock may constitute a "penny stock," which generally is a stock trading under $5.00 and that is not registered on national securities exchanges or quoted on one of the higher NASDAQ tiers. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. This regulation generally has the result of reducing trading in such stocks, restricting the pool of potential investors for such stocks, and making it more difficult for investors to sell their shares. In addition, the "penny stock" rules adopted by the Securities and Exchange Commission subject the sale of the shares of the Common stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. To the extent that our common stock becomes subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares.

OUR BOARD OF DIRECTORS HAS BROAD AUTHORIZATION TO ISSUE PREFERRED STOCK.

Our Certificate of Incorporation authorizes the issuance of up to 2,500,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our common stock. Under certain circumstances, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention of issuing any shares of preferred stock, there can be no assurance that we will not do so in the future.

THIS PROSPECTUS/PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO US, OUR INDUSTRY AND TO OTHER BUSINESSES.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus/proxy statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus/proxy statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus/proxy statement or to reflect the occurrence of unanticipated events.

Except as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of filing of this prospectus/proxy statement or for any other reason.

RISKS RELATED TO VISION TECHNOLOGIES, INC.

VISION’S PROJECTED REVENUE IN 2011 HAS NOT MATERIALIZED AND WE ARE NOW PROJECTING THE RECEIPT OF SUCH INCOME IN 2012.  OUR SURVIVAL DEPENDS ON RECEIPT OF SUCH REVENUE.

Vision’s revenue and our survival as a company is entirely dependent on the discretion of the United States Government to make payments for orders.  We have been assured verbally from time to time that payments in the magnitude of $20 million are coming, but these payments have not materialized/  While we expect that the government will move forward with payment on orders placed, we have no control over whether the payments will materialize. Thus, our projection that such payments will occur next in the government’s 2012 fiscal year is based upon the same verbal assurances we have received in the past and may not be reasonably relied upon at this juncture.

VISION IS DEPENDENT ON ITS RELATIONSHIP WITH A COMPANY AFFILIATED WITH OUR PRESIDENT AND PRESENTLY IS IN DEFAULT OF THAT RELATIONSHIP

Vision does not have any proprietary technology.  All of the items we manufacture are based upon technology licensing agreements we have with Pinotage, LLC, a company owned by our president Robert Thompson, Sr. We are presently in default of a royalty agreement with Pinotage, LLC, which gives Pinotage, LLC the right to revoke our technology licensing rights, a potentially fatal condition.  In the past, we have restructured our licensing agreement to make royalty payment conditions less burdensome, but there is no requirement that Pinotage, LLC continue to negotiate with us.  Thus, our ability to continue in business depends entirely on the discretion of our president, Robert Thompson, Sr.

WE HAVE EXPERIENCED HISTORICAL LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT. IF WE ARE UNABLE TO REVERSE THIS TREND, WE WILL LIKELY BE FORCED TO CEASE OPERATIONS.

We have incurred a net loss of  $2,756,565 for the period ending December 31, 2010.  This is particularly significant because for the period ending December 3, 2009 the Company’s net income was  $455,447.  In addition, at December 31, 2010 Vision had a retained earnings deficit of $27,388,645. Our operating results for future periods will include significant expenses, including new product development expenses, potential marketing costs, professional fees and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future, or at all.

WE HAVE A WORKING CAPITAL DEFICIT AND SIGNIFICANT CAPITAL REQUIREMENTS. SINCE WE WILL CONTINUE TO INCUR LOSSES UNTIL WE ARE ABLE TO GENERATE SUFFICIENT REVENUES TO OFFSET OUR EXPENSES, INVESTORS MAY BE UNABLE TO SELL OUR SHARES AT A PROFIT OR AT ALL.

The Company has a net loss of $ $2,756,565 for the fiscal year ended December 31, 2010 and net cash used in operations of  $1,172,613 for the fiscal year ended December 31, 2010. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2011, additional capital investment will be necessary to develop and sustain the Company's operations.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR CONTINUED EXISTENCE AS A GOING CONCERN.

We have incurred substantial operating and net losses, as well as negative operating cash flow and do not have financing commitments in place to meet expected cash requirements for the next twelve months.

At December 31, 2010, the Company has a working capital deficit of $8,301,106, and has cash used in operations of $1,172,613 in 2010 and has a net loss of  $2,756,565  in 2010.  The Company has incurred losses from operations and has never operated a successful manufacturing levels over an extended period.  Further, the Company has limited additional financial resources available to support its operations and in the past years has, in large part, been supported by certain major stockholders.  The ability of the Company to continue as a going concern is dependent upon ongoing support of its stockholders, investors, customers and creditors, and its ability to successfully produce and market its products at economically feasible levels.    The company will require additional financial resources in order to fund maturities of debt and other obligations as they become due.  As a result we rely on private financing to cover cash shortfalls.

As a result, we continue to have significant working capital and stockholders' deficits including a substantial accumulated deficit at December 31, 2010. In recognition of such, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the fiscal years ended December 31, 2010, and December 31, 2009 that expressed substantial doubt regarding our ability to continue as a going concern.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN OUR MARKET BECAUSE WE HAVE A SMALL MARKET SHARE AND COMPETE WITH LARGE NATIONAL AND INTERNATIONAL COMPANIES.

We compete with many companies that have greater brand name recognition and significantly greater financial, marketing, and managerial resources. The position of these competitors in the market may prevent us from capturing more market share. We intend to remain competitive by increasing our existing business through marketing efforts, partnering with our major competitors, selectively acquiring complementary technologies, increasing our efficiency, and reducing costs.

WE MUST SUCCESSFULLY INTRODUCE NEW OR ENHANCED PRODUCTS AND MANAGE THE COSTS ASSOCIATED WITH PRODUCING SEVERAL PRODUCT LINES TO BE SUCCESSFUL.

Our future success depends on our existing products’ demonstrated reliability and to develop new products using the latest technology that can satisfy customer needs.  For example, our short term success will depend on the continued acceptance of the Vision Technologies FX, BX, J2, J6 and J8 series camera systems. We have the capability to continue to  produce multiple product lines and must continue to mitigate the cost of production of multiple product lines to maintain or improve our gross profit margins. It is understood that the failure of our products to gain or maintain market acceptance or our failure to successfully manage our cost of production could adversely affect our financial condition.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT WOULD LEAD TO LOSS OF INVESTOR CONFIDENCE IN OUR REPORTED FINANCIAL INFORMATION.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

In order to achieve compliance with Section 404 of the Act within the prescribed period, we will need to engage in a process to document and evaluate our internal control over financial reporting, which will be both costly and challenging. In this regard, management will need to dedicate internal resources, engage outside consultants and adopt a detailed work plan.

During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

THERE IS NO ACTIVE TRADING MARKET FOR OUR SHARES, AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM PUBLICLY.

There is no active trading market for our shares and we do not know if an active trading market will develop.  An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations.  Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

•	Investors may have difficulty buying and selling our shares or obtaining market quotations;
•	Market visibility for our common stock may be limited; and
•	A lack of visibility for our common stock may depress the market price for our shares.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL, INCLUDING MR. ROBERT LEE THOMPSON, OUR CHIEF EXECUTIVE OFFICER, WHOSE KNOWLEDGE OF OUR BUSINESS WOULD BE DIFFICULT TO REPLACE IN THE EVENT WE LOSE HIS SERVICES.

Our operations are dependent on the efforts and relationships of Robert Lee Thompson and the senior management of our organization. We will likely be dependent on the senior management of our organization for the foreseeable future. If any of these individuals becomes unable to continue in their role, our business or prospects could be adversely affected. For example, the loss of Mr. Robert Lee Thompson could damage customer relations and could restrict our ability to raise additional working capital if and when needed. There can be no assurance that Mr. Robert Lee Thompson will continue in his present capacity for any particular period of time.

OUR COMMON STOCK IS CONSIDERED TO BE "PENNY STOCK."

Our common stock is considered to be a "penny stock" because it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK PRICE MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because there will initially be a limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The market price of our common stock may be higher or lower than the price you may pay for your Shares. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•	variations in our quarterly operating results;
•	loss of a key relationship or failure to complete significant transactions;
•	additions or departures of key personnel; and
•	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

SALES OF OUR COMMON STOCK RELYING UPON RULE 144 MAY DEPRESS PRICES IN THE MARKET FOR OUR COMMON STOCK BY A MATERIAL AMOUNT.

A majority of the currently outstanding shares of our Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is also available to our affiliate shareholders because the OTCBB is an “automated quotation system” and, accordingly, market based volume limitations are available for securities quoted only over the OTCBB.  However, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least six months and the other requirements of Rule 144 have been satisfied. Presently shares of restricted Common Stock held by non-affiliates of the Company may be sold, subject to compliance with Rule 144, six months after issuance. Sales under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

VISION HAS INCURRED SIGNIFICANT LOSSES SINCE ITS INCEPTION, EXPECTS TO INCUR LOSSES AT LEAST FOR THE FORESEEABLE FUTURE, AND MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

Since inception Vision has incurred significant operating losses. To date, Vision has financed its operations primarily through the sale of its common stock to private investors. Vision expects to incur operating losses at least for the foreseeable future. If Vision is unable to raise the funds necessary to pay certain expenses, , Vision may be unable to continue to proceed with entering the commercial camera market  and be forced to delay commercialization until such time as profits from military sales are sufficient to allow expansion into the commercial market, if ever.

To become and remain profitable, Vision must continue to succeed in expanding its current military customer base and successfully enter into the commercial ruggedized surveillance market.  This will require Vision to be successful in a range of challenging activities associated with the manufacturing, marketing and sales of our full line of Military Standard qualified ruggedized camera systems and expanding its testing and qualifications programs to include  industry specific testing standards required for certain commercial applications. Even if Vision does achieve profitability, it may not be able to sustain or increase profitability on a quarterly basis due to the uncertainty associated with the final release of the annual government Department of Defense budget. Obviously, a failure on Vision’s ability to achieve quarterly profitability could impair its ability to raise capital, expand its business, or sustain its operations.

VISION WILL NEED SUBSTANTIAL ADDITIONAL FUNDING AND MAY BE UNABLE TO RAISE CAPITAL WHEN NEEDED, WHICH WOULD FORCE IT TO DELAY, REDUCE OR ELIMINATE ITS PRODUCT DEVELOPMENT PROGRAMS OR COMMERCIALIZATION EFFORTS.

Vision is dependent on the receipt of purchase order payments, the timing of which is beyond Vision’s control.  Because such payments occur irregularly, on a day-to-day basis Vision experiences significant cash flow difficulties and relies on external capital resources for its operational needs.  To remain operational on a day-to-day basis, and depending on the timing and magnitude of the receipt of a purchase order payment, Vision will need substantial additional funding and may be unable to raise capital when needed.  Delays in receipt of purchase order payments would force Vision to delay, reduce or eliminate its product development programs or commercialization efforts.

IF VISION IS NOT ABLE TO OBTAIN AND ENFORCE PATENT PROTECTION FOR THE DISCOVERIES IT LICENSES FROM PINOTAGE, LLC, OUR ABILITY TO SUCCESSFULLY COMMERCIALIZE OUR PRODUCT MAY BE HARMED

Vision’s success depends, in part, on our ability to protect proprietary methods and technologies that we develop under the patent and other intellectual property laws of the United States and other countries, so that we can prevent others from using our inventions and proprietary information. The issuance of a patent does not guarantee that it is valid or enforceable, so even if we obtain patents, they may not be valid or enforceable against third parties. The issuance of a patent does not guarantee that we have the right to practice the patented invention. Third parties may have blocking patents that could be used to prevent us from marketing our own patented product or method and practicing our own patented technology.

Our issued patents and any future patents that we may own or license may not contain claims sufficiently broad to protect us against third parties with similar technologies or products, or provide us with any competitive advantage. Moreover, our patents and any patent for which we have licensed rights may be challenged, narrowed, invalidated or circumvented.

If the patents that we own or license are invalidated or otherwise limited, other companies may be better able to develop products and technologies that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition.

IF VISION IS UNABLE TO PROTECT THE CONFIDENTIALITY OF OUR PROPRIETARY INFORMATION AND KNOW-HOW, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS COULD BE ADVERSELY AFFECTED.

In addition to patented technology, we rely upon unpatented proprietary technology, processes and know-how, relating to the production of our systems. We seek to protect our unpatented proprietary information in part by confidentiality agreements with our employees, consultants and third parties. These agreements may be breached and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. If we are unable to protect the confidentiality of our proprietary information and know-how, competitors may be able to use this information to develop products that compete with our products, which could adversely impact our business.

WE FACE SUBSTANTIAL COMPETITION WHICH MAY RESULT IN OTHERS DISCOVERING, DEVELOPING OR COMMERCIALIZING PRODUCTS BEFORE OR MORE SUCCESSFULLY THAN WE DO.

The development and commercialization of new military technology is highly competitive. We face competition with respect to any products we may seek to develop or commercialize in the future. Potential competitors also include academic institutions, and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization. It is always possible that a competitor may develop products that are more capable  and cost effective.

FORWARD-LOOKING STATEMENTS

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.

Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this proxy statement/prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this proxy statement/prospectus will in fact occur. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated from these forward-looking statements, even if new information becomes available in the future.

PROPOSAL 1: THE SHARE EXCHANGE

This section of the proxy statement/prospectus describes the share exchange and related transactions. Although we believe that the description in this section covers the material terms of the share exchange and the transactions, this summary may not contain all of the information that is important to you. You must carefully read the entire proxy statement/prospectus and the other documents we refer to in this proxy statement/prospectus, including the Share Exchange Agreement, for a more complete understanding of the Share Exchange Agreement and the transactions contemplated thereby.

General

The Share Exchange Agreement provides that, at the Effective Date of the Share Exchange, Vision will become a wholly-owned subsidiary of Skyview.  Each share of Vision Common Stock issued and outstanding at the Effective Date will be converted into one (1) share of Skyview Common Stock.

The Certificate of Incorporation and By-laws of Skyview will be the governing corporate organic documents after the Effective Date.

Skyview’s sole officer and director will resign effective as of the Effective Date of the Share Exchange and be replaced by the Vision officers and directors.

Background of the Share Exchange

As part of their ongoing management of the business and affairs of their respective companies, the Sole Director of Skyview and the Vision Board of Directors periodically evaluated potential strategic alternatives and considered ways to enhance their respective company’s performance and prospects in light of current business and economic conditions. For each company, these reviews included consideration of potential strategic transactions with other companies and the potential benefits and risks of such transactions. However, none of these deliberations resulted in substantive discussions relating to the possible terms of any share exchange or similar transaction.

In particular, during 2009  and early 2010, Vision’s management and the Vision Board of Directors considered numerous alternatives in their efforts to raise growth capital. In connection with its goal of establishing a public trading market for shares of its common stock, Vision’s Management approved the Share Exchange Agreement on December 14, 2010 and the Board of Directors approved the Share Exchange Agreement on April 29, 2011.  The Sole Director of Skyview approved and executed the Share Exchange Agreement on December 14, 2010.

Vision’s Reasons for the Share Exchange and Recommendation

In reaching the decision to adopt the Share Exchange Agreement and recommend it for approval by shareholders,  the Vision Board of Directors consulted with Management. As discussed in greater detail below, these consultations included discussions regarding Skyview’s strategic business plan, the costs and risks of executing Vision’s business plan as a public company, Vision’s cash position and prospects for raising more cash, its past and current business operations, and its future prospects, the strategic rationale for the potential transaction with Skyview and the terms and conditions of the Share Exchange Agreement.

The Vision Board of Directors determined that the Share Exchange is advisable and in the best interest of the Vision stockholders. In reaching its decision to approve the Share Exchange Agreement, the Vision Board of Directors reviewed Skyview’s status as a public reporting company, its SEC filings, and performed a due diligence investigation. The Vision Board of Directors identified and considered several factors in its assessment, which, when taken as a whole, supported the decision to approve the Share Exchange and Share Exchange Agreement.

These factors and potential benefits of the Share Exchange considered by the Vision Board of Directors included the following:
●	the ability of the combined company to potentially secure investor capital and financing for development of Vision product portfolio;
●	leveraging Skyview’s existing general and administrative infrastructure as a public company to further reduce Vision overhead associated with becoming a public company; and
●	The possible liquidity opportunities for Vision’s stockholders subsequent to the Share Exchange as a result of the exchange of their Vision shares for shares of Skyview.

The Sole Director of Skyview considered the following additional factor:

●	The need to locate an operating company with significant operations and revenues and significant opportunity for capital appreciation of investment capital.

The negative factors considered by Vision’s management and the Vision Board of Directors in considering the Share Exchange were principally the dilution to Vision Shareholders as a result of the Share Exchange and the risk that, following the Share Exchange, Vision would be unable to raise the capital needed to proceed with development of its pipeline. In the view of Vision’s management and the Vision Board of Directors, these factors were outweighed by the potential benefits of the Share Exchange.

Taking into account all of the material facts, matters and information, including those described above, the Vision Board of Directors and the Sole Director of Skyview believe that the Share Exchange Agreement is advisable and fair to and in the best interests of each of Vision and Skyview and each company’s respective equity holders.

Board of Directors and Officers Post-Share Exchange and Equity Interests

The directors of Skyview immediately following consummation of the Share Exchange will be Robert Thompson, Sr., Harold C. Haynes, James B. Tracey, and Harvey Weiss.  Robert Thompson, Sr., and Robert Thompson, Jr., will be officers of Skyview.  There are no (i) employment; (ii) compensation: or (iii) affiliated agreements in place with the future officers or directors of Skyview at this time or at such time as the Share Exchange is deemed to be effective.

No Independent Financial Advisor

Neither Vision nor Skyview has engaged an independent financial advisor to consult with, or render an opinion on, the relative advantages and disadvantages of the transactions.

Vote Required

The U.S. Securities and Exchange Commission will require the delivery of a proxy statement to all shareholders prior to the taking of a vote for any matter in which shareholder approval is required as a matter of state law.  Delaware law  requires the approval of a business consolidation by a majority of shareholders.

Completion and Effectiveness of the Share Exchange

The Share Exchange will be completed when all of the conditions to completion of the Share Exchange are satisfied or waived.  The Share Exchange will become effective upon the filing of a certificate of share exchange with the Secretary of State of the State of Delaware.

Appraisal Rights

Under Delaware law, Vision stockholders who have not consented to the Share Exchange are entitled, after complying with certain requirements of Delaware law, to dissent from the approval of the authority with respect to the Share Exchange, pursuant to Section 262 of the DGCL (“Dissenters’ Law”) and to be paid the “fair value” of their shares of the Vision Common Stock in cash by complying with the procedures set forth in the Dissenters’ Law. Set forth below is a summary of the procedures relating to the exercise of appraisal rights by Vision stockholders. This summary does not purport to be a complete statement of the provisions of the Dissenters’ Law and is qualified in its entirety by reference to such provisions.

Under Delaware law, holders of Vision Common Stock who do not wish to accept the share exchange consideration have the right to dissent from the share exchange and to receive payment in cash for the fair value of their shares of Vision Common Stock together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery. These rights are known as appraisal rights. Vision stockholders may only exercise these appraisal rights by strictly complying with the provisions of Section 262 of the DGCL, which is referred to in this prospectus as Section 262.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the share exchange and perfect its appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262. Failure to precisely follow any of the statutory procedures set forth in Section 262 may result in a termination or waiver of your appraisal rights. This summary does not constitute legal or other advice, nor does it constitute a recommendation that holders of Vision Common Stock exercise their appraisal rights.

Under Section 262, where a share exchange is adopted by stockholders by written consent in lieu of a meeting of stockholders, either the constituent corporation before the effective date of the share exchange or the surviving or resulting corporation, within 10 days after the effective date of the share exchange, must notify each stockholder of the constituent corporation entitled to appraisal rights of the approval of the share exchange and that appraisal rights are available. This prospectus constitutes the notice to Vision’s stockholders of the availability of appraisal rights in connection with the share exchange in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text on appraisal rights in this prospectus because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

Holders of shares of Vision Common Stock who have not consented to the Share Exchange and who desire to exercise their appraisal rights must deliver a written demand for appraisal to Vision within 20 days after the mailing of this prospectus. A demand for appraisal must reasonably inform Vision of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of the shares of Vision Common Stock held by such stockholder. All demands for appraisal should be addressed toand should be executed by, or on behalf of, the record holder of shares of Vision Common Stock. ALL DEMANDS MUST BE RECEIVED BY VISION WITHIN TWENTY DAYS AFTER THE DATE THIS PROSPECTUS WAS MAILED TO VISION STOCKHOLDERS, AS SET FORTH ON THE COVER PAGE OF THIS PROSPECTUS.

If you fail to deliver a written demand for appraisal within the time period specified above and the share exchange is completed, you will be entitled to receive the share exchange consideration for your shares of Vision Common Stock as provided for in the share exchange agreement, but you will have no appraisal rights with respect to your shares of Vision Common Stock.

To be effective, a demand for appraisal by a holder of shares of Vision Common Stock must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Vision. The beneficial owner must, in these cases, have the registered owner, such as a broker, bank or other custodian, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a custodian for others, may exercise the record owner’s right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective date of the share exchange.

Within ten days after the effective date of the share exchange, Vision will give written notice that the share exchange has become effective to each stockholder who is entitled to appraisal rights and has properly filed a written demand for appraisal in accordance with Section 262. At any time within sixty days after the effective date of the share exchange, any stockholder who has demanded an appraisal has the right to withdraw the demand and accept the terms of the share exchange by delivering a written withdrawal of the stockholder’s demands for appraisal. If, following a demand for appraisal, you have withdrawn your demand for appraisal in accordance with Section 262, you will have the right to receive the share exchange consideration for your shares of Vision Common Stock.

Within 120 days after the effective date of the share exchange, any stockholder who has delivered a demand for appraisal in accordance with Section 262 will, upon written request to Vision, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the share exchange agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of these shares. This written statement will be mailed to the requesting stockholder within ten days after the stockholder’s written request is received by Internet America or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective date of the share exchange, either Vision or any stockholder who has delivered a demand for appraisal in accordance with Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of the petition must be made upon Vision. Vision has no obligation to file a petition in the Delaware Court of Chancery in the event there are dissenting stockholders, and Vision has no present intent to file a petition in the Delaware Court of Chancery. Accordingly, the failure of a stockholder to file a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Vision, Vision will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by Vision. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares, the Delaware Court of Chancery will appraise the “fair value” of the shares owned by those stockholders. This value will be exclusive of any element of value arising from the accomplishment or expectation of the share exchange, but will include a fair rate of interest, if any, upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of the value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by the holders of the certificates representing those shares.

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the share exchange agreement.

Costs of the appraisal proceeding may be imposed upon Vision and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses. Any stockholder who had demanded appraisal rights will not, after the effective date of the share exchange, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date of the share exchange, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the share exchange within 60 days after the effective date of the share exchange, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the share exchange consideration for shares of his or her Vision Common Stock pursuant to the share exchange agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the share exchange may only be made with the written approval of Vision. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the court.

Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of appraisal rights. In view of the complexity of Section 262, stockholders who may wish to dissent from the share exchange and pursue appraisal rights should consult their legal advisors.

Vision is sending a notice of appraisal rights to Vision stockholders with this proxy statement/prospectus. Dissenting stockholders must, by no later than 20 days following Vision’s mailing of the notice of appraisal rights demand in writing from Vision or Skyview the appraisal of such holders’ shares.

THE SHARE EXCHANGE AGREEMENT

This section summarizes the material provisions of the Share Exchange Agreement. The following is not a complete statement of all the provisions of the Share Exchange Agreement. Detailed terms and conditions are contained in the Share Exchange Agreement, a copy of which is attached to this proxy statement/prospectus as Appendix B and is incorporated into this proxy statement/prospectus by reference. For a complete presentation of this information, please read the full text of the Share Exchange Agreement.

Structure of the Share Exchange and Conversion of Vision Common Stock

General

Pursuant to the Share Exchange Agreement, Skyview will become the parent of Vision, with Vision being the wholly-owned subsidiary of Skyview.  The Share Exchange will become effective as of the date and at such time as the Certificate of Ownership is filed with the Secretary of State of the State of Delaware (the “Effective Date”).  In accordance with the terms of the Share Exchange Agreement, at the Effective Date, each share of Vision Common Stock will be converted into the right to receive one (1) share of Skyview Common Stock, par value $0.0001 per share. After the Share Exchange is completed, it is expected that Vision pre-share exchange stockholders will own approximately 25,148,263 shares of Skyview Common Stock or approximately 91% of the outstanding shares of the combined company, subject to adjustment under the terms of the Share Exchange Agreement.  At the Effective Date, shares of Vision Common Stock will no longer be outstanding and shall automatically be cancelled and retired and cease to exist, and each holder of Vision Common Stock shall cease to have any rights with respect to the shares of Vision Common Stock, except the right to receive the share exchange consideration (as described above).

Exchange of Vision Common Stock for certificates representing shares of Skyview Common Stock

When the Share Exchange is completed, shares of Vision Common Stock will be canceled and the former holders of Vision Common Stock will receive certificates representing shares of Skyview Common Stock which constitute the number of full shares of Skyview Common Stock to which they are entitled under the Share Exchange Agreement. In the event that the share exchange becomes effective, the capitalization of Skyview will consist of 100,000,000 common shares authorized, 2,500,000 preferred shares none of which are issued or outstanding, 27,698,263 common shares issued and outstanding.

Restrictions on Sales of Shares Held by holders of Skyview Common Stock

Shares of Skyview Common Stock to be issued to holders of Vision Common Stock in the share exchange are required to be registered by Skyview in a registration statement on form S-4 prior to the Effective Date.  Any material “blue sky” and other state securities laws applicable to the registration and qualification of Skyview Common Stock issuable or required to be reserved for issuance pursuant to the Share Exchange Agreement are also required to be complied with.

Conditions to the Share Exchange

Conditions to Skyview’s and Vision’s Obligations

The obligations of Vision and Skyview to consummate the Share Exchange shall be subject to the conditions that on or before the Effective Date:

•
Notice of Meeting to Shareholders of Vision. The shareholders of Skyview shall have been notified of the meeting to vote on the Share Exchange Agreement in accordance with Delaware Law of the Agreement.

•
Absence Of Legal Proceedings.  No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Share Exchange, or which would reasonably be expected to restrict materially the operation of the business of Vision or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

Conditions to Skyview’s Obligations

The obligations of Skyview hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Skyview in writing unless not so permitted by law:

•
Representations and Warranties; Performance of Obligations. All representations and warranties of Vision contained in the Share Exchange Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date.  All covenants and obligations to be performed or met by Vision on or prior to the Effective Date shall have been so performed or met.  On the date of the Effective Date, the chief executive officer of Vision shall deliver to Skyview a certificate to that effect.  The delivery of such certificates shall in no way diminish the warranties, representations, covenants, and obligations of Vision made in this Share Exchange Agreement.

•	No Adverse Developments.

o
(a) During the period from November 24, 2010, to the Effective Date, (i) there shall not have been any material adverse effect as defined in section 12.5(c) (a "Material Adverse Effect") with respect to Vision.

o
(b) As of the Effective Date, there shall be no liabilities of Vision, other than liabilities incurred in the ordinary course of business, which are material to Vision on a consolidated basis which were not reflected in the Vision Financial Statements, and there shall be no material deterioration in the quality or market value of the real property, investments and other assets included in such financial statements of Vision.

o
(c) Skyview shall have received a certificate dated the Effective Date, signed by the president of Vision, certifying to the matters set forth in paragraphs (a) and (b) of this section 4.2.  The delivery of such officers' certificate shall in no way diminish the warranties and representations of Vision made in this Agreement.

Conditions to Vision’s Obligations

The obligations of Vision hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Skyview in writing unless not so permitted by law:

•
Representations and Warranties; Performance of Obligations. All representations and warranties of Skyview contained in the Share Exchange Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date.  All covenants and obligations to be performed or met by Skyview on or prior to the Effective Date shall have been so performed or met.  On the date of the Effective Date, either the president or an executive vice president of Skyview shall deliver to Vision a certificate to that effect.  The delivery of such officer's certificate shall in no way diminish the warranties, representations, covenants, and obligations of Vision made in this Agreement.

•
No Adverse Developments.  During the period from November 24, 2010, to the Effective Date, there shall not have been any Material Adverse Effect with respect to Skyview, and Vision shall have received a certificate dated the date of the Effective Date signed by either the president or an executive vice president of Skyview to the foregoing effect.  The delivery of such officer's certificate shall in no way diminish the warranties and representations of Skyview made in this Agreement.

Representations and Warranties

The Share Exchange Agreement contains customary representations and warranties of the parties. These include the following representations and warranties of Skyview and Vision: organization, powers, and qualification; execution and performance of agreement; binding obligations, due authorization; capital structure; articles of incorporation, bylaws, and minute books; books and records; absence of default; absence of violations (1); subsidiaries (1); contracts, commitments, etc. (1); material contract defaults (1); financial statements (2); absence of certain developments (2); and disclosure (2).

(1) Representations and Warranties of Skyview.
(2) Representations and Warranties of Vision.

The representations, warranties and covenants made by Skyview and Vision in the Share Exchange Agreement are qualified by information contained in disclosure schedules delivered to one another in connection with the execution of the Share Exchange Agreement.

Material United States Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences of the Transaction. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

Neither Vision nor Skyview (together, the “Companies”) has sought and they will not seek any rulings from the IRS with respect to the United States federal income tax consequences discussed below. The discussion below does not in any way bind the IRS or the courts or in any way constitute an assurance that the United States federal income tax consequences discussed below will be accepted by the IRS or the courts.

This discussion is limited to U.S. stock holders of Skyview and Vision that hold their stock of common stock as capital assets (“Common Stockholders”). It does not address aspects of United States federal income taxation that may be relevant to Common Stock Holders who are subject to special treatment under United States federal income tax laws, such as dealers in securities, financial institutions, insurance companies, tax-exempt entities, Common Stockholders holding their stock as part of a hedge, straddle or other risk reduction transaction, and persons that are subject to loss disallowance rules with respect to their shares of common stock.

In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations or the alternative minimum tax. The Companies provide no assurance with respect to any individual holder’s tax status or taxable position with respect to the Transaction, the Share Exchange Agreement or the transactions contemplated thereby and holders are encouraged to seek independent advice from their tax advisors.

HOLDERS OF VISION COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SHARE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

The following notice is based on United States Treasury Regulations governing practice before the IRS: (1) any United States federal tax advice contained in this proxy statement/prospectus is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer, (2) any such advice is written to support the promotion or marketing of the transactions described in this memorandum, and (3) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Because Skyview anticipates that it will own 100% of Vision‘s outstanding common stock if the Share Exchange is approved, Skyview would then become a parent company of Vision and Vision would be a wholly-owned subsidiary of Skyview (the “Share Exchange”).  Holders of shares of Vision will receive shares of Skyview in exchange for their shares of Vision in connection with the Share Exchange (the “Transaction”).  Management of Skyview expects the Share Exchange to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.  If the Share Exchange qualifies as a “reorganization,” the exchange of share of Skyview in exchange for shares of Vision will not result in the recognition of a gain or loss by Vision shareholders for federal income tax purposes.  In addition, no gain or loss will be recognized for federal income tax purposes by Vision, Skyview, or Skyview stockholders as a result of the Transaction. This tax treatment is assumed, cannot be and is not guaranteed, and should be cause the investor to seek professional tax counseling, because neither Vision nor Skyview have sought an opinion of tax counsel that the Share Exchange will qualify for federal income tax purposes as a “reorganization”‘, within the meaning of Section 368(a) of the Code.

Tax matters are complicated, and the tax consequences of the Transaction to each Vision stockholder will depend on the facts of each shareholder’s situation.  Vision shareholders are urged to read carefully the discussion in the section entitled “The Share exchange – Material United States Federal Income Tax Consequences of the Transaction” and to consult their tax advisors for a full understanding of the tax consequences for their participation in the Transaction.

COMPARISON OF RIGHTS OF SKYVIEW STOCKHOLDERS AND VISION STOCKHOLDERS

As a result of the share exchange, Vision common stockholders will become holders of Skyview common stock. Skyview is a Delaware corporation and Vision is a Delaware corporation. The rights of Skyview stockholders are currently governed by the certificate of incorporation of Skyview, the amended and restated bylaws of Skyview, and the laws of the State of Delaware. The rights of Vision stockholders are currently governed by the certificate of incorporation of Vision, as amended, the bylaws of Vision, and the laws of the State of Delaware. At the effective time of the share exchange, holders of Vision common stock will become holders of Skyview common stock and, as such, the rights of such holders will be governed by Delaware law, the Skyview certificate of incorporation and the Skyview bylaws.

The following is a summary comparison of the material similarities and differences between the rights of holders of Skyview common stock and holders of Vision common stock. These differences arise from differences between provisions of the Skyview charter and the Vision articles, Skyview’s bylaws and Vision’s bylaws and the Delaware General Corporation Law, referred to as the DGCL. The following discussion is only a summary of the material differences and does not purport to be a complete description of all the differences. This summary is qualified in its entirety by reference to the full text of the Skyview charter, the Vision articles, the Skyview bylaws, the Vision bylaws, and the DGCL. Please consult the DGCL, and the respective governing documents of Skyview and Vision, each as amended, restated, supplemented or otherwise amended from time to time, for a more complete understanding of the differences in the rights between the holders of Skyview common stock and holders of Vision common stock.

Authorized Capital

Skyview. Skyview is authorized to issue 100,000,000 shares of common stock, par value of $0.0001 per share, and 2,500,000 shares of blank check preferred stock, par value of $0.0001 per share. As of September 3, 2011, there were 3,000,000 shares of common stock outstanding and 0 shares of preferred stock outstanding.

Vision. Vision is authorized to issue 45,000,000 shares of common stock, par value $0.00001 per share, and As of September 15, 2011 there were 25,148,263 shares of common stock outstanding and no shares of preferred stock outstanding.

Stockholder Actions

The DGCL provides that the board of directors or such person or persons authorized by the corporation’s charter or bylaws may call a special meeting of stockholders.

Skyview.  The Skyview bylaws provide that special meetings of the shareholders may be called by the Chairman, the President, or the Board of Directors at the written request of the holders of not less than a majority of the voting power of any class of the Corporation’s stock entitled to vote, or as otherwise required under the General Corporation Law of the State of Delaware.

Vision.  The Vision bylaws provide that special meetings of stockholders may be called by the directors or by any officer instructed by the directors to call the meeting.  A majority of the outstanding shares of Vision common stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. Action by written consent of the stockholders is permitted.

Advance Notice of Director Nominations and Other Proposals

Skyview.  No requirement.

Vision.  For an annual meeting, a stockholder must give notice of nominations or proposals to the secretary between 90 and 120 days before the one-year anniversary of the previous meeting. For a special meeting at which directors are to be elected, a stockholder must give notice of nominations to the secretary between 90 days and 120 days before the meeting, or not less than 10 days after the public announcement of the special meeting is first made.

Classification of Board of Directors

Skyview.  Skyviewdies not have board classifications.

Vision.  The Vision board of directors is not classified and each director stands for election at each annual meeting of stockholders.

Number of Directors

The DGCL permits the certificate of incorporation or bylaws of a corporation to govern the number and term of directors.

Skyview. The Skyview bylaws provide that the board of directors shall consist of not less than one (1) nor more than twelve (12) member(s), as determined from time to time by resolution of the Board of Directors.
Vision.  The Vision bylaws give the directors and the stockholders the authority to set the number of directors.

Removal of Directors

The DGCL provides that stockholders may remove a director with or without cause.

Skyview. The Skyview bylaws provide that directors may be removed with or without cause, by a majority stockholder vote.

Vision.  The Vision bylaws provide that directors may be removed with or without cause, by a majority stockholder vote.

Qualification of Directors

The DGCL provides that each director must be a natural person.

Skyview. There are no additional qualifications for Skyview directors in the Skyview charter or bylaws.

Vision.  There are no additional qualifications for Vision directors in the Vision charter or bylaws.

Amendment of Certificate or Articles of Incorporation

 Skyview. The Skyview Certificate of Incorporation specifically reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation.

Vision. The Vision Certificate of Incorporation specifically reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation.

Amendment of Bylaws

Skyview. The Skyview bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors.

Vision. The Vision bylaws provide[s] that the power to amend, alter, or repeal bylaws and adopt new bylaws may be exercised by the board of directors or the stockholders.

Rights Agreement

Skyview. Skyview has not adopted a rights agreement.

Vision.Vision has not adopted a rights agreement.

State Anti-Takeover Statutes

Vision. Under the Delaware business combination statute, a corporation is prohibited from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15% or more of the corporation’s voting stock for a three year period following the time the stockholder became an interested stockholder, unless:

●
prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

●
at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

●	share exchanges, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

●	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

●	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

Skyview.  Because Skyview has not adopted any provision in its charter to “opt out” of the Delaware business combination statute, the statute is applicable to business combinations involving Skyview.

Vision.  Because Vision has not adopted any provision in its charter to “opt out” of the Delaware business combination statute, the statute is applicable to business combinations involving Vision.

Inspection of Books and Records

Skyview and Vision. Under the DGCL, any stockholder of a Delaware corporation may examine the list of stockholders and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to the stockholder’s interest as a stockholder.

Control Share Acquisitions

Skyview and Vision. The DGCL does not contain a control share acquisition provision.

Vote Required For Share exchanges

Vision.  The Vision Certificate of Incorporation and bylaws do not contain any specific provisions relating to stockholder approval of share exchanges.

Skyview.  The Skyview certificate of Incorporation and bylaws do not contain any specific provisions relating to stockholder approval of share exchanges.

Limitation of Personal Liability of Directors

The DGCL provides that a corporation’s charter may include a provision eliminating director liability except for cases of a breach of the director’s duty of loyalty, instances where the director has received an improper personal benefit, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and improper payment of dividends.

Skyview. Skyview’s Certificate of Incorporation provides for limitation of director liability to the fullest extent permitted by the DGCL.

Vision. Vision’s Certificate of Incorporation provides for limitation of director liability to the fullest extent permitted by the DGCL.

Indemnification of Directors and Officers

Skyview. Skyview’s Certificate of Incorporation provides for indemnification of Skyview directors and officers to the fullest extent permitted by the DGCL.

Vision. Vision’s Certificate of Incorporation provides for indemnification of Vision directors and officers to the fullest extent permitted by the DGCL.

Dividends

Skyview and Vision. Under the DGCL, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Rights of Appraisal

Skyview and Vision. Under the DGCL, except as otherwise provided therein, stockholders have the right to demand and receive payment in cash of the fair value of their stock (as appraised pursuant to judicial proceedings) in the event of a share exchange or consolidation in lieu of the consideration such stockholder would otherwise receive in such transaction. However, stockholders do not have such appraisal rights if they hold shares or depository receipts that are listed on a national securities exchange or held of record by more than 2,000 stockholders and if, among other things, the consideration they receive for their shares consists of: (a) shares of stock (or depository receipts in respect thereof) of the corporation surviving or resulting from such share exchange or consolidation, (b) shares of stock (or depository receipts in respect thereof) of any other corporation which at the effective date of the share exchange or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of the corporations described in clause (a) or (b) of this sentence, or (d) any combination of shares of stock and cash in lieu of fractional shares described in the foregoing clauses (a), (b) and (c).

Under the DGCL, any corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as a result of, among other things, any share exchange or consolidation. The Skyview charter does not provide for such appraisal rights.

PROPOSAL 2:   ADJOURNMENT, IF NECESSARY

Adjournment of the Special Meeting if necessary to solicit additional proxies in favor of the approval and adoption of the share exchange agreement;

PROPOSAL 3:   NAME CHANGE AMENDMENT

Amendment of the certificate of incorporation of Skyview Holdings Corp. to change its name to Vision Technologies Tactical Corp., provided that the share exchange agreement has been approved and adopted by a majority of shareholders.

INFORMATION ABOUT SKYVIEW HOLDINGS CORP.

DESCRIPTION OF BUSINESS

Corporate Information

On December 14, 2010, we entered into a share exchange agreement with the chairman of Vision Technologies, Inc., a Delaware corporation (“Vision”).  Consummation of the share exchange transaction is subject to approval by a majority of Vision’s shareholders, and, as a practical matter, the completion of audits for Vision.  Therefore, the discussion that follows will only be on continuing relevance if the share exchange is not approved.

Business Development

Skyview Holdings Corp. ("we", "us", "our", “Skyview” or the "Company") has been in the developmental stage since inception and has conducted virtually no business operations, other than organizational and administrative activities.  We have no full-time employees and own no real estate or personal property.  We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ our funds in its business.

Business of the Issuer

Our business purpose is to seek a business combination with an existing operating company.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. Thus, we are a "blank check" company. The U.S. Securities and Exchange Commission (the "SEC") defines such companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the "Securities Act"), we also qualify as a "shell company," because we have no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. No trading market currently exists for our securities, and Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, or to register any securities under the Securities Act or state blue sky laws or the regulations thereunder until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

We have conducted no business operations to date and expect to conduct none in the future, other than our efforts to effectuate a business combination. We, therefore, can be characterized as a "shell" corporation. As a "shell" corporation, we face risks inherent in the investigation, acquisition, or involvement in a new business opportunity. Further, as a "development stage" or "start-up" company, we face all of the unforeseen costs, expenses, problems, and difficulties related to such companies, including whether we will continue to be a going concern entity for the foreseeable future.

Number of Total Employees and Number of Full Time Employees

We presently have no employees apart from our management. Our sole officer and director is engaged in outside business activities and anticipates he will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.  There are no other full or part-time employees.

Employment Agreements

We do not have an employment agreement in place with Mr. Frudakis, our sole officer, and do not anticipate entering into any employment agreements in the foreseeable future.

Significant Employees

We have no significant employees other than Mr. Frudakis.

DESCRIPTION OF PROPERTY

The principal office of the Company is located at 12913 42nd Terrace West, Cortez, Florida 34215, at the office of our director.  This space is provided to us rent-free.  We expect to be able to utilize this facility, free of charge, until such time as a business combination, if any, occurs.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Name	Age	Position
Tony N. Frudakis	44	President and Director

Tony N. Frudakis, President, Director

TONY N. FRUDAKIS, Ph.D. Since March 2009 Dr. Frudakis has been a private equity investor in, and scientific research consultant to, various public and private enterprises having business lines in high technology and applied science fields.  Between December 2005 and approximately July 2006, Dr. Frudakis was an officer, director, and one-third beneficial owner of Quetzal Capital 1, Inc., a reporting shell company that subsequently acquired Valley Forge Composite Technologies, Inc. (OTCBB: VLYF).  Dr. Frudakis resigned as an officer and director of Quetzal Capital 1, Inc. at the time of the acquisition.  During much of his time between 1998 and March 2009, Dr. Frudakis was the chief scientific officer and a member of the board of directors of DNAPrint genomics, Inc. (f/k/a GAFF Biologic), a publicly traded company, a company he founded and served in various capacities, including president and chief executive officer. Dr. Frudakis resigned as an officer and director of DNAPrint genomics, Inc. on March 6, 2009.  From June 30, 2004 to February 11, 2005, Dr. Frudakis served as president and a director of a shell corporation that acquired Worldwide Biotech and Pharmaceutical Company (OTCBB: WWBP), formerly named Sun City Industries, Inc. Earlier in his career, Dr. Frudakis was a research scientist for Corixa Corporation where he developed several new techniques for RNA fingerprinting, managed and executed high-throughput gene discovery programs for various cancers and was instrumental in the company's early success in attracting research and development partners.  Dr. Frudakis received his Ph.D. from the University of California at Berkeley in 1995.

There are no family relationships among our officers, directors and significant employees.

Board of Directors

Members of our board of directors are elected for one-year terms serving until the next annual stockholders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the board of directors and serve at the discretion of the board of directors. Currently, our director receives no compensation for his service on the board of directors, and we do not anticipate paying any compensation to directors in the foreseeable future.  Currently, Mr. Frudakis is the sole director of Skyview.

Director Independence

We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the board of directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three (3) independent directors to have effective committee systems.

EXECUTIVE COMPENSATION

2010 SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2010 and 2009.

						Non-Equity
						Incentive
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Tony N. Frudakis, Officer and director (1)	2010	None	None	None	None	None	None	None
Donald R. McKelvey, Officer and director (2)	2010	None	None	None	None	None	None	None
	2009	None	None	None	None	None	None	None
______________
(1)
Mr. Tony N. Frudakis became the sole shareholder, officer and director of Skyview on November 24, 2010.  Skyview did not pay any compensation to its sole officer and director during the year ended December 31, 2010.

(2)	Mr. Donald R. McKelvey was a founding shareholder.

SKYVIEW OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

At December 31, 2010, there were no grants or other plan-based awards outstanding; equity awards outstanding; options outstanding or exercised; no pension benefit plans and non-qualified deferred compensation.

BENEFICIAL OWNERSHIP OF SKYVIEW SHARES

The following table sets forth information with respect to the beneficial ownership of Skyview’s common stock as of September 1, 2011 by:

●	each stockholder known to Skyview to own beneficially more than 5% of Skyview’s common stock;
●	each of Skyview’s directors;
●	each of Skyview’s executive officers, including each of the Named Executive Officers listed in the “2010 Summary Compensation Table” included in this proxy statement/prospectus; and
●	all of Skyview’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power relating to securities. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. None of the directors, nominees or executive officers listed below owns any shares of Skyview common stock of record but not beneficially. Except as otherwise noted below, the address of each person or entity listed in the table is c/o Skyview Holdings Corp., 12913 42nd Terrace West Cortez, FL 34215-2558.

	Amount and
	Nature of
Name and Address	Beneficial Ownership	Percentage of Total

DIRECTORS AND EXECUTIVE OFFICERS
Tony N. Frudakis, Sole Officer and Director	3,000,000	100%
All current directors and executive officers as a group (1 person)	3,000,000	100%

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Skyview has not had any transactions with related persons during the past 12 months.

MARKET FOR COMMON STOCK

Skyview’s Common Stock is not currently trading publicly on any stock exchange or over-the-counter quotation service.

DESCRIPTION OF SECURITIES

Skyview’s authorized capital stock as stated in Skyview’s Certificate of Incorporation consists of 100,000,000 shares of common stock, $0.00001 par value per share, and 2,500,000 shares of preferred stock, $0.00001 par value per share.  The following summary of Skyview’s common stock and preferred stock is not complete and may not contain all the information you should consider before investing Skyview’s common stock. This description is subject to and qualified in its entirety by provisions of Skyview’s Certificate of Incorporation and amended and restated bylaws and by applicable Delaware law.  In the event that the share exchange becomes effective, the capitalization of Skyview will consist of 100,000,000 common shares authorized, 2,500,000 preferred shares authorized, 23,707,297 common shares issued, and 76,292,703 common shares authorized and unissued.

Common Stock

As of September 1, 2011, there were 3,000,000 shares of Skyview common stock issued and outstanding. The holders of shares of common stock have no subscription, redemption, subscription, sinking fund or conversion rights. In addition, the holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of Skyview’s stock. The holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of Skyview’s stockholders. The holders of common stock are entitled to receive ratably dividends, if any, as and when declared from time to time by Skyview’s board of directors out of funds legally available therefor. Outstanding shares of our common stock currently cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

Preferred Stock

The board of directors, without further stockholder authorization, may issue from time to time up to 2,500,000 shares of preferred stock in one or more series, to establish the number of shares to be included in any of these series and to fix the designations, powers, preferences and rights of the shares of each of these series and any qualifications, limitations or restrictions thereof, including dividend rights and preferences over dividends on the common stock, conversion rights, voting rights, redemption rights, the terms of any sinking fund therefor and rights upon liquidation.

EXPERTS

The financial statements for Skyview for the years ended December 31, 2010 and 2009, included in this proxy statement/prospectus, and included in the Registration Statement, were audited by R.R. Hawkins & Associates International, a PC, an independent registered public accounting firm, as stated in its report appearing with the financial statements herein and incorporated in this proxy statement/prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

During the past ten years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of our current directors, executive officers, promoters or control persons.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the audited consolidated financial statements and the notes thereto appearing elsewhere in this report and is qualified in its entirety by the foregoing.

Plan of Operation

Skyview was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. If the proposed share exchange transaction is not approved by the shareholders of Vision Technologies, Inc., Skyview’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.

Because Skyview currently does not have any business operations, it has not had any revenues since January 11, 2007 (inception) to June 30, 2011. Total operating expenses for the years ended December 31, 2010 and 2009 were $497 and $20 respectively. The Company incurred an accumulated loss of $20,500 for the period from January 11, 2007 (inception) to December 31, 2010. These expenses consisted primarily of organizational, professional fees and outside services, which generally have been related to: (i) the filing of Exchange Act reports, and (ii) costs relating to consummating the acquisition of Vision Technologies, Inc.. It is unlikely that Skyview will have any revenues unless we are able to effect a business combination, of which there can be no assurance. The Company recorded a gain of $1,669 and $0 for the year ended December 31, 2010 and 2009 as a result of forgiveness of debts due to vendors and a related party. At December 31, 2010, Skyview had total assets of $0, total liabilities of $0 and an accumulated deficit of $20,500 as compared to December 31, 2009, when Skyview had total assets of $350, total liabilities of $21,972 and a working capital deficit of $21,622.

Total operating expenses for the three months and six months ended June 30, 2011 were $56,051 and $89,252 compared to $0 and $0 for the comparable periods of 2010. These expenses consisted primarily of organizational, professional fees and outside services. The Company recorded a gain of $1,669 since January 11, 2007 (inception) to June 30, 2011 due to forgiveness of debts due to vendors and a related party. As a result, the Company incurred an accumulated loss of $109,752 for the period from January 11, 2007 (inception) to June 30, 2011. It is unlikely that we will have any revenues unless we are able to effect a business combination, of which there can be no assurance. At June 30, 2011, we had no assets, total liabilities of $89,252 and an accumulated deficit of $109,752, as compared to December 31, 2010 when we had no assets and no liabilities and an accumulated deficit of $20,500.

Skyview’s liquidity depends entirely on the willingness of its sole shareholder Tony N. Frudakis to pay our expenses. Skyview has not attempted to raise cash from external sources and has no plan to do so.  As evidenced from Skyview’s delinquent reporting status with the SEC, its controlling shareholders have often been unwilling or financially unable to pay timely the professional fees and expenses needed for us to maintain our reporting status with the SEC.  During 2010, Dr. Frudakis committed to expend the funds necessary for the Company to attain current reporting status with the SEC, and all reports predating this annual report have been filed but were filed late.  If Skyview does not succeed in finding a target acquisition, it may again find itself in delinquent reporting status if Dr. Frudakis is unwilling to advance the funds to Skyview that are necessary to pay the company’s reporting expenses.

Skyview does not have capital resources.

Change in Control

On November 24, 2010, Tony N. Frudakis, purchased from the Company 3,000,000 shares of its common stock for $20,500. A copy of the stock purchase agreement is filed as Exhibit 2.1 to Form 8-K filed on November 30, 2010 and is incorporated herein by reference.  Simultaneously, the Company redeemed a total of 5,000,000 shares of common stock from Skyview’s two former shareholders, Donald R. McKelvey and David M. Kaye, resulting in a change of control. Copies of the respective redemption agreements are attached as exhibits 2.2 and 2.3 to Form 8-K filed on November 30, 2010 and are incorporated herein by reference.  Tony N. Frudakis beneficially and directly owns 3,000,000 shares of Common Stock as of the date of this report which represents (100%) of the outstanding Common Stock of the Company.  The shares acquired by Tony N. Frudakis include 3,000,000 shares of voting power.

On November 24, 2010, Donald R. McKelvey resigned from his positions as President, Chief Executive Officer, Principal Financial Officer, Secretary, Treasurer and Director of the Company.  The resignation of Donald R. McKelvey was not the result of any disagreement with the Registrant on any matter relating to our operations, policies or practices.  Donald R. McKelvey’s written resignations are attached as exhibits 99.1 and 99.2 to Form 8-K filed on November 30, 2010.  The board of directors has not filled the vacancies created by the resignation of Donald R. McKelvey.

On November 24, 2010, Tony N. Frudakis, PhD, age 44, was appointed as a director and President, Chief Executive Officer, Principal Financial Officer, Secretary, Treasurer of the Registrant.

Entry into a Material Definitive Agreement

On December 14, 2010, we entered into a share exchange agreement with Vision Technologies, Inc., a Delaware corporation (“VT”) and with Robert “Lee” Thompson, VT’s CEO. Consummation of the share exchange transaction is subject to acceptance by a majority of VT’s shareholders. If the conditions precedent are satisfied, on or about the time of the closing, the parties to the share exchange agreement will consummate the share exchange, a change of name, and a change of control of the Company. Within 60 days of the closing of the share exchange transaction, the reorganized company will register the shares owned by Tony Frudakis and his assigns. Mr. Frudakis also receives time-limited anti-dilution rights in the share exchange agreement. The Share exchange is intended to qualify as a “reorganization” for federal income tax purposes. As a result of the exchange transaction, the holders of shares of VT common stock will receive one share of the Company’s common stock for each share of VT common stock held immediately prior to the effective date of the exchange. Each share of Company’s common stock outstanding immediately prior to the exchange will be cancelled; however, these shares are owned by Tony Frudakis, a party to the share exchange agreement, who also owns shares of VT common stock.

The foregoing description of the share exchange agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is filed as Exhibit 2.1 to Form 8-K filed on December 23, 2010 and is incorporated herein by reference. The Share Exchange Agreement has been included to provide information regarding the terms of the exchange, and is not intended to provide any other factual or financial information about the Company or VT.

Off-Balance Sheet Arrangements

We have not had any off-balance sheet arrangements.

SKYVIEW HOLDINGS CORP.
(a Development Stage Company)

DECEMBER 31, 2010 AND 2009

R.R. Hawkins & Associates International, a Professional Corporation

DOMESTIC & INTERNATIONAL BUSINESS CONSULTING
A superior method to building big business…”

To the Board of Directors and Shareholders
Skyview Holdings Corp.
Cortez, Florida

Report of Independent Registered Public Accounting Firm

We have audited the balance sheets of Skyview Holdings Corp. a development stage company as of December 31, 2010 and 2009 and the related statements of operations and cash flows from January 11, 2007 (date of inception) for the years ending December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skyview Holdings Corp. as of December 31, 2010 and 2009, the results of operations and its cash flows from January 11, 2007 (date of Inception) for the year ended December 31, 2010 and 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in note 2 to the financial statements, the Company has incurred net losses since inception, a retained deficit of $20,470 and no working capital, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ R.R. Hawkins and Associates International, a PC
April 25, 2011
Los Angeles, CA
5777 W. Century Blvd.  , Suite No. 1500
Los Angeles, CA 90045
T: 310.553.5707  F: 310.553.5337
www.rrhawkins.com

SKYVIEW HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31, 2010	December 31, 2009

ASSETS

Current Assets:
Cash and cash equivalents	$-	$-

Total Assets	$-	$350

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accrued expenses	$-	$8,650
Shareholder’s loan	-	13,322
Total Current Liabilities	-	21,972

Total Liabilities	-	21,972

Shareholders' Deficit
Capital stock:
Preferred stock, $0.00001 par value, 2,500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.00001 par value, 100, 000, 000 shares authorized; 3,000,000 shares and 5,000,000 issued and outstanding at December 31, 2010 and 2009, respectively	30	50
Additional paid in capital	20,470	-
Deficit accumulated during the development stage	(20,500)	(21,672)

Total Stockholders’ Deficit	-	(21,622)

Total Liabilities and Stockholders’ Deficit	$-	$350

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SKYVIEW HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2010	For the year ended December 31, 2009	Cumulative from January 11, 2007 (Inception) to December 31, 2010

Revenues:	$-	$-	$-

Operating Expenses:

Professional fees	-	-	18,850
Organization expense	-	-	339
Outside services	269	-	2,712
Franchise taxes	228	-	228
Bank service charge	-	20	40
Total Operating Expenses	497	20	22,169

Other income (expense)
Gain on forgiveness of debt	1,669	-	1,669
Net profit (loss)	$1,172	$(20)	$(20,500)

Net loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	4,797,260	5,000,000

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SKYVIEW HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIODS FROM JANUARY 11, 2007 (INCEPTION) TO DECEMBER 31, 2010

	Common Shares	Par Value	Additional Paid in Capital	Accumulated Deficit During Development Stage	Total
Balance, January 11, 2007	-	$-	$-	$-	$-
Shares issued for cash	5,000,000	50	-	-	50
Net loss for the year	-	-	-	(15,064)	(15,064)
Balance - December 31, 2007	5,000,000	50	-	(15,064)	(15,014)
Net loss for the year	-	-	-	(6,588)	(6,588)
Balance - December 31, 2008	5,000,000	50	-	(21,652)	(21,602)
Net loss for the year	-	-	-	(20)	(20)
Balance - December 31, 2009	5,000,000	50	-	(21,672)	(21,622)
Redemption of shares	(5,000,000)	(50)	-	-	(50)
Issuance of shares	3,000,000	30	20,470	-	20,500
Net profit for the year	-	-	-	1,172	1,172
Balance - December 31, 2010	3,000,000	$30	$20,470	$(20,500)	$-

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SKYVIEW HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
FOR THE CUMULATIVE PERIOD FROM JANUARY 11, 2007 (INCEPTION) TO DECEMBER 31, 2010

	For the Year Ended December 31, 2010	For the Year Ended December 31, 2009	Cumulative From January 11, 2007 (Inception) to December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Reconciliation of net profit (loss) to net cash used in operating activities:
Net profit (loss)	$1,172	$(20)	$(20,500)
Changes in current assets and liabilities:
Decrease in accrued expenses	(8,650)	-	-
Decrease in stockholders' loans	(13,322)	-	-
Net cash provided by (used in) operating activities	(20,800)	(20)	(20,500)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds from shareholders as loan	-	-	-
Cash proceeds from sale of common stock	20,450	-	20,500
Net cash used in financing activities	20,450	-	20,500

Net decrease in cash and cash equivalents	(350)	(20)	-

Cash and cash equivalents - beginning of the period	350	370	-

Cash and cash equivalents - end of the period	$-	$350	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Redemption of common shares	$50	$-	$-

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SKYVIEW HOLDINGS CORP.
(A Development Stage Company)
Notes to the Financial Statements
December 31, 2010

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Skyview Holdings Corp. (the "Company"), a development stage company, was incorporated in Delaware on January 11, 2007. The Company had not yet commenced any formal business operations as of December 31, 2010. All activities to date have been related to the Company formation, capital stock issuance, professional fees with regard to a proposed Securities and Exchange Commission filing and identification of businesses. The Company's fiscal year ends on December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (U.S. GAAP). The Financial Accounting Standards Board (FASB) is the accepted standard setting body for establishing accounting and financial reporting principles.

Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. The Company has an accumulated deficit of $20,500 since the inception date of January 11, 2007, working capital deficiency of $0 as of December 31, 2010 and recorded a net profit of $1,172 for the year ended December 31, 2010 primarily as a result of forgiveness of debts. In view of the matters described above, the Company has no assets and no liabilities recorded in the accompanying balance sheet, which in turn is dependent upon the Company's ability to raise additional capital and  obtain financing to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the year ended December 31, 2010 towards obtaining additional equity financing and exploring possible share exchange candidates and expanding the Company’s business. The existing principal shareholders of the shares, in order not to burden the Company, have agreed to provide funding to the Company to pay its annual audit fees and filing costs as long as the board of directors deems it necessary. However, there can be no assurance that such financial support shall be ongoing or available on terms or conditions acceptable to the Company.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of assets and liabilities. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with original maturities of three months or less at the time of issuance to be cash equivalents.

Fair value of Financial Instruments and Fair Value Measurements
ASC 820, Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1- applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accrued expenses and amounts due to related parties. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Earnings (Loss) Per Share
The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. There were no potentially dilutive common shares outstanding as of December 31, 2010.

Comprehensive Loss
ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of December 31, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Recent Accounting Pronouncements
In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach.  These amended standards became effective for us beginning in the fourth quarter of fiscal year 2009 and did not have a significant impact on our consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In January 2010, FASB issued Accounting Standards Update ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements are presented separately. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of revised Level 3 disclosure requirements which are effective for interim and annual reporting periods beginning after December 15, 2010. Comparative disclosures are not required in the year of adoption. The Company adopted the provisions of the standard on January 1, 2010, which did not have a material impact on our financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The Company does not expect this standard to have any material impact on the Company’s consolidated financial statements.

In March 2010, the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives. The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - SHAREHOLDERS' EQUITY

The Company’s capitalization at December 31, 2010 was 100,000,000 authorized common shares and 2,500,000 authorized preferred shares, both with a par value of $0.00001 per share.

On January 11, 2007, the Company issued 5,000,000 shares of common stock, par value $0.00001 per share, to its initial shareholders in exchange for $50 in cash. On November 24, 2010, pursuant to the terms of a Stock Purchase Agreement, the Company sold 3,000,000 shares of common stock to the current Chief Executive Officer for $20,500, and redeemed 5,000,000 shares of common stock owned by its former officer and shareholders, resulting in change of control. The Company has 3,000,000 shares of common stock outstanding and 0 shares of preferred stock outstanding at December 31, 2010.

NOTE 4 – COMMITMENTS

On December 14, 2010, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) with Vision Technologies, Inc., a Delaware corporation (“VT”) and with Robert “Lee” Thompson, VT’s CEO. Consummation of the share exchange transaction is subject to acceptance by a majority of VT’s shareholders and the completion of audits for both VT and the Company. If the conditions precedent are satisfied, on or about the time of the closing, the parties to the Exchange Agreement will consummate the share exchange, a change of name, and a change of control of the Company. Within 60 days of the closing of the share exchange transaction, the reorganized company will register the shares owned by Tony Frudakis and his assigns. Mr. Frudakis also receives time-limited anti-dilution rights in the Exchange Agreement. The share exchange is intended to qualify as a “reorganization” for federal income tax purposes. As a result of the exchange transaction, the holders of shares of VT common stock will receive one share of Company common stock for each share of VT common stock held immediately prior to the effective date of the exchange. Each share of Company common stock outstanding immediately prior to the exchange will be cancelled; however, these shares are owned by Tony Frudakis, a party to the Exchange Agreement, who also owns shares of VT common stock. The conditions of share exchange pursuant to the Exchange Agreement were not satisfied as of December 31, 2010.

NOTE 5 -  INCOME TAXES

Income tax expense for the year ended December 31, 2010 is summarized as follows:

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statements of Operations:

December 31, 2010
Tax expense (credit) at statutory rate - federal	(34%)
State tax expense net of federal tax	-
Valuation allowance	34%
Tax expense at actual rate	-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2010 are as follows:

December 31, 2010
Deferred tax assets:
Net operating loss carry forward	$6,970
Total gross deferred tax assets	6,970
Less - valuation allowance	(6,970)
Net deferred tax assets	$-

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Company’s provision for income taxes differs from applying the statutory U.S. Federal income tax rate to income before income taxes. The primary differences result from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

At December 31, 2010, the Company had net accumulated losses of approximately $20,500 for U.S. federal income tax purposes available to offset future taxable income expiring on various dates through 2030. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance for the years ended December 31, 2010 and 2009 was a decrease of $398 and an increase of $7, respectively.

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740-10-15. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company is not under examination for any open tax years.

NOTE 6: SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date these consolidated financial statements were issued.

None.

SKYVIEW HOLDINGS CORP.
(a Development Stage Company)

Period Ended June 30, 2011

Page

Condensed Balance Sheets as of June 30, 2011(Unaudited) and December 31, 2010	F-13

Condensed Statements of Operations for the three month and six month periods ended June 30, 2011 and 2010 and Cumulative from January 11, 2007 (Inception) to June 30, 2011 (Unaudited)	F-14

Condensed Statements of Cash Flows for the six month periods ended June 30, 2011 and 2010 and Cumulative for the period January 11, 2007 (Inception) to June 30, 2011 (Unaudited)	F-16

Notes to Financial Statements (Unaudited)	F-17 to F-21

Skyview Holdings Corp.
(A Development Stage Company)
CONDENSED BALANCE SHEETS (UNAUDITED)

	June 30, 2011	December 31,
	(UNAUDITED)	2010
ASSETS

Current Assets
Cash and cash equivalents	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued expenses	$-	-
Shareholder's loan	89,252	-
Total Current Liabilities	89,252	-

Total Liabilities	89,252	-

Stockholders' Deficit
Capital stock:
Preferred Stock, $0.00001 par value, 2,500,000 shares
authorized; none issued and outstanding	-	-
Common Stock, $0.00001 par value, 100,000,000 shares
authorized; 3,000,000 issued and outstanding at June 30, 2011
and at December 31, 2010, respectively	30	30
Additional paid in capital	20,470	20,470
Deficit accumulated during the development stage	(109,752)	(20,500)
Total Stockholders' Deficit	(89,252)	-

Total Liabilities and Stockholders' Deficit	$-	$-

The accompanying notes are an integral part of these financial statements.

Skyview Holdings Corp.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the three months ended June 30,		For the six months ended June 30,		Cumulative From January 11, 2007 (Inception) to
	2011	2010	2011	2010	June 30, 2011

Revenues		$-	$-	$-	$-

Operating Expenses
Professional fees	54,320	-	85,015	-	103,865
Organization expense	-	-	-	-	339
Outside services	1,731	-	4,237	-	6,949
Franchise taxes	-	-	-	-	228
Bank charges	-	-	-	-	40
Total Operating Expenses	56,051	-	89,252	-	111,420

Other Income (Expense)
Gain on forgiveness of debts	-	-	-	-	1,669

Net loss	$(56,051)	$-	$(89,252)	$-	$(109,752)

Net loss per share - basic and diluted	$(0.02)	$-	$(0.03)	$-

Weighted average number of
common shares outstanding	3,000,000	5,000,000	3,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

Skyview Holdings Corp.
(A Development Stage Company)
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the periods from January 11, 2007 (Inception) to June 30, 2011
(UNAUDITED)

	Common Shares	Par Value	Additional Paid in Capital	Accumulated Deficit During Development Stage	Total
Balance, January 11, 2007	-	$-	$-	$-	$-
Shares issued for cash	5,000,000	50	-	-	50
Net loss	-	-	-	(15,064)	(15,064)
Balance - December 31, 2007	5,000,000	50	-	(15,064)	(15,014)
Net loss	-	-	-	(6,588)	(6,588)
Balance - December 31, 2008	5,000,000	50	-	(21,652)	(21,602)
Net loss	-	-	-	(20)	(20)
Balance - December 31, 2009	5,000,000	50	-	(21,672)	(21,622)
Redemption of shares	(5,000,000)	(50)	-	-	(50)
Issuance of shares	3,000,000	30	20,470	-	20,500
Net profit	-	-	-	1,172	1,172
Balance - December 31, 2010	3,000,000	30	20,470	(20,500)	0
Net loss	-	-	-	(89,252)	(89,252)
Balance - June 30, 2011	3,000,000	$30	$20,470	$(109,752)	$(89,252)

The accompanying notes are an integral part of these financial statements.

Skyview Holdings Corp.
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months ended June 30,		Cumulative From January 11, 2007 (Inception) to June 30,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Reconciliation of net loss to net cash used in operating activities:
Net loss	$(89,252)	$(20)	$(109,752)
Net cash used in operating activities	(89,252)	(20)	(109,752)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds from shareholders as loan	89,252	-	89,252
Cash proceeds from sale of common stock	-	-	20,500
Net cash provided by financing activities	89,252	-	109,752

Net decrease in cash and cash equivalents	-	(20)	-

Cash and cash equivalents - beginning of the period	-	370	-

Cash and cash equivalents - end of the period	$-	$350	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for Interest	$-	$-	$-
Cash paid for Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

SKYVIEW HOLDINGS CORP.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2011
(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Skyview Holding Corp. (the "Company"), a development stage company, was incorporated in Delaware on January 11, 2007. The Company had not yet commenced any formal business operations as of June 30, 2011. All activities to date have been related to the Company formation, capital stock issuance, professional fees with regard to a proposed Securities and Exchange Commission filing and identification of businesses. The Company's fiscal year ends on December 31.

Basis of presentation
The accompanying interim condensed financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at June 30, 2011, the results of operations and cash flows for the three months and six months ended June 30, 2011 and 2010. The balance sheet as of December 31, 2010 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (US GAAP). The Financial Accounting Standards Board (FASB) is the accepted standard setting body for establishing accounting and financial reporting principles.

Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. The Company has an accumulated deficit of $109,752 since the inception date of January 11, 2007, working capital deficiency of $89,252 as of June 30, 2011 and recorded a net loss of $89,252 for the six months ended June 30, 2011. In view of the matters described above, continued operations of the Company is dependent upon the Company's ability to raise additional capital, obtain financing, and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The existing principal shareholder, in order not to burden the Company, has agreed to provide funding to the Company to pay its operating expenses as long as the board of directors deems it necessary. However, there can be no assurance that such financial support shall be ongoing or available on terms or conditions acceptable to the Company. The results of operations for the six months ended June 30, 2011 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2011.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of assets and liabilities. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with original maturities of three months or less at the time of issuance to be cash equivalents.

Fair value of Financial Instruments and Fair Value Measurements
ASC 820, Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1- applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accrued expenses, and amounts due to related parties. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Earnings (Loss) Per Share
The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. There were no potentially dilutive common shares outstanding as of June 30, 2011.

Comprehensive Loss
ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of June 30, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Recent Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company has received advances from a shareholder for its working capital requirements amounting to $89,252 as of June 30, 2011. Advances due to a shareholder are non-interest bearing, unsecured, and have no definite terms of repayment.

NOTE 4 - SHAREHOLDERS' EQUITY

The Company’s capitalization at June 30, 2011 was 100,000,000 authorized common shares and 2,500,000 authorized preferred shares, both with a par value of $0.00001 per share.

On January 11, 2007, the Company issued 5,000,000 shares of common stock, par value $0.00001 per share, to its initial shareholders in exchange for $50 in cash. On November 24, 2010, pursuant to the terms of a Stock Purchase Agreement, the Company sold 3,000,000 shares of common stock to the current Chief Executive Officer for $20,500, and redeemed 5,000,000 shares of common stock owned by its former officer and a shareholder, resulting in change of control. The Company has 3,000,000 shares of common stock outstanding and 0 shares of preferred stock outstanding at June 30, 2011.

NOTE 5 – COMMITMENTS

On December 14, 2010, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) with Vision Technologies, Inc., a Delaware corporation (“VT”) and with Robert “Lee” Thompson, VT’s Chief Executive Officer. Consummation of the share exchange transaction is subject to acceptance by a majority of VT’s shareholders and the completion of audits for both VT and the Company. If the conditions precedent are satisfied, on or about the time of the closing, the parties to the Exchange Agreement will consummate the share exchange, a change of name, and a change of control of the Company. Within 60 days of the closing of the share exchange transaction, the reorganized company will register the shares owned by Tony Frudakis and his assigns. Mr. Frudakis also receives time-limited anti-dilution rights in the Exchange Agreement. The merger is intended to qualify as a “reorganization” for federal income tax purposes. As a result of the exchange transaction, the holders of shares of VT common stock will receive one share of Company common stock for each share of VT common stock held immediately prior to the effective date of the exchange. Each share of Company common stock outstanding immediately prior to the exchange will be cancelled; however, these shares are owned by Tony Frudakis, a party to the Exchange Agreement, who also owns shares of VT common stock. The conditions of merger pursuant to the Exchange Agreement were not satisfied as of June 30, 2011.

NOTE 6: SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date these financial statements were issued.

INFORMATION ABOUT VISION

DESCRIPTION OF BUSINESS

Corporate Information

We were incorporated March 30, 1998, under the laws of the state of Delaware.  Our executive offices are located at 700 SE 5th Street, Suite #2, Bentonville, AR 72712.  Our fiscal year end is December 31.

Business

We are a technology company which designs, manufactures and markets ruggedized day and thermal imaging camera systems for tactical use by military, paramilitary, law enforcement, public safety, heavy industry and security personnel.  Ruggedized camera systems can withstand violent shock and vibration while operating in extremely harsh climatic conditions.  To be defined as a “ruggedized camera”, equipment must achieve the military’s MIL-STD 810F series and MIL-STD-901D Grade “A” Shock Certification.  To date MANTEC, Inc. a contract consulting firm to the US Government has indicated Vision cameras are the only known systems to have earned this certification.    Typical customer applications include:

•
Military: Identify and defeat potential threats, enhance perimeter security in the battlespace, provide precise target location and designation, provide situational awareness, enhance border and maritime surveillance, and assist reconnaissance efforts.

•	Law-Enforcement: Conduct counter-terrorism, drug interdiction, boarder and perimeter security, patrol, surveillance, reconnaissance and pursuit missions.
•	Security: Enhance commercial and industrial perimeter security, high value asset protection such as ports and nuclear facilities, safety, manpower reduction, equipment operations and surveillance.

Our goals are to:

•
establish Vision cameras and camera control protocol as the standard ruggedized system used across all major military combat vehicle and shipboard platforms in accordance with U.S. military commonality requirements;

•
secure sole-source contracts for Marine Corps’ Amphibious Combat Vehicle and Marine Personnel Carrier, Army’s MRAP family of vehicles program, Army’s Bradley Fighting Vehicle, Army’s Stryker Combat Vehicle, Light Armored Vehicle, Navy’s Littoral Combat Ship and Navy’s Shipboard Protection and Topside Surveillance Systems;

•	secure sole source contracts with Royal Canadian Halifax Destroyer and LAV programs
•	secure sole source contracts with the Royal Saudi Guards LAV program
•	continue to expand distribution, accelerate design cycles, reduce manufacturing cycles, and provide outstanding customer service;

Vision produces five basic ruggedized day/thermal imaging (IR) camera systems, each with multiple camera/lens variants.  Commercially available “off-the-shelf” imaging products, such as camera engines and lenses, are purchased, ruggedized using proprietary methods and installed within Vision’s ruggedized housing.  This offers customers virtually unlimited abilities to customize camera systems, on a single platform, to fit specific missions while significantly reducing costs and improving supply support.  Modular construction allows rapid removal and replacement of camera housings, and on-the-fly adaptation to fast-changing mission requirements.  All Vision pan and tilt systems and fixed camera housings  can accommodate multiple camera and lens combinations. Additionally, camera housings and pan and tilt systems have bolt-on capabilities for additional sensors such as laser designators, range finders, and infra red illuminators.

MILITARY STANDARDS COMPLIANCE

Each Vision Technologies system has completed a full series of MIL-STD tests specific to each Shipboard/Combat Vehicle program. Table 1 shows the complete list of MIL-STD VTI systems have been certified under. To meet these MIL-STD’s, Vision Technologies has developed patented and proprietary methods to ruggedize commercial-off-the-shelf (COTS) components to meet critical MIL-STD’s, including the demanding MIL-STD-901D Grade A shock standard. Vision Technologies designed circuit board configurations, lens housings and drive systems, internal camera housings, redundant seal designs, and in some cases fully deconstructs and then reconstructs various COTS components (including cameras and lenses) to meet MIL-STD’s. This allows Vision Technologies to use virtually any COTS component available to meet the customer’s specific imaging requirement. We know of no other series of camera systems that are as thoroughly tested as ours.

Table 1 MIL-STD Tests

Vision Technologies MIL-STD Tests
MIL-STD-901D Grade A	Lightweight Table
Explosive Barge Shock
MIL-STD 810F	Method 500.4 Procedure II Low/High Pressure
Method 501.4 Procedure I & II High Temp
Method 502.4 Procedures I& II Low Temp
Method 503.4 Procedure I Temp Shock
Method 505.5 Solar Radiation
Method 506.4 Blowing Rain
Method 507.4 5 48 hour cycles operating Humidity
Method 508.5 Fungus 28 day exposure
Method 509.4 Salt Fog
Method 510.4 Procedure II Blowing Sand
Method 510.4 Procedure I Blowing Dust
Method 511.4 Procedure I Explosive Atmosphere
Method 512.4 proc I 1 m Immersion
Method 512.4 proc I 3 m Immersion
Method 514.5 Procedure I cat 20b 1 hr/axis 3 axis Vibration
Method 516.5 Procedure I Functional Shock
Method 519.6 Gunfire Vibration
Method 520.2 Procedure I & II 10 cycles each
Method 521.2 Ice 25.4 mm/Freezing Rain
Method 522. Procedure III Ballistic Shock
Wind Load (sustained and gusts)
High pressure spray/water impingement
MIL-STD-167	Shipboard Machinery Vibration
MIL-STD-740	1&2 Acoustic/Structure Borne Noise
MIL-STD-461 E	CE 101, 102,106
CS 101, 103, 104, 105, 114, 115, 116, 120
RE 101, 102, 103
RS 103 2MHZ – 18 GHZ, 105
MIL-STD-464	Paragraph 5.2 Electromagnetic Compatibility
Paragraph 5.10 Bonding
Paragraph 5.11 External Grounding

MIL-STD-1399	Section 070 Magnetic Fields
Section 072.2 Gun Muzzle Blast
Section 300A Ships Power
Section 301A Ships Motion
Inclination +/- 45 degrees 5-7 cpm
MIL-STD-1686C	Electrostatic Discharge
MIL-HDBK-2036	Section 5.1.2.4 Green Water Loading
Section 5.1.2.5 Gun Muzzle Blast
Section 5.1.2.9 Missile Exhaust
Section 5.1.2.12 Ships Motion
Section 5.1.2.18 Wind Loading

All Vision Technologies camera heads/housings are designed to be compatible with every major board level camera/lens manufacturer worldwide. Our systems provide an unlimited number of camera/sensor configurations on a common pan and tilt or fixed system allowing for the capability to incorporate the latest changes in technology, significantly extending the useful life of the system and improving cost performance. As the surveillance requirements for the Offshore Patrol Cutter are developed, VTI systems will be able to adapt EO/IR camera systems that will me the specific surveillance requirement criteria.

Vision Technologies pan and tilt chassis can accommodate 1-4 different sensors. Most sensors can be swapped in place in approximately 15 minutes with standard tools without taking the system off line. This allows for a wide variety and combination of day, lowlight, IR camera/lens systems as well as laser designator, laser illuminators etc. to meet the customers real world requirements. The systems can be mounted upright or inverted on any shipboard, vehicle, or fixed site location (including moving turrets) regardless of exposure to the elements.

All Vision Technologies camera systems are maintenance free.

BX Series  Cameras

Vision Technologies offers MIL-STD certified BX (Box) Cameras which have multiple variations and numerous applications. The cameras can be color, black / white, or day / low light or infra-red.  Additionally the cameras are heated, RFI shielded, nitrogen charged, and come equipped with a Constant Focus or zoom lens.   Certain BX series systems are Internet Protocol/Power Over Ethernet (IP/POE) capable with the both in camera audio and video storage. These systems are networked and designed to monitor all above and below deck spaces, providing up to an 80 degree horizontal field of view

The BX camera housing is small and lightweight, measuring only 3.5" high, 2.95" wide and 2.41" deep.

J2, J6 and J8 series Shipboard Camera Systems

Shipboard Systems: In addition to the BX series of cameras, we develop pan and tilt camera systems designed for above and below deck shipboard applications. Our cameras are available with features including day color, thermal (IR) night systems, in-camera audio/video recording capabilities, low light systems, Infra-red illumination and both day and IR zoom (optical and digital).lens capabilities  The systems are interchangeable between positions on the ship and between different classes of ships.

Vision also offers a low light IR illuminated Internet Protocol/Power Over Ethernet (IP/POE)  pan and tilt camera system designed specifically to provide the Bridge, Damage Control, Main Engineering and other designated repair stations on a ship with multiple, independently controlled systems for day and extremely low light situational awareness. This low light system is designed for all below and above deck spaces to include flight deck, at sea refueling stations, main machinery spaces, fueling pump room, electrical spaces, ballast control, unmanned voids etc. The system is wireless and provides up to a 80 degree Horizontal Field of View (HFOV).

Vehicle Mounted Imaging System

Our vehicle mounted imaging systems consist of pan and tilts (J2/J6 Series) and fixed (FX Series) electro optic and Infra-red (EO/IR) camera’s which can provide the driver with forward and rear viewing and the troop/vehicle commander with full 360 situational awareness to include +90/-70 degree vertical field of view.  These systems were designed specifically to provide the vehicle driver, car commander and troop commander with multiple, independently controlled sensors for day and night situational awareness in an amphibious, urban, or open field combat environment. The systems are designed to operate in a run and shot environment

Similar to the shipboard cameras, the vehicle mounted imaging systems are interchangeable between platforms and were required to meet a very stringent set of MIL-STD’s including MIL-STD 901D Grade “A” Shock. In addition to a intensive MIL-STD testing program, these sensors completed a full 5 year Operational Assessment with General Dynamics and the United States Marine Corps in maritime/amphibious, jungle, desert and arctic environments for the Expeditionary Fighting Vehicle program. The system is maintenance free, requiring nothing more than routine lens cleaning.

Other Products

Vision also produces accessories and add-on products which can be used in conjunction with their imaging systems to enhance performance, add features, or are necessary to facilitate functionality.

Manufacturing

The company does all of its manufacturing in the Bentonville, Arkansas facility.  Additionally, the Company uses subcontractors for machined parts, painting and MIL-STD testing.  There are numerous alternative sources for these services.

Other Agreements

There are no long-term contracts with third parties.

Sales and Marketing

The vast majority of sales are made through direct contact with decision makers in the military, Department of Defense prime contractors and existing customers.

Competition

Our competitors include BAE Systems, L3 Communications, DRS, FLIR Systems, Pelco, and AXSYS (General Dynamics).  BAE Systems, DRS, and AXSYS (General Dynamics) compete with Vision’s production of Thermal/Electro Optic Cameras for military applications.  FLIR Systems offers thermal imaging systems for military and commercial applications and Pelco offers Camera systems for military and commercial applications.

Primary Competitors:
•	FLIR Systems -have not entered the Situational Awareness market area, concentrating on high revenue Weapons/Aviation systems
•	PELCO – Expense to re-tool to meet MIL-STD not cost effective
•	L3 Communications (Westcam) – Long range surveillance market
•	Lockheed Martin (Gyrocam) - Long range surveillance market
•	DRS
•	BAE
•	General Dynamics (Axsys)

Of the 7 major competitors we have, DRS/BAE/Lockheed Martin, GDLS and L3 Communications are all coming to Vision Technologies for systems to meet MIL-STD requirements for programs they are engaged in or proposing on. The reasons are many and include:
•	Vision Systems are prequalified by the government and have completed required operational testing
•	Vision has completed and is certified under the specific MIL-STD’s required under their contract
•	Vision has a significantly faster reaction time to short lead time requests
•	The Prime can take credit for small business utilization.
•	Vision can Rapid Prototype a system in days vice months
•	No capital outlay for system development by the Prime
•	No capital outlay for MIL-STD/Operational testing by the Prime
•	VTI acts as the Prime’s incubator for new system development
•	The Prime can apply a re-sale pass through cost of up to 70%. – direct profit

The following prime contractors are requesting us to provide systems for the program indicated:

BAE	Bradley Block2 Upgrade
DRS-TEM Atlanta	Ground Combat Vehicle
DRS Canada	Royal Saudi Guards LAV
Lockheed Martin	DDG_1000 Destroyer Program
L3 Comm RCCS	Combat Tactical Vehicle Technology Demonstrator
L3 Canada	Halifax Destroyer Program
General Dynamics Land Systems	Amphibious Combat Vehicle (Expeditionary Fighting Vehicle follow-on support)

Patents and Licenses

Our success depends in part on our ability to maintain our patents and proprietary protection for our products, technology and controlling software , to operate without infringing the proprietary rights of others and to prevent others from infringing our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, filing patents, obtaining exclusive rights to use technology patents related to our proprietary technology, inventions and improvements that are important to the development and sustainment of our business. We also rely on trade secrets, particularly relating to assembly process, know-how, continuing technological innovation and opportunities to develop and maintain our proprietary position.

We seek to protect our proprietary technology and processes, in part, by confidentiality and non disclosure/non-circumvent agreements with our employees, consultants, and other contractors, as well as physical security of our premises and our information technology systems. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors.

License Agreement between Pinotage, LLC and Vision Technologies, Inc.

Vision has a license agreement with Pinotage, LLC (Pinotage), a Company owned and controlled by Vision’s CEO Robert “Lee” Thompson, that gives the Company the exclusive rights to use technology patents held by Pinotage.  EACH IMAGING PRODUCT THAT VISION DEVELOPS, MANUFACTURES, AND DISTRIBUTES IS BASED ON THESE PATENTS.

Vision has the exclusive right the use the following patents from Pinotage’s patent portfolio:

US 7,566,177 B2	Imaging Device Assembly	Robert Lee Thompson

WO 2010/096198 A1	Lens Assembly	John Tesar, Robert Lee Thompson

US 7,054,076 B2	Lens Assembly and Optical Imaging Assembly Using Same	John Tesar, Robert Lee Thompson

US 7,050,245 B2	Lens Assembly and Optical Imaging Assembly Using Same	John Tesar, Robert Lee Thompson

US 6,529,620 B2	System and Method for Obtaining and Utilizing Maintenance Information	Robert Lee Thompson

US 7,068,301 B2	System and Method for Obtaining and Utilizing Maintenance Information	Robert Lee Thompson

Under the license agreement with Pinotage, LLC, the Company is responsible for payment of renewal fees and prosecution costs of licensed patents.

Key Terms of the Pinotage License Agreement (“Agreement”) are as follows:

Rights Granted

The Agreement granted the exclusive license to Vision to “receive and utilize the technology and Developments, and to practice the inventions disclosed in any and all Licensed Patent Rights, Technology, and Developments for the purpose of making, using, selling, importing and offering for sale the Licensed products in the [world], and having any of the foregoing actions taken.”

Consideration

In exchange for the licenses granted under the Agreement, Vision agrees to pay Pinotage 2% of the Net Sales Price for Licensed Products sold by Vision; 2% of the Net Sales Price of disposables and components sold by Vision and intended to be used with the Licensed Products and which are integral to the use of the Licensed Products, even if such disposables or components do not themselves constitute Licensed Products; and 2% of the Net Sales Price of copies of VisionistTM which are sold by Vision.

Vision shall pay to Pinotage 25% of all fees paid to Vision by sublicensees in respect to Vision’s licenses under the Agreement.

Term

The Agreement became effective on May 1, 1998 and remains in force until the expiration of the last to expire patent included in the Licensed Patent Rights.

Licensed Patent Rights

The patents and patent applications listed on Exhibit A to the Agreement, and all continuations, continuations in part and divisions thereof, and all renewals and foreign counterparts of any of the foregoing.

Regulatory Environment

We are not subject to government regulation in the manufacture of our products or the components in our products. However, our products are subject to certain government restrictions on sales to "unfriendly" countries and countries designated as adversarial, which may limit our sales to the international market.  In addition, our resellers and end users may be subject to numerous regulations that stem from surveillance activities.  We also benefit from the recent "Made in America" trade laws where non-United States manufactures must secure waivers in order to sell security and surveillance products to United States domestic end-users.

Security and surveillance systems, including cameras, raise privacy issues and our products involve both video and audio.  The regulations regarding the recording and storage of this data are uncertain and evolving.  For example, under the Federal wiretapping statute, the audio portion of our surveillance systems may not record a person's conversations without his or her consent.  Further, there are state and federal laws associated with recording video in non-public places.

Employees

We believe that our success will depend greatly on our ability to identify, attract, and retain capable employees. As of June 30, 2011, we had 21 full time employees. Our employees are not represented by any collective bargaining unit, and we believe our relations with our employees are good.  The Company has no difficulty in obtaining qualified personnel, and no problems with personnel availability or turnover are anticipated.

DESCRIPTION OF PROPERTY

The Company leases a  9,984 sq. ft. facility at  700 SE 5th Street, Suite #2 Bentonville Arkansas 72712, under a 2 year noncancellable operating lease which expires on August 31, 2013.  This location serves as both the Company’s principal executive office and the manufacturing and assembly location for our proprietary products.  The base rent for the term of the lease is $ 7,904 per month for year one ($9.50 per sq ft) and $9,568 per month for year two ($11.50 per sq ft). After the lease expires, there is an option for two additional three year terms.

LEGAL PROCEEDINGS

The Company is not a party to any pending material legal proceeding nor is it aware of any proceeding contemplated by any individual, company, entity or governmental authority involving the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Name	Title
Lee Thompson	Chief Executive Officer, President, Principal Financial Officer, and Director
Chuck Thompson	Vice President
William Bowen, Jr.	Vice President of Engineering
Harold Collins Haynes	Director
Harvey Weiss	Director
Jim Tracey	Director

On an annual basis, each director and executive officer will be obligated to disclose any transactions with Vision in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.  Following completion of these disclosures, the Vision Board of Directors will make an annual determination as to the independence of each director using the current standards for “independence” that satisfy both the criteria for the Nasdaq and the NYSE Amex Equities.

As of September 1, 2011, the Vision Board of Directors determined that the following directors are independent under these standards: (1) Collins Haynes, and (2) Jim Tracey.

Robert “Lee”Thompson, Sr., age 66, is Chairman of the Board of Directors/Co-Founder.  He is a specialist in optic design and development with over 30 years of relevant experience and over 20 medical and non-medical patents issued. After graduating with a BBA degree in Sales and Marketing from the University of South Florida Lee attended graduate school at the University of Denver in pursuit of an MBA in Sales and Marketing (which was not completed due to his responsibilities as V.P of Sales and Marketing of a major medical corporation) He is responsible for overall strategy and business development. Lee was awarded the Air Medal and Bronze Star with “V” for combat operations in the Republic of Vietnam. He is classified as a 40% disabled veteran.

Robert “Chuck” Thompson, Jr., age 35,  is a co-founder of Vision and serves as Vision’s Executive Vice President. Mr. Thompson has responsibility for day to day operations including production control, human resources and information technology. Prior to founding Vision Technologies, he worked and studied at Dr. William Saye’s Minimally Invasive Surgery Training Facility in Atlanta using state of the art laparoscopic/endoscopic/video procedures. He serves as Production Manager for all programs and Program Manager for select combat vehicle programs such as USMC Expeditionary Fighting Vehicle Program.  Mr. Thompson attended the University of Nebraska with a major in Management and played for the Cornhusker football team. He completed the United States Marine Corps Helicopter Mechanics Training Program at Camp Pendleton.

William Bowen, Jr. is Vision’s Vice President of Engineering and has held that position since 2003.  Mr. Bowen has been with Vision since 2002, when he joined the company as a Senior Mechanical Engineer.  Mr. Bowen has over 30 years of hands-on experience designing and manufacturing mechanical devices.  A specialist in rapid design and prototyping, he is responsible for the company’s engineering, software, and design operations  Prior to joining Vision, Mr. Bowen worked for Airtran, Inc. from 1982 through 2002, where he started as a Machinist and Designer and later held the positions of Project Leader and Engineer from 1989 through 2002.  Mr. Bowen attended the University of Arkansas, studying Mechanical Engineering.

Harvey L. Weiss
Mr. Weiss has over 35 years of experience in the information technology and security marketplace. He currently serves as Chief Executive Officer, President and a member of the Board of Fortress America Acquisition Corporation. Mr. Weiss has been the Chief Executive Officer and President of System Detection, Inc., a software security company. He served as President of Engineering Systems Solutions, Inc., a security and biometrics integration firm and was the Chief Executive Officer and President of Global Integrity Corporation, a SAIC subsidiary specializing in information security. Mr. Weiss was President, Secretary, and Director of Trusted Information Systems, Inc., a NASDAQ-listed security network company. In addition, Mr. Weiss has led many other companies. Currently, Mr. Weiss serves on the Board of Forterra Systems, Inc., a simulation company, is a member of the Brookings Institution Council, and is a trustee of Capitol College in Maryland.

Harold Collins Haynes
Mr. Haynes received his Masters of Architecture from Tulane University in 1973 and was on the faculty of the School of Architecture at the University of Arkansas from 1983 through 1986. Mr. Haynes is a respected Arkansas architect and businessman. His tenure as a registered Architect/ Construction Manager has been ongoing for the past 30 years. In 2007 Mr. Haynes was appointed to the Federal Reserve Bank of St. Louis as Real Estate Commissioner. Mr. Haynes has consistently demonstrated the ability to design both aesthetically correct and cost effective building projects and is a major investor in Vision Technologies.

James Tracy
Mr. Tracy founded Diversified Credit Services (DCS), recognized as the most profitable and efficiently run collection agencies among the top 4 collection agencies in the United States. Mr. Tracy holds over 30 patents for various hardware and software products, he designed an efficient software Collection Services Program, streamlining the collection process and significantly improving customer service and bottom line profit.  He grew the company to over 750 employees in California, Oregon and Texas. As he expanded the company, Mr. Tracy received numerous awards for innovative building design and employee satisfaction.  Mr. Tracy recently established Great Stuff Inc. in Austin Texas. He is very active in Veteran’s causes and maintains very close relationships with major political figures on both sides of the isle.

EXECUTIVE COMPENSATION

2010 SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers and directors by us during the period ended December 31, 2010, 2009 and 2008.

							Non-Equity
							Incentive
				Stock		Option	Plan	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Awards ($)		Awards ($)	Compensation ($)	Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)		(i)
Lee Thompson,	2010	$000	None	None		None	None	$	None	$0
Chief Executive Officer, President,	2009	$125,000	None	None		None	None	$	None	$125,000
and Chairman of the Board	2008	$258,212	None	None		None	None	$	None	$258,212

Chuck Thompson,	2010	$000	None	None		None	None	$	None	$0
Vice President	2009	$101,050	None	None		None	None	$	None	$101,050
	2008	$209,904	None	None		None	None	$	None	$209,904

William Bowen, Jr.,	2010	$120,175	None	None	(11)	None	None	$	None	$120,175
Vice President of Engineering	2009	$120,175	None	None		None	None	$	None	$120,175
	2008	$120,175	None	None		None	None	$	None	$120,175

DIRECTOR COMPENSATION

2010 SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named directors by us during the period ended December 31, 2010 and 2009.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Awards ($)	Awards ($)	Compensation ($)	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Harold Collins Haynes	2010	None	None	None	None	None	None	None
Director	2009	None	None	None	None	None

Harvey Weiss	2010	None	None	None	None	None	None	None
Director	2009	None	None	$50,000	None	None	None	None

Jim Tracey	2010	None	None	None	None	None	None	None
Director

Bjorn Koritz	2010	None	None	None	None	None	None	None
Director	2009	None	None	None	None	None	None	None

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

Option Awards	Stock Awards
None	None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth information known to Vision with respect to the beneficial ownership of Vision’s common stock as of September 1, 2011, unless otherwise noted, by:

•	each stockholder known to Vision to own beneficially more than 5% of Vision’s common stock;

•	each of Vision’s directors;

•	each of Vision’s executive officers, including each of the Named Executive Officers listed in the “2009 Summary Compensation Table” included in this proxy statement; and

•	all of Vision’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Ordinary shares relating to options or warrants currently exercisable, or exercisable within 60 days of September 1, 2011, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the tables have sole voting and dispositive power with respect to all shares shown as beneficially owned by them. Except as otherwise noted in the tables below, the address of each person or entity listed in the table is c/o Vision Technologies, Inc., 700 SE 5th Street, Suite #2, Bentonville, Arkansas, 72712.

	Amount and Nature
	of Beneficial Ownership	Percentage
Name and Address	of Ordinary Shares (1)	of Total

DIRECTORS AND EXECUTIVE OFFICERS

Robert L. Thompson, Sr., Chief Executive Officer, President, and Chairman of the Board	3,635,965	14.46%

Robert L. Thompson, Jr., Vice President	1,070,998	4.26%

William Bowen, Jr., Vice President of Engineering	94,200	--%

Harold Collins Haynes, Director	0	--%

Harvey Weiss., Director	100,000	--%

Jim Tracey, Director	0	--%

All current directors and executive officers as a group (6 persons)	4,901,163	19.5%

SHAREHOLDERS OWNING MORE THAN 5%
Pinotage, LLC	4,461,522	17.74%

Robert L. Thompson, Sr.	3,635,965	14.46%

Video Display Corp.	2,000,000	7.95%

—	Less than 1%
(1)	Based on 25,148,263 shares of common stock issued and outstanding as of September 9, 2011.

BENEFICIAL OWNERSHIP OF THE COMBINED COMPANY

The following table sets forth information known to Skyview with respect to the beneficial ownership of Skyview’s common stock on a pro forma basis giving effect to the Share Exchange (based on the beneficial ownership of Skyview’s common stock and Vision’s common stock as of September 1, 2011), unless otherwise noted, by:

●	each stockholder known to Skyview that will own beneficially more than 5% of Vision’s common stock upon consummation of the Share Exchange;

●	each of the directors currently serving and each individual who will serve on Vision’s board of directors upon consummation of the Share Exchange;

●	each of Vision’s current executive officers and each individual who will serve as an executive officer of Vision upon consummation of the Share Exchange; and

●	all individuals who will serve as directors and executive officers of Vision upon consummation of the Share Exchange, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. As of September 9, 2011, there were 3,000,000 shares of Skyview common stock outstanding and no additional shares have been issued since that date. The percentages in the table are based on 27,698,273 outstanding shares, which is the pro forma estimated number of outstanding shares immediately following closing of the Share Exchange assuming the surrender of 3,000,000 shares of Skyview Common Stock on the Closing Date.

	Amount and Nature
	of Beneficial Ownership	Percentage
Name and Address	of Ordinary Shares (1)	of Total

DIRECTORS AND EXECUTIVE OFFICERS

Robert L. Thompson, Sr., Chief Executive Officer, President, and Chairman of the Board	3,635,965	13.13%

Robert L. Thompson, Jr., Vice President	1,070,998	3.87%

William Bowen, Jr., Vice President of Engineering	94,200	--%

Harold Collins Haynes, Director	0	--%

Harvey Weiss., Director	100,000	--%

Jim Tracey, Director	0	--%

All current directors and executive officers as a group (6 persons)	4,901,163	17.7%

SHAREHOLDERS OWNING MORE THAN 5%
Pinotage, LLC	4,461,522	16.11%

Robert L. Thompson, Sr.	3,635,965	13.13%

Video Display Corp.	2,000,000	7.22%

—	Less than 1%
(1)	Based on 25,148,263 shares of common stock issued and outstanding as of September 9, 2011.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transaction	Affiliate	Director, Nominee, Officer
License and Royalties	Pinotage, LLC	Lee Thompson and Chuck Thompson
Loan	Lee Thompson	Lee Thompson
Loan	Harvey Weiss	Harvey Weiss

LOANS

•	Vision Technologies Inc. owes Nils Brous $200,000
•	Vision Technologies Inc. owes Rinelle Seay $90,000 at 12% interest.
•	Vision Technologies Inc. owes EK Visions $500,000 at 16% interest.
•	Vision Technologies Inc. owes Robert Lee Thompson $61,857. Non-interest bearing.
•	Vision Technologies Inc. owes Harvey Weiss $80,100. Non-interest bearing.

There is presently no public market for shares of Vision Common Stock.

Vision is authorized to issue 45,000,000 shares of common stock, par value $0.00001.  As of September 9, 2011, there were 25,148,263 shares of Vision Common Stock issued and outstanding.

DESCRIPTION OF SECURITIES

Common Stock

As of September 9, 2011, there were 25,148,263 shares of Vision Common Stock issued and outstanding.  Vision has  45,000,000shares of Authorized Common Stock.  There are 170 shareholders.

The holders of shares of Vision Common Stock have no subscription, redemption, subscription, sinking fund or conversion rights. In addition, the holders of shares of Vision Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of Vision Common Stock. The holders of shares of Vision Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of Vision’s stockholders. The holders of Vision Common Stock are entitled to receive ratably dividends, if any, as and when declared from time to time by the Vision Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of Vision’s affairs, the holders of Vision Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in Vision’s net assets available for distribution to holders of Vision Common Stock. The shares of Vision Common Stock currently outstanding are fully paid and nonassessable.

Preferred Stock

We have no preferred shares authorized.

EXPERT

The financial statements for Skyview for the years ended December 31, 2010 and 2009, included in this proxy statement/prospectus, and included in the Registration Statement, were audited by R.R. Hawkins & Associates International, a PC, an independent registered public accounting firm, as stated in its report appearing with the financial statements herein and incorporated in this proxy statement/prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the sections of the proxy statement/prospectus entitled “Information about the Companies — Vision Technologies, Inc.” beginning on page ____ and “Risk Factors” beginning on page ____, as well as Vision’s financial statements and related notes contained elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements based on Vision’s current expectations. There are various factors — many beyond Vision’s control — that could cause Vision actual results or the occurrence or timing of expected events to differ materially from those anticipated in these forward-looking statements. Some of these factors are described below and other factors are described elsewhere in this proxy statement/prospectus, including above under “Risks Factors” beginning on page ____. In addition, there are factors not described in this proxy statement/prospectus that could cause actual results or the occurrence or timing of expected events to differ materially from those anticipated in these forward-looking statements. All forward-looking statements included in this proxy statement/prospectus are based on information available to Vision as of the date hereof, and, except as required by law, Vision assumes no obligation to update any such forward-looking statements.

Overview

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations set forth below are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or “GAAP.”  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we evaluate our estimates and judgments, including those described below. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following accounting policies are the most critical to our financial statements. We believe they are important to the presentation of our financial condition and require the greatest degree of management judgment to make the estimates necessary to ensure their fair presentation.

Accrued Expenses

Research and Development

Research and development expense consists primarily of:

•	salaries and related expenses for personnel engaged in research and development activities;
•	costs of materials used in research and development; and
•	depreciation of capital assets used to discover and develop our product candidates.

Since inception, the Company’s principle activity has been research and development of ruggedized cameras.  A substantial portion of this effort has been funded by the Federal government as non-recurring engineering.  The Company is currently developing the “next generation” of ruggedized cameras (in collaboration with our customers).

Research and development expenses have diminished over the last several years due to Vision’s inability to raise adequate capital to maintain research and development at its previous levels. Upon completion of the Share Exchange, we expect research and development expenses to increase substantially in the latter half of 2011 and thereafter.

Stock-Based Compensation

Vision does not offer stock option or stock purchase plans, bonus or profit sharing plans, or pension or deferred compensation plans or agreements to its directors and officers.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Changes in Accounting Methods
No Changes.

Financial Operations Overview

Revenue

Contingent Liabilities

The Company has two contingent liabilities:

•
Revenue sharing agreement with Jeannie Fleeman Trust.  Under the terms of a Settlement Agreement dated June 12, 2009 (see attached), the Company reacquired certain common shares and had significant amounts of its debt extinguished. In exchange, the Company is required to pay to the Trust a revenue share equal to 5% of all gross revenues received until a total of $3,000,000 in revenue sharing has been paid. To date, the Company has paid approximately $200,000 to the Trust. Since the revenue sharing is contingent on future revenues, no amount of this obligation has been recorded on the balance sheet.

•
Royalties to Arkansas Science and Technology Authority (ASTA).  In accordance with a certain Investment and Royalty Agreement dated August 31, 2000, the Company received $204,000 in funds from ASTA as seed capital. That balance has been subsequently paid down to the current $195,000. In exchange for those funds, the Agreement calls for the Company to pay "royalties" to ASTA equal to 2% of all gross revenues received until the aggregate of all royalties paid equals $1,020,000. The Company's obligation to pay royalties to ASTA exceeding, in the aggregate, the original $204,000 in seed funding plus a reasonable amount of interest is considered contingent upon the results of negotiations currently taking place between ASTA's Board of Directors and the Company. The Company maintains that this Agreement is usurious, unenforceable under Arkansas law, and contrary to ASTA's stated mission.

General and Administrative

General and administrative expenses increased in the period ended December 31, 2010.  These expenses consist primarily of salaries and related expenses for personnel in administrative, finance, operations and human resource functions. Other costs include fees for general legal and other professional services, accounting fees, and directors’ and officers’ liability insurance premiums.

Marketing

The company does not prepare catalogues, advertising, and other product/service literature.  However, information that would be found in such literature is included in the company’s website: www.visntec.com.

Net Interest Income (expense)

Interest income consists of interest earned from a loan to Pinotage.

Interest expense consists of interest owed to holders of Notes Payable, interest for leased office equipment and revolving credit.

Results of Operations

Years Ended December 31, 2010 and 2009

The results of operations of Vision for each of the years ended December 31, 2010 and 2009 are as follows:

	Year Ended December 31,
	2010	2009
Operating expenses:
Research and development	$000	000
General and administrative	3,048,727	2,504,777
Depreciation and amortization	45,682	49,732

Total operating expenses	3,094,410	2,554,487
Interest income	25,016	23,609
Interest expense	(112,986)	(223,690)
Litigation settlement	-	115,154
Total other income (expense)	(87,970)	(84,927)
Income (loss) from operations before taxes	(2,756,565)	455,447
Net income (loss)	$(2,756,565)	445,447

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Research and Development Expense

	Year ended
	December 31,
	2010	2009
Research and development costs	$000	$000

General and Administrative Expenses

	Year Ended
	December 31,
	2010	2009
General and administrative expenses	$3,048,727	$2,504,755

Depreciation and amortization

	Year Ended
	December 31,
	2010	2009
Depreciation and amortization	$45,682	$49,732

Interest income

	Year Ended
	December 31,
	2010	2009
Interest income	$25,016	$23,609

Interest expense

	Year Ended
	December 31,
	2010	2009
Interest expense	$(112,986)	$(223,690)

Litigation settlement

	Year Ended
	December 31,
	2010	2009
Litigation settlement	$-	$115,154

Except for the following, there are no outstanding or unsatisfied judgments, decrees, citations, orders, injunctions, awards and settlement agreements:

•	None

There are no notices of default, cancellations or terminations under leases and material contracts, or any events which, with the passage of time or notice or both, could become defaults or the basis for termination or cancellation.

Total other income (expense)

	Year Ended
	December 31,
	2010	2009
Total other income (expense)	$(87,970)	$(84,927)

Net income (loss)

	Year Ended
	December 31,
	2010	2009
Net income (loss)	$(2,765,565)	$445,447

Our net loss for the year ended December 31, 2010, was $ 2,765,565, compared to a net income of $ 455,447 for the same period in 2009.

Liquidity and Capital Resources

Vision is a technology company, which develops, manufactures, and distributes ruggedized vision systems, providing applications specific digital image solutions which incorporate innovative and cost-effective ways to capture, enhance and distribute digital image data for military and paramilitary customers.

Since inception, Vision has incurred losses from operations and has reported negative cash flows.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

VISION TECHNOLOGIES, INC.

DECEMBER 31, 2010 AND 2009

Page
Report of Independent Registered Public Accounting Firm	F-I-2
Balance Sheets for the years ended December 31, 2010 and 2009	F-I-3
Statements of Operations for the years ended December 31, 2010 and 2009	F-I-4
Statement of Changes in Stockholders’ Equity (Deficit)	F-I-5
Statements of Cash Flows for years ended December 31, 2010 and 2009	F-I-6
Notes to Financial Statements	F-I-7 – F-I-16

F-I-1

Board of Directors
Vision Technologies, Inc.
Rogers, Arkansas

Report of Independent Registered Public Accounting Firm

We have audited the balance sheets of Vision Technologies, Inc. as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity and cash flows for the years ending December 31, 2010 and 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule of accounts receivable is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule of accounts receivable.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vision Technologies, Inc. as of December 31, 2010 and 2009, the results of operations, stockholders’ equity and its cash flows for the years ending December 31, 2010 and 2009.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ R.R. Hawkins & Associates International, a PC
August 19, 2011
Los Angeles, CA
Corporate Headquarters
5777 W. Century Blvd.  , Suite No. 1500
Los Angeles, CA 90045
T: 310.553.5707  F: 310.553.5337
www.rrhawkins.com

F-I-2

VISION TECHNOLOGIES, INC.
BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$12,056	$327,992
Accounts receivable	45,049	351,242
Inventory	554,119	1,442,486
Prepaid expenses and other current assets	34,248	21,951
Total Current Assets	645,472	2,143,671

Property and equipment, net	146,105	90,132

Deposits	5,165	5,165
Total Assets	$796,742	$2,238,968

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$997,076	$1,333,016
Accrued expenses	512,498	101,708
Payable to related parties	71,628	72,482
Royalties payable to affiliate	447,431	409,544
Deferred revenue	1,324,692	1,760,136
Deferred compensation	675,000	225,000
Deferred liability	3,052,801	3,121,834
Capital lease obligations, current portion	10,128	-
Notes payable to officers and directors	199,906	449,957
Notes payable to stockholders	985,418	888,000
Total Current Liabilities	8,276,578	8,361,677

Capital lease obligations	28,438	-

Commitments and contingencies	-	-

Stockholders' Equity (Deficit)
Common stock, $0.00001 par value per share; Authorized 25,000,000 shares; issued and outstanding 21,138,797 shares at December 31, 2010 and 18,834,297 shares at December 31, 2009, respectively	211	188
Additional paid in capital	19,210,160	19,100,544
Accrued stock payable	670,000	(591,361)
Treasury stock	-	(591,361)
Accumulated deficit	(27,388,645)	(24,632,080)
Total Stockholders' Deficit	(7,508,274)	(6,122,709)
Total Liabilities and Stockholders' Deficit	$796,742	$2,238,968

The accompanying notes are an integral part of these audited financial statements.

F-I-3

VISION TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2010	2009

Sales	$1,505,957	$4,970,434

Cost of sales	1,080,143	1,875,573

Gross profit	425,814	3,094,861

Operating expenses:
Selling, general and administrative	3,048,727	2,504,755
Depreciation and amortization	45,682	49,732
Total operating expenses	3,094,409	2,554,487

Other income (expenses):
Interest income	25,016	23,609
Interest expense	(112,986)	(223,690)
Litigation settlement	-	115,154
Total other income (expense)	(87,970)	(84,927)

Income (loss) from continuing operations before income taxes	(2,756,565)	455,447

Provision for income taxes	-	-

Net income (loss)	(2,756,565)	$455,447

Basic and diluted net income (loss) per share	$(0.14)	$0.02

Weighted average number of shares outstanding	19,709,081	18,648,735

The accompanying notes are an integral part of these audited financial statements.

F-I-4

VISION TECHNOLOGIES, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	Common Stock		Additional
	Shares	Amount	Paid-in Capital	Treasury Stock	Retained Earnings	Total

Balance - December 31, 2008	18,544,297	$185	$14,283,629	$-	$(25,087,527)	$(10,803,713)
Issuance of common stock for debt settlement	190,000	2	94,998	-	-	95,000
Issuance of common stock for services	100,000	1	49,999	-	-	50,000
Forgiveness of debt by stockholder/director	-	-	4,671,918	-	-	4,671,918
Return of shares in legal settlement	-	-	-	(591,361)	-	(591,361)
Net profit	-	-	-	-	455,447	455,447
Balance - December 31, 2009	18,834,297	$188	$19,100,544	$(591,361)	$(24,632,080)	$(6,122,709)

Sale of common shares	2,000,000	20	499,980	-	-	500,000
Reissuance of treasury shares	-	-	(591,361)	591,361	-	-
Offering cost for fund raising	40,000	1	(1)	-	-	-
Settlement of debt with stock issuances	104,500	1	120,999	-	-	121,000
Issuance of shares to consultant for services	20,000	-	10,000	-	-	10,000
Issuance of shares to employees for services	140,000	1	69,999	-	-	70,000
Net loss	-	-	-	-	(2,756,565)	(2,756,565)
Balance - December 31, 2010	21,138,797	$211	$19,210,160	$-	$(27,388,645)	$(8,178,274)

The accompanying notes are an integral part of these audited financial statements.

F-I-5

VISION TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2010	2009
Cash flows from Operating Activities:
Net income (loss)	$(2,756,565)	$455,447
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	45,682	49,732
Settlement of litigation	-	(310,154)
Issuance of shares for services	80,000	50,000
Issuance of shares for settlement of debt	111,000	95,000
Changes in operating assets and liabilities:
(Increase) decrease in receivables	306,193	(28,768)
Decrease in inventory	888,367	31,669
(Increase) decrease in prepaid expenses and other current assets	(12,297)	80,702
Increase (decrease) in accounts payable	(335,940)	167,784
Increase in accrued expenses	410,792	339,824
Increase (decrease) in payables to related parties	(854)	72,482
Increase in royalties payable - affiliate	37,887	75,644
Increase in capital lease obligations	38,566	-
Increase in deferred compensation	450,000	225,000
Decrease in deferred revenue	(435,444)	(1,279,119)
Net Cash Provided by (Used in) Operating Activities	(1,172,613)	25,243

Cash Flows from Investing Activities:
Purchase of property and equipment	(101,656)	-
Net Cash Used in Investing Activities	(101,656)	-

Cash Flows from Financing Activities:
Payment to stockholder's deferred liability	(69,033)	(73,248)
Payment of notes payable to officers and directors	(291,356)	160,100
Proceeds from notes payable to officers and directors	41,304	(196,566)
Proceeds from sale of common stock	510,000	-
Cash received for sale of common stock not issued	670,000	-
Cash payments of notes payable to stockholders	(2,582)	(257,389)
Cash received from notes payable to stockholders	100,000	640,000
Net Cash Provided by Financing Activities	958,332	272,897

Net Increase (Decrease) in Cash and Cash Equivalents	(315,936)	298,140
Cash and Cash Equivalents - Beginning of the Year	327,992	29,852
Cash and Cash Equivalents - End of the Year	$12,056	$327,992

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$38,646	$46,610

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Deferred liability	$-	$3,000,000
Forgiveness of notes payable and accrued interest	$-	$(4,671,918)
Conversion of notes payable to common stock	$-	$4,671,918
Reissuance (purchase) of treasury stock	$591,361	$(591,361)
Conversion of debt payable to bank by stockholder	$-	$(2,408,639)

The accompanying notes are an integral part of these audited financial statements.

F-I-6

VISION TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE  1 – NATURE OF OPERATIONS AND GOING CONCERN

Vision Technologies, Inc. (the “Company”), a Delaware corporation, manufactures ruggedized vision systems for the military, providing applications specific digital image solutions which incorporate innovative and cost-effective ways to capture, enhance and distribute digital image data. Through creative engineering and enhancement the Company has designed and developed a proprietary line of mission-critical, combat-qualified vision systems which meet the most stringent battlefield/naval deployment requirements as specified per MIL-S-901D Grade “A” standards, which covers ruggedized performance requirements for al Department of Defense applications for all military systems considered combat essential. The Company‘s manufacturing facility and general offices are located in Rogers, Arkansas.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. At December 31, 2010, the Company has a working capital deficit of $7,631,106, and has cash used in operations of $1,172,613 in 2010 and has a net loss of $2,756,565 in 2010. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company has incurred losses from operations and has never operated at successful manufacturing levels over an extended period. Further, the Company has limited additional financial resources available to support its operations and in the past years has, in large part, been supported by certain major stockholders. There is no commitment for such stockholders to continue providing financial support to the Company.

These factors, among others, raise substantial doubt concerning the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the ongoing support of its stockholders, investors, customers and creditors, and its ability to successfully produce and market its products at economically feasible levels. The Company will require additional financial resources in order to fund maturities of debt and other obligations as they become due.

The Company has been seeking to identify potential equity participants in the private equity market in an attempt to generate over $5 million in additional working capital. Management and major stockholders are currently marketing the Company based upon management’s plans which include, pursuing application of its technology in other branches of the United States military not yet served by the Company, identifying additional applications of its technology in public and private sectors and potential expansion of facilities into areas physically closer to the existing and potential customers.

Completion of management’s plan will require the Company receive the proceeds from the equity offering or obtain additional debt or equity financing beyond those resources currently available to the Company. Also, additional financial resources may be necessary to fund maturities of most of its debt and other obligations as the Company is currently in default of making good on such obligations. There is no assurance the Company will be successful in securing resources to fund maturities of debt and other obligations or to support the Company until such time the company is able to consistently generate income from operations.

F-I-7

The Company is actively seeking bridge financing of approximately $1 million to support current operations. In December 2010, the Company entered into a share exchange agreement with an entity pursuant to which, the shareholders of the Company will exchange their shares for the shares of the public entity. The terms and conditions of the share exchange agreement are expected to be completed within the next sixty (60) days. However, there is no assurance the Company will be successful in securing resources to fund maturities of debt and other obligations or to support the Company until such time the company is able to consistently generate income from operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (US GAAP). The Financial Accounting Standards Board (FASB) is the accepted standard setting body for establishing accounting and financial reporting principles.

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of assets and liabilities. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with original maturities of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable
Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Trade accounts are stated at the amount management expects to collect from outstanding balances. Delinquency fees are not assessed. Payments of accounts receivable are allocated to the specific invoices identified by the customer’s remittance advice, or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced, if needed, by a valuation allowance that reflects managements’ best estimate of the amounts that will not be collected. As of December 31, 2010, management concludes that no allowance for doubtful accounts is required.

Inventories
Inventories are stated at the lower of cost or market. Cost has been determined by the FIFO (first-in, first-out) method.

F-I-8

Property and Equipment
Property and equipment consists of furniture and fixtures, equipment, computer hardware and software, is recorded at cost and is being depreciated on a straight-line basis over its estimated useful life of three years to twenty years. Gains or losses from the sale of property and equipment are reflected in the year of disposal. Repairs and maintenance costs are expensed as incurred.

Long-lived Assets
In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceed the undiscounted cash flows.

Asset Retirement Obligations
The Company follows the provisions of ASC 410, Asset Retirement and Environmental Obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The Company did not have any asset retirement obligation at December 31, 2010 and 2009.

Environmental Matters
Our operations are not subject to evolving federal, state and local environmental laws and regulations related to the discharge of materials into the environment. Our process is not expected to produce harmful levels of emissions or waste by-products. However, these laws and regulations would require us to remove or mitigate the environmental effects of the disposal or release of substances at our site should they occur. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements. We are not aware of any area of non-compliance with federal, state or local environmental laws and regulations as of the date of this report.

Fair value of Financial Instruments and Fair Value Measurements
ASC 820, Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-I-9

The Company’s financial instruments consist principally of cash, accounts receivable, inventory, accounts payable, and amounts due to related parties. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition
The Company recognizes revenue at the time of shipment when the customer has taken title and has assumed the risks and rewards of ownership, the sales price is fixed or determinable and collectability is reasonably assured.

Deferred Revenues
The Company receives payments in advance from customers on sales orders received for product shipments before it is manufactured, assembled and shipped to the customer. The Company records these advance payments as deferred revenue until the product is shipped to the customer or legal title to product has otherwise transferred to the customer.

Stock-based Compensation
In accordance with ASC 718, Compensation – Stock Compensation, the Company accounts for share-based payments using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Net Earnings (Loss) Per Share
The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Comprehensive Loss
ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. As at December 31, 2010 and 2009, the Company has no items that represent a comprehensive income (loss) and, therefore, has not included a schedule of comprehensive income (loss) in the financial statements.

Recent Accounting Pronouncements
In April 2010, the FASB issued ASU 2010-13, Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

F-I-10

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – INVENTORIES

Inventories are summarized as follows:

	December 31,
	2010	2009
Finished goods	$145,137	$11,391
Raw materials and components	408,982	1,431,095
	$554,119	$1,442,486

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2010	2009
Furniture, fixtures and equipment	$167,888	$124,233
Technical equipment	50,033	50,033
Computers and communication equipment	204,301	204,301
Leasehold improvements	59,031	1,031
Computer software	93,175	93,175
	574,428	472,773
Less: Accumulated depreciation and amortization	(428,323)	(382,641)
Property and equipment, net	$146,105	$90,132

Included in accumulated depreciation and amortization is $5,821 and $0 of amortization related to assets of $43,655 held under capital lease obligations at December 31, 2010 and 2009, respectively.

Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $45,682 and $49,732, respectively.

NOTE 5 – DEFERRED LIABILITY

Deferred liability consists of the following:
	December 31,
	2010	2009
Arkansas Science & Technology Authority	$195,082	$195,082

Stockholder’s Settlement	2,857,719	2,926,752
	$3,052,801	$3,121,834

F-I-11

On August 31, 2000, the Company entered into an Investment and Royalty Agreement (“Agreement”) with Arkansas Science & Technology Authority (“ASTA”) whereby, ASTA advanced to the Company $204,000 as a grant for research and development in the field of science and technology in the state of Arkansas. In exchange of the receipt of grant, the Company shall pay to ASTA, 2% of its net sales (“Royalties”) until the first to occur of the following: (i) the aggregate of all Royalties paid to ASTA exceeds $1,020,000; or (ii) the aggregate of all Royalties paid to ASTA equals or exceeds the payback cap for the current period as set forth; or (iii) the Company pays to ASTA an amount that when added to the aggregate of all Royalties paid to ASTA equals or exceeds the payback cap for the current period as set forth. The Company is in default of making its Royalty payments to ASTA and disputing the terms of the Agreement. The Company has recorded the balance due on the Agreement of $195,082 as a deferred liability in its financial statements as of December 31, 2010 and 2009, respectively.

On June 12, 2009, the Company reached a settlement pursuant to a civil action from a stockholder requiring the Company to pay to the stockholder 5% of its gross revenues from its business up to a total of $3 million. During the year ended December 31, 2010 and 2009, the Company has made cash payments of $69,033 and $73,248 towards this deferred liability. As of December 31, 2010 and 2009, the Company has a deferred liability of $2,857,719 and $2,926,752 towards this settlement (See NOTE 11).

NOTE 6 – NOTES PAYABLE

Notes payable consist of:

	December 31,
Notes payable to stockholders:	2010	2009

Note payable to stockholder, collateralized by substantially all assets of the Company and all assets of Pinotage, LLC, 6% interest per annum, monthly interest installments payable in the form of shares of stock at 10,000 shares per month, balance is past due of maturity and considered due on demand.	$200,000	$200,000

Note payable to stockholder, unsecured, 6% interest per annum, balance of principal and accrued interest past due of maturity and considered due on demand	145,418	148,000

Note payable to stockholder, unsecured, 6% interest per annum, balance of principal and accrued interest past due of maturity and considered due on demand	40,000	40,000

Note payable to stockholder, unsecured, 12% interest per annum, balance of principal and accrued interest due of maturity August 8, 2011	100,000	-

Note payable to stockholder, collateralized by substantially all assets of the Company, 16% interest per annum, balance is past due of maturity and considered due on demand	500,000	500,000
Notes payable to stockholders	$985,418	$888,000

Interest expense of $97,716 and $98,448 was recorded for the years ended December 31, 2010 and 2009, respectively.

F-I-12

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has a license agreement with Pinotage, LLC (Pinotage) that gives the Company the exclusive rights to use technology patents held by Pinotage. Each imaging product that the Company develops, manufactures, and distributes is based on these patents.  The license agreement requires the Company to incur all costs of maintaining and defending the existing patents and the filing of new patents resulting from additional technology and applications developed that are associated with Pinotage’s existing patents. Any new patents filed are to be held by Pinotage and are added to the license agreement for the Company to use. The license agreement expires upon the latest expiration date of the patents under the agreement. Each patent has a term of twenty years. The license agreement requires the Company to pay a 7% royalty on all sales of products and services that are associated with the Company’s use of the patents. The agreement can be terminated at the option of Pinotage if any of the following events occur: the Company fails to pay the royalties due within 30 days after year end, the Company fails to generate sales from use of the patents for 60 consecutive days, or the Company files bankruptcy, reorganization, or otherwise ceases to do business. During the years ended December 31, 2010 and 2009, the Company incurred royalty expense under the license agreement of $62,903 and $99,253, which is included in royalty payable to an affiliate on the Balance Sheet. The Company has a net royalty payable to Pinotage of $447,431 and $409,544 at December 31, 2010 and 2009.

During the years ended December 31, 2010 and 2009, the Company executed the following notes payable to the officers:

	December 31,
Notes payable to officers:	2010	2009

Notes payable to officer, unsecured, interest ranging from 0% to 8.5% per annum, balance of principal and accrued interest past due of maturity and considered due on demand	$9,357	$289,857

Note payable to stockholder, unsecured, non-interest bearing, balance of principal and accrued interest past due of maturity and considered due on demand	180,100	160,100

Note payable to officer, unsecured, non-interest bearing, balance of principal and accrued interest due of demand	10,449	-
Notes payable to officers	$199,906	$449,957

Interest expense incurred on the notes payable to officers recorded in the accompanying financial statements for the years ended December 31, 2010 and 2009 amounted to $0 for each of the years.

During the years ended December 31, 2010 and 2009, the Company incurred legal fees of $0 from an attorney who is a stockholder and member of the Company’s board of directors. The Company has a net payable to this stockholder of $8,834 and $43,217, which is included in accounts payable at December 31, 2010 and 2009, respectively.

NOTE 8 – VARIABLE INTEREST ENTITY

Pinotage, an entity controlled by an officer and stockholder of the Company, has been determined to be a variable interest entity. The Company began its involvement with Pinotage from the Company’s inception during the year ended December 31, 1998. Pinotage holds technology patents that it licenses to the Company under an exclusive license agreement. Royalties earned under this license agreement amounted to $62,903 and $99,253 during the years ended December 31, 2010 and 2009. Management has determined that the Company is not the primary beneficiary of the variable interest entity. The primary beneficiary appears to be the members of Pinotage. At December 31, 2010 and 2009, the Company has a royalty payable to Pinotage amounting to $447,431 and $409,544, respectively.

F-I-13

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

The Company’s capitalization at December 31, 2010 was 25,000,000 authorized common shares with a par value of $0.00001 per share.

On July 6, 2009, the Company issued 190,000 shares of its common stock valued at $95,000, to a stockholder as interest payment pursuant to the terms of a promissory note. On November 18, 2009, the Company issued 100,000 shares of its common stock valued at $50,000 to a director and stockholder as compensation for services. During 2009, a shareholder and member of board of directors agreed to forgive note payable and accrued interest due him in the amount of $4,671,918. The Company recorded the forgiveness of debt as contributed capital in its financial statements as of December 31, 2009.

On August 13, 2010 and December 13, 2010, the Company issued 40,000 shares of its common stock to third parties as costs for raising capital for the Company which was recorded as a charge to additional paid in capital as offering costs. From August 2010 through December 2010, the Company sold 2,000,000 shares of its common stock to accredited investors for cash proceeds of $500,000, pursuant to a private placement memorandum for sale of shares on a best efforts basis. In addition, the Company raised an additional cash of $670,000 as of December 31, 2010 for sale of 670,000 shares of common stock to accredited investors. The Company has not issued 670,000 shares as of December 31, 2010, and recorded $670,000 as accrued stock payable on its balance sheet at December 31, 2010. During 2010, the Company issued 104,500 shares of its common stock valued at $121,000 for settlement of a debt for purchase of capital asset amounting to $58,000 and satisfaction of payables amounting to $63,000. On December 13, 2010, the Company issued 20,000 shares of its common stock to a consultant valued at $10,000 in satisfaction of a debt for professional services.

As a result of all stock issuances, the Company had 21,138,797 shares of common stock issued and outstanding as of December 31, 2010.

NOTE 10 – CONCENTRATION OF RISK

Over 95% of the Company’s sales of its products in 2010 and 2009 were primarily to four customers for the government of the United States of America (the U.S. Government). In addition, the Company’s revenues from the U.S. Government largely result from contracts awarded under various defense programs. Program funding is subject to the overall U.D. Government budget and appropriations decisions and processes, and the Company’s programs must compete for funding with non-defense programs and other defense programs in which the Company is not involved. U.S. Government budget decisions, including defense spending, are based on changing government priorities and objectives, which are driven by numerous factors, including geo-political events and macro-economic conditions, and are beyond the Company’s control. The Company can give no assurance that U.S. Government defense spending will continue to grow. In addition, changing government priorities and requirements could shift spending away from programs with which the Company is involved. Shifts or reductions in defense spending or changes in timing could result in the reduction or elimination of, or the delay in, funding of one or more of the Company’s defense programs.

F-I-14

NOTE 11 – CONTINGENCIES AND COMMITMENTS

Subsequent to the year ended December 31, 2007, the Company, its President and Vice President were named in a lawsuit filed by five stockholders of the Company (“Stockholders”), alleging violations of the Arkansas Securities Act related to the issuance of the Company’s stock. The plaintiff’s effort was a hostile takeover attempt to take control of the Company. On June 12, 2009, the Company reached a settlement with the stockholders. The terms of the settlement required the Company to pay (a) cash settlement of $130,000, (b) real estate property taxes of $30,844, and (c) a contingent payment of 5% of future gross revenues (‘Revenue Share”) up to a total sum of $3 million. In exchange, the stockholders returned 800,000 shares of Company’s common stock which they had purchased for a cash consideration of approximately $3 million. During the year ended December 31, 2009, the Company recorded on its financial statements a contingent liability of $3 million, paid the cash settlement of $130,000, real estate property taxes of $30,844 and $73,748 towards the Revenue Share pursuant to the terms of the settlement agreement. In addition, the Company recorded $591,361 as the cost of the treasury shares received pursuant to the contingent settlement of $3 million. As a result of the above transactions, the Company recorded $591,361 as the cost of treasury shares for the 800,000 shares returned by the Stockholders pursuant to the terms of the settlement agreement and the Stockholders were required to pay off $2.4 million of the Company’s bank debt. All claims made in the lawsuits by the Stockholders were ruled baseless and frivolous by the court, and were dismissed.

During the years ended December 31, 2010 and 2009, the Company paid $69,033 and $73,248 as Revenue Share towards the deferred liability.

The Company leases its corporate office and manufacturing facility from a third party under a non-cancellable lease agreement that expires January 31, 2012. The monthly rent per the lease agreement is $22,575 per month. The Company leases equipment under a non-cancellable lease that expires August 17, 2011 at a monthly rent of $30 per month. Annual rent expense for the office and manufacturing facility amounted to $276,820 and $271,500 for the years ended December 31, 2010 and 2009.

The Company’s future minimum lease commitments are as follows:
	December 31,
	2010	2009
For the year ended December 31,
2010	$-	$271,020
2011	271,140	271,140
2012	22,575	22,575
Total	$293,715	$564,735

The Company has acquired certain furniture, fixtures and equipment under capital leases that are payable in scheduled monthly installments through April 2015.

Capital Lease
Year ending December 31,
2011	$8,034
2012	8,524
2013	9,051
2014	9,611
2015	3,346
$38,566

NOTE 12 – INCOME TAXES

Income tax expense for the years ended December 31, 2010 and 2009 is summarized as follows. Following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statements of Operations:

	December 31, 2010	December 31, 2009
Tax expense (credit) at statutory rate - federal	(34%)	(34%)
State tax expense net of federal tax	(6.5%)	(6.5%)
Valuation allowance	40.5%	40.5%
Tax expense at actual rate	-	-

F-I-15

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2010 and 2009 are as follows:

	December 31, 2010	December 31, 2009
Deferred tax assets:
Net operating loss carry forward	$9,312,139	$8,374,907
Total gross deferred tax assets	9,312,139	8,374,907
Less - valuation allowance	(9,312,139)	(8,374,907)
Net deferred tax assets	$-	$-

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Company’s provision for income taxes differs from applying the statutory U.S. Federal income tax rate to income before income taxes. The primary differences result from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

At December 31, 2010, the Company had net operating loss carry-forwards of $9,312,139 for U.S. federal income tax purposes available to offset future taxable income expiring on various dates through 2030. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance during the years ended December 31, 2010 and 2009 was an increase of $937,232 and a benefit of $154,852, respectively.

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740-10-15. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company is not under examination for any open tax years.

No income taxes were paid by the Company during the years ended December 31, 2010 and 2009.

NOTE 13 – FINANCIAL INSTRUMENTS WITH RISK OF ACCOUNTING LOSS

The Company uses financial institutions in which it maintains cash balances which, at times, may exceed federally insured limits of $250,000. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash. At December 31, 2010 and 2009, the Company’s uninsured cash balance totaled approximately $0 and $77,992.

NOTE 14 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date these financial statements were issued.

Subsequent to December 31, 2010, the Company received cash proceeds of $741,667 from accredited investors for the sale of 741,667 shares of unregistered common stock pursuant to a Private Placement Memorandum.  The Company has not issued 741,667 common shares to the accredited investors.

The Company received loans and advances from the third parties amounting $264,805. Loans received from third parties were unsecured, interest bearing and due within twelve months from the date of loan.

The Company has paid cash of $145,418 to a stockholder in full settlement of its promissory note.

F-I-16

VISION TECHNOLOGIES, INC.

Period Ended June 30, 2011

Page

Condensed Balance Sheets as of June 30, 2011(Unaudited) and December 31, 2010	F-I-18

Condensed Statements of Operations for the three month and six month periods ended June 30, 2011 and 2010	F-I-19

Condensed Statements of Cash Flows for the six month periods ended June 30, 2011 and 2010	F-I-21

Notes to Financial Statements (Unaudited)	F-I-22 to F-I-38

F-I-17

VISION TECHNOLOGIES, INC.
BALANCE SHEETS

	June 30, 2011 (UNAUDITED)	December 31, 2010
ASSETS

Current Assets:
Cash and cash equivalents	$-	$12,056
Accounts receivable	7,713	45,049
Inventory	202,518	554,119
Prepaid expenses and other current assets	74,103	34,248
Total Current Assets	284,334	645,472

Property and equipment, net	122,694	146,105

Deposits	5,165	5,165
Total Assets	$412,193	$796,742

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$1,184,324	$997,076
Accrued expenses	654,209	512,498
Payable to related parties	80,069	71,628
Royalties payable to affiliate	44,847	447,431
Deferred revenue	-	1,324,692
Deferred compensation	695,833	675,000
Deferred liability	2,996,954	3,052,801
Advances from stockholder	75,730	-
Current portion of capital lease obligations	10,128	10,128
Notes payable - officers and directors	241,957	199,906
Notes payable - stockholders	790,000	985,418
Total Current Liabilities	6,774,051	8,276,578

Capital lease obligations	24,473	28,438

Commitment and contingencies	-	-

Stockholders' Equity (Deficit)
Common stock, $0.00001 par value per share; Authorized 25,000,000 shares; issued and outstanding 23,076,929 shares at June 30, 2011 and $21,138,797 at December 31, 2010, respectively	231	211
Additional paid in capital	19,717,571	19,210,160
Accrued stock payable	1,376,667	670,000
Accumulated deficit	(27,480,800)	(27,388,645)
Total Stockholders' Deficit	(6,386,331)	(7,508,274)
Total Liabilities and Stockholders' Deficit	$412,193	$796,742

The accompanying notes are an integral part of these unaudited financial statements.

F-I-18

VISION TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Six Months Ended June 30,
	2011	2010
Sales	$2,392,334	$576,940

Cost of sales	948,996	283,186

Gross profit	1,443,338	293,754

Operating expenses:
Selling, general and administrative	1,462,614	1,406,667
Depreciation and amortization	23,411	21,386
Total operating expenses	1,486,025	1,428,053

Other income (expenses):
Interest income	-	12,508
Interest expense	(49,468)	(4,933)
Totial other income (expense)	(49,468)	7,575

Loss from continuing operations before income taxes	(92,155)	(1,126,724)

Provision for income taxes	-	-

Net loss	$(92,155)	$(1,126,724)

Basic and diluted net loss per share	$(0.00)	$(0.06)

Weighted average number of shares outstanding	22,982,438	18,839,711

The accompanying notes are an integral part of these unaudited financial statements.

F-I-19

VISION TECHNOLOGIES, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND FOR THE YEAR ENDED DECEMBER 31, 2010

	Common Stock		Additional		Retained
	Shares	Amount	Paid-in Capital	Treasury Stock	Earnings	Total

Balance - December 31, 2009	18,834,297	$188	$19,100,544	$(591,361)	$(24,632,080)	$(6,122,709)
Sale of common shares	2,000,000	20	499,980	-	-	500,000
Cancellation of treasury shares	-	-	(591,361)	591,361	-	-
Offering cost for fund raising	40,000	1	(1)	-	-	-
Settlement of debt with stock issuances	104,500	1	120,999	-	-	121,000
Issuance of shares to consultant for services	20,000	-	10,000	-	-	10,000
Issuance of shares to employees for services	140,000	1	69,999	-	-	70,000
Net loss	-	-	-	-	(2,756,565)	(2,756,565)
Balance - December 31, 2010	21,138,797	$211	$19,210,160	$-	$(27,388,645)	$(8,178,274)

Cancellation of shares	(308,660)	(3)	3	-	-	-
Issuance of shares to consultant for services	50,000	1	24,999	-	-	25,000
Conversion of royalties payable to Pinotage	2,126,792	21	447,410	-	-	447,431
Issuance of shares to employees for services	70,000	1	34,999	-	-	35,000
Net loss	-	-	-	-	(92,155)	(92,155)
Balance - June 30, 2011	23,076,929	$231	$19,717,571	$-	$(27,480,800)	$(7,762,998)

The accompanying notes are an integral part of these unaudited financial statements.

F-I-20

VISION TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2011	2010
Cash flows from Operating Activities:
Net loss	$(92,155)	$(1,126,724)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,411	21,386
Issuance of shares to consultant for services	25,000	-
Issuance of shares to employees for services	35,000	70,000
Changes in operating assets and liabilities:
Decrease in receivables	37,336	91,558
Decrease in inventory	351,601	42,631
Increase in prepaid expenses and other current assets	(39,855)	(2,430)
Increase in accounts payable	187,248	97,350
Increase in accrued expenses	141,712	137,286
Increase in payables to related parties	8,441	15,746
Increase in royalties payable to affiliate	44,847	21,363
Increase in capital lease obligations	1,098	-
Increase in deferred compensation	20,833	225,000
Increase (decrease) in deferred revenue	(1,324,692)	292,301
Net Cash Used in Operating Activities	(580,175)	(114,533)

Cash Flows from Investing Activities:
Purchase of property and equipment	-	-
Net Cash Used in Investing Activities	-	-

Cash Flows from Financing Activities:
Payment of stockholder's deferred liability	(55,847)	(49,082)
Payment of notes payable to officers and directors	(10,449)	(172,487)
Payments of capital lease obligations	(5,064)	(1,244)
Proceeds from notes payable to officers and directors	12,500	30,856
Cash proceeds from a shareholder	75,730	-
Cash received for sale of common stock not issued	706,667	-
Cash payments on notes payable to stockholders	(155,418)	(10,000)
Net Cash Provided by (Used in) in Financing Activities	568,119	(201,957)

Net Decrease in Cash and Cash Equivalents	(12,056)	(316,490)

Cash and Cash Equivalents - Beginning of the Period	12,056	327,992

Cash and Cash Equivalents - End of the Period	$-	11,502

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$6,472	$20,891

Supplemental Disclosures of Non-cash Investing and Financing Activities:
Purchase of property and equipment under capital lease obligations	$-	$43,656
Conversion of notes payable to common stock	$100,000	$-
Conversion of royalties payable to common stock	$447,413	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-I-21

VISION TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE  1 – NATURE OF BUSINESS AND OPERATIONS

Vision Technologies, Inc. (the “Company”), a Delaware corporation, manufactures ruggedized vision systems for the military, providing applications specific digital image solutions which incorporate innovative and cost-effective ways to capture, enhance and distribute digital image data. Through creative engineering and enhancement the Company has designed and developed a proprietary line of mission-critical, combat-qualified vision systems which meet the most stringent battlefield/naval deployment requirements as specified per MIL-S-901D Grade “A” standards, which covers ruggedized performance requirements for al Department of Defense applications for all military systems considered combat essential. The Company‘s manufacturing facility and general offices are located in Rogers, Arkansas.

Basis of presentation

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at June 30, 2011, the results of operations and cash flows for the six months ended June 30, 2011 and 2010. The balance sheet as of December 31, 2010 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and the notes thereto included in the Company’s Audited financial statements for the fiscal year ended December 31, 2010.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expense during the reporting period.  Actual results could differ from those estimates.

F-I-22

Going Concern

These condensed financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. At June 30, 2011, the Company has a working capital deficit of $6,489,717, cash used in operations of $580,175, and has a net loss of $92,155 for the six months ended June 30, 2011. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company has incurred losses from operations and has limited additional financial resources available to support its operations and in the past years has, in large part, been supported by certain major stockholders. There is no commitment for such stockholders to continue providing financial support to the Company.

These factors, among others, raise substantial doubt concerning the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the ongoing support of its stockholders, investors, customers and creditors, and its ability to successfully produce and market its products at economically feasible levels. The Company will require additional financial resources in order to fund maturities of debt and other obligations as they become due.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (US GAAP). The Financial Accounting Standards Board (FASB) is the accepted standard setting body for establishing accounting and financial reporting principles.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of assets and liabilities. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-I-23

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Trade accounts are stated at the amount management expects to collect from outstanding balances. Delinquency fees are not assessed. Payments of accounts receivable are allocated to the specific invoices identified by the customer’s remittance advice, or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced, if needed, by a valuation allowance that reflects managements’ best estimate of the amounts that will not be collected. As of June 30, 2011 and December 31, 2010, management concluded that no allowance for doubtful accounts is required.

Inventories

Inventories are stated at the lower of cost or market. Cost has been determined by the FIFO (first-in, first-out) method.

Property and Equipment

Property and equipment consists of furniture and fixtures, equipment, computer hardware and software, is recorded at cost and is being depreciated on a straight-line basis over its estimated useful life of three years to twenty years. Gains or losses from the sale of property and equipment are reflected in the year of disposal. Repairs and maintenance costs are expensed as incurred.

Long-lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceed the undiscounted cash flows.

F-I-24

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, amounts receivable, inventory, accounts payable, and amounts due to related parties. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

F-I-25

Revenue Recognition

The Company recognizes revenue at the time of shipment when the customer has taken title and has assumed the risks and rewards of ownership, the sales price is fixed or determinable and collectability is reasonably assured.

Deferred Revenues

The Company occasionally receives payments in advance from customers on sales orders received for product shipments before it is manufactured, assembled and shipped to the customer. The Company records these advance payments as deferred revenue until the product is shipped to the customer or legal title to product has otherwise transferred to the customer.

Stock-based Compensation

In accordance with ASC 718, Compensation – Stock Compensation, the Company accounts for share-based payments using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Net Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

F-I-26

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – INVENTORY

Inventory is summarized as follows:

	June 30, 2011	December 31,
	(Unaudited)	2010
Finished goods	$45,211	$145,137
Raw materials and components	311,525	408,981
	356,736	554,119
Less: Reserve for obsolescence	(154,218)	-
Inventory, net	$202,518	$554,119

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30, 2011	December 31,
	(Unaudited)	2010
Furniture, fixtures and equipment	$124,234	$124,234
Technical equipment	50,033	50,033
Computers and communication equipment	204,301	204,301
Leasehold improvements	59,031	59,031
Computer software	93,175	93,175
Assets under capital lease	43,655	43,655
	574,429	574,429
Less: accumulated depreciation and amortization	(451,735)	(428,324)
Property and equipment, net	$122,694	$146,105

Included in accumulated depreciation and amortization is $4,366 and $1,455 of amortization related to assets held under capital lease obligations at June 30, 2011 and 2010, respectively.

Depreciation and amortization expense for the six months ended June 30, 2011 and 2010 was $23,411 and $21,386, respectively.

F-I-27

NOTE 5 – DEFERRED LIABILITY

Deferred liability consists of the following:

	June 30, 2011 (Unaudited)	December 31, 2010
Arkansas Science & Technology Authority	$195,082	$195,082
Stockholder’s Settlement	2,801,872	2,857,719
	$2,996,954	$3,052,801

On August 31, 2000, the Company entered into an Investment and Royalty Agreement (“Agreement”) with Arkansas Science & Technology Authority (“ASTA”) whereby, ASTA advanced to the Company $204,000 as a grant for research and development in the field of science and technology in the state of Arkansas. In exchange of the receipt of grant, the Company shall pay to ASTA, 2% of its net sales (“Royalties”) until the first to occur of the following: (i) the aggregate of all Royalties paid to ASTA exceeds $1,020,000; or (ii) the aggregate of all Royalties paid to ASTA equals or exceeds the payback cap for the current period as set forth; or (iii) the Company pays to ASTA an amount that when added to the aggregate of all Royalties paid to ASTA equals or exceeds the payback cap for the current period as set forth. The Company is in default of making its Royalty payments to ASTA and disputing the terms of the Agreement. The Company has recorded the balance due on the Agreement of $195,082 as a deferred liability in its financial statements as of June 30, 2011 and December 31, 2010, respectively.

On June 12, 2009, the Company reached a settlement pursuant to a civil action from a stockholder requiring the Company to pay to the stockholder 5% of its gross revenues from its business up to a total of $3 million. During the six months ended June 30, 2011 and 2010, the Company has made cash payments of $55,847 and $49,082 towards this deferred liability. As of June 30, 2011 and December 31, 2010, the Company recorded a deferred liability of $2,801,872 and $2,857,719 towards this settlement (See NOTE 10).

NOTE 6 – NOTES PAYABLE

Notes payable consist of:

Notes payable to stockholders:	June 30, 2011	December 31,
	(Unaudited)	2010
Note payable to stockholder, collateralized by substantially all assets of the Company and all assets of Pinotage, LLC, 6% interest per annum, monthly interest installments payable in the form of shares of stock at 10,000 shares per month, balance is past due of maturity and considered due on demand.	$200,000	$200,000

Note payable to stockholder, unsecured, 6% interest per annum, balance of principal and accrued interest past due of maturity and considered due on demand	-	145,418

Note payable to stockholder, unsecured, 6% interest per annum, balance of principal and accrued interest past due of maturity and considered due on demand	-	40,000

Note payable to stockholder, unsecured, 12% interest per annum, balance of principal and accrued interest due of maturity August 8, 2011	90,000	100,000

Note payable to stockholder, collateralized by substantially all assets of the Company, 16% interest per annum, balance is past due of maturity and considered due on demand.	500,000	500,000
Notes payable to stockholders	$790,000	$985,418

Interest expense of $44,508 and $47,756 was recorded for the six months ended June 30, 2011 and 2010, respectively.

F-I-28

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has a license agreement with Pinotage, LLC (Pinotage) that gives the Company the exclusive rights to use technology patents held by Pinotage. Each imaging product that the Company develops, manufactures, and distributes is based on these patents.  The license agreement requires the Company to incur all costs of maintaining and defending the existing patents and the filing of new patents resulting from additional technology and applications developed that are associated with Pinotage’s existing patents. Any new patents filed are to be held by Pinotage and are added to the license agreement for the Company to use. The license agreement expires upon the latest expiration date of the patents under the agreement. Each patent has a term of twenty years. The license agreement requires the Company to pay a 7% royalty on all sales of products and services that are associated with the Company’s use of the patents. The agreement can be terminated at the option of Pinotage if any of the following events occur: the Company fails to pay the royalties due within 30 days after the year-end, the Company fails to generate sales from use of the patents for 60 consecutive days, or the Company files bankruptcy, reorganization, or otherwise ceases to do business. During the six months ended June 30, 2011 and 2010, the Company incurred royalty expense under the license agreement of $44,847 and $33,871, which is included in royalty payable to an affiliate on the Balance Sheet. The Company has a net royalty payable to Pinotage of $44,847 and $447,431 at June 30, 2011 and at December 31, 2010.

The Company executed the following notes payable to officers and directors:

	June 30, 2011	December 31,
Notes payable to officers and directors:	(Unaudited)	2010

Notes payable to officer, unsecured, non-interest bearing, balance of principal and accrued interest past due of maturity and considered due on demand	$61,857	$9,357

Note payable to officer, unsecured, non-interest bearing, balance of principal and accrued interest due of demand	-	10,449

Note payable to director, unsecured, non-interest bearing, balance of principal and accrued interest past due of maturity and considered due on demand	180,100	180,100
Notes payable to officers and directors	$241,957	$199,906

Interest expense incurred on the notes payable to officers recorded in the accompanying financial statements for the six months ended June 30, 2011 and 2010 amounted to $0 for each of the periods.

During the six months ended June 30, 2011 and 2010, the Company incurred legal fees of $2,000 and $0 from an attorney who is a stockholder and member of the Company’s board of directors. The Company has a net payable to this stockholder of $397 and $8,834, which is included in accounts payable at June 30, 2011 and December 31, 2010, respectively.

F-I-29

NOTE 8 – VARIABLE INTEREST ENTITY

Pinotage, an entity controlled by an officer and stockholder of the Company, has been determined to be a variable interest entity. The Company began its involvement with Pinotage from the Company’s inception during the year ended December 31, 1998. Pinotage holds technology patents that it licenses to the Company under an exclusive license agreement. Royalties earned under this license agreement amounted to $44,847 and $33,871 for the six months ended June 30, 2011 and 2010. Management has determined that the Company is not the primary beneficiary of the variable interest entity. The primary beneficiary appears to be the members of Pinotage. At June 30, 2011 and December 31, 2010, the Company has a royalty payable to Pinotage amounting to$ 44,847 and $447,431.

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

The Company’s capitalization at December 31, 2010 was 25,000,000 authorized common shares with a par value of $0.00001 per share.

During January 2011, the Company issued (i) 70,000 shares of its common stock valued at $35,000 to two employees as compensation for their services, and (ii) 2,126,792 shares of common stock valued at $447,431 to Pinotage in satisfaction of royalty payable as of December 31, 2010.

On April 7, 2011, the Company issued 50,000 shares of its common stock valued at $25,000 to a consultant for providing business advisory and accounting services. On June 20, 2011, a shareholder returned for cancellation 308,660 shares of common stock to the Company. The Company cancelled the common shares and recorded the par value of shares as additional paid in capital as of June 30, 2011.

As a result of all stock issuances, the Company had 23,076,929 shares of common stock issued and outstanding as of June 30, 2011.

F-I-30

NOTE 10 – CONTINGENCIES AND COMMITMENTS

Subsequent to the year ended December 31, 2007, the Company, its President and Vice President were named in a lawsuit filed by five stockholders of the Company (“Stockholders”), alleging violations of the Arkansas Securities Act related to the issuance of the Company’s stock. The plaintiff’s effort was a hostile takeover attempt to take control of the Company. On June 12, 2009, the Company reached a settlement with the stockholders. The terms of the settlement required the Company to pay (a) cash settlement of $130,000, (b) real estate property taxes of $30,844, and (c) a contingent payment of 5% of future gross revenues (‘Revenue Share”) up to a total sum of $3 million. In exchange, the stockholders returned 800,000 shares of Company’s common stock which they had purchased for a cash consideration of approximately $3 million. During the year ended December 31, 2009, the Company recorded on its financial statements a contingent liability of $3 million, paid the cash settlement of $130,000, real estate property taxes of $30,844 and $73,748 towards the Revenue Share pursuant to the terms of the settlement agreement. In addition, the Company recorded $591,361 as the cost of the treasury shares received pursuant to the contingent settlement of $3 million. As a result of the above transactions, the Company recorded $591,361 as the cost of treasury shares for the 800,000 shares returned by the Stockholders pursuant to the terms of the settlement agreement and the Stockholders were required to pay off $2.4 million of the Company’s bank debt (Note 5). All claims made in the lawsuits by the Stockholders were ruled baseless and frivolous by the court, and were dismissed.

During the six months ended June 30, 2011 and 2010, the Company paid $55,847 and $49,082 as Revenue Share towards the deferred liability.

The Company leases its corporate office and manufacturing facility from a third party under a non-cancellable lease agreement that expires January 31, 2012. The monthly rent per the lease agreement is $22,575 per month. The Company leases equipment under a non-cancellable lease that expires August 17, 2011 at a monthly rent of $30 per month. Rent expense for the office and manufacturing facility amounted to $135,450 and $92,100 for the six months ended June 30, 2011 and 2010.

The Company’s future minimum lease commitments for office and manufacturing facility totaled $158,025.

The Company has acquired an asset under capital lease that is payable in scheduled monthly installments through April 2015.

Capital Lease
Year ending December 31,
2011	$5,064
2012	10,128
2013	10,128
2014	10,128
2015	3,388
$38,836

NOTE 11 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date these financial statements were issued.

Subsequent to June 30, 2011, the Company received cash of $68,000 from sale of its unregistered securities on a best effort basis pursuant to a Private Placement Memorandum.  In addition, the Company received cash of $262,575 in short term loans and advances from its stockholders and officers.

F-I-31

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF SKYVIEW AND VISION

The unaudited pro forma condensed combined financial statements presented below are based on the historical financial statements of Skyview and Vision, adjusted to give effect to the acquisition of Skyview by Vision for accounting purposes. The unaudited pro forma adjustments are described in the accompanying notes presented on the following pages. These adjustments do not give effect to any synergies that may be realized as a result of the Share Exchange, nor do they give effect to any non-recurring/unusual restructuring charges that may be incurred as a result of the integration of the two companies. As provided in the Share Exchange Agreement, the unaudited pro forma condensed combined financial statements assume that, at the effective time of the Share Exchange, all of Skyview’s common stock not subject to cancellation will convert into Vision common shares at the ratio of 1 to 1.

The unaudited pro forma condensed combined balance sheets as of June 30, 2011 gives effect to the proposed Share Exchange as if it occurred on June 30, 2011 and combines the historical balance sheets of Skyview and Vision as of June 30, 2011. The Vision balance sheet information was derived from its unaudited balance sheet as of June 30, 2011 included herein. The Skyview balance sheet information was derived from its unaudited condensed balance sheet included in its Quarterly Report on Form 10Q for the quarterly period ended June 30, 2011, included herein.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2011 and for the year ended December 31, 2010 are presented as if the Share Exchange was consummated on January 1, 2010, and combines the historical results of Skyview and Vision for the  six months ended June 30, 2011 and the year ended December 31, 2010. The historical results of Vision were derived from its unaudited statement of operations for the six months ended June 30, 2011 and its audited statement of operations for the year ended December 31, 2010 included herein. The historical results of Skyview were derived from its unaudited condensed statement of operations for the six months ended June 30, 2011 included in its Quarterly Report on Form 10Q for the quarterly period ended June 30, 2011 and its audited statement of operations included in its Annual Report on Form 10-K for the year ended December 31, 2010 and also included herein.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Skyview and Vision been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this proxy statement/prospectus. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Vision for the six months ended June 30, 2011 and for the year ended December 31, 2010 included herein, and the historical financial statements of Skyview included in its Quarterly Report on Form 10Q for the quarterly period ended June 30, 2011, and the historical financial statements of Skyview included in its Annual Report on Form 10-K for the year ended December 31, 2010, also included herein.

F-I-32

Unaudited Pro Forma Condensed Combined Balance Sheets

	June 30, 2011
	Skyview Historical	Vision Historical		Pro Forma Adjustments	Pro Forma Combined
ASSETS

Current Assets:
Cash and cash equivalents	$-	$-			$-
Accounts receivable	-	7,713			7,713
Inventory	-	202,518			202,518
Prepaid expenses and other current assets	-	74,103			74,103
Total Current Assets	-	284,334			284,334

Property and equipment, net	-	122,694			122,694

Deposits	-	5,165			5,165
Total Assets	$-	$412,193			$412,193

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$-	$1,184,324	A3	(15,000)	$1,199,324
Accrued expenses	-	654,209			654,209
Payable to related parties	-	80,069			80,069
Royalties payable to affiliate	-	44,847			44,847
Deferred revenue	-	-			-
Deferred compensation	-	695,833			695,833
Deferred liability	-	2,996,954			2,996,954
Advances from stockholder	-	75,730			75,730
Current portion of capital lease obligations	-	10,128			10,128
Notes payable - officers and directors	-	241,957			241,957
Notes payable - stockholders	-	790,000			790,000
Stockholders' Loans	89,252	-	A1	89,252	-
Total Current Liabilities	89,252	6,774,051			6,789,051

Capital lease obligations	-	24,473			24,473

Commitment and contingencies	-	-			-

Stockholders' Equity (Deficit)
Common stock	30	231	A1	30	261
			A2	(30)
Additional paid in capital	20,470	19,717,571	A1	20,470	19,717,541
			A2	30
Accrued stock payable	-	1,376,667			1,376,667
Accumulated deficit	(109,752)	(27,480,800)	A1	(109,752)	(27,495,800)
			A3	15,000
Total Stockholders' Deficit	(89,252)	(6,386,331)			(6,401,331)
Total Liabilities and Stockholders' Deficit	$-	$412,193			$412,193

The accompanying notes are an integral part of these unaudited pro forma financial statements.

F-I-33

Unaudited Pro Forma Condensed Combined Statements of Operations

	Six Months Ended June 30, 2011
	Skyview Historical	Vision Historical		Pro Forma Adjustments	Pro Forma Combined
Sales	$-	$2,392,334			$2,392,334

Cost of sales	-	948,996			948,996

Gross profit	-	1,443,338			1,443,338

Operating expenses:
Selling, general and administrative	56,051	1,462,614	A3	15,000	1,533,665
Depreciation and amortization	-	23,411			23,411
Total operating expenses	56,051	1,486,025			1,557,076

Other income (expenses):
Interest income	-	-			-
Interest expense	-	(49,468)			(49,468)
Totial other income (expense)	-	(49,468)			(49,468)

Loss from continuing operations before income taxes	(56,051)	(92,155)			(163,206)

Provision for income taxes	-	-			-

Net loss	$(56,051)	$(92,155)			$(163,206)

Basic and diluted net loss per share					$(0.01)

Weighted average number of shares outstanding					25,982,438

The accompanying notes are an integral part of these unaudited pro forma financial statements.

F-I-34

Unaudited Pro Forma Condensed Combined Statements of Operations

	Year Ended December 31, 2010
	Skyview Historical	Vision Historical		Pro Forma Adjustments	Pro Forma Combined
Sales	$-	$1,505,957			$1,505,957

Cost of sales	-	1,080,143			1,080,143

Gross profit	-	425,814			425,814

Operating expenses:
Selling, general and administrative	497	3,048,727	A3	15,000	3,064,224
Depreciation and amortization	-	45,682			45,682
Total operating expenses	497	3,094,409			3,109,906

Other income (expenses):
Interest income	-	25,016			25,016
Interest expense	-	(112,986)			(112,986)
Gain on foregiveness of debt	1,669	-			1,669
Totial other income (expense)	1,669	(87,970)			(86,301)

Loss from continuing operations before income taxes	1,172	(2,756,565)			(2,770,393)

Provision for income taxes	-	-			-

Net loss	$1,172	$(2,756,565)			$(2,770,393)

Basic and diluted net loss per share					$(0.12)

Weighted average number of shares outstanding					22,709,081

The accompanying notes are an integral part of these unaudited pro forma financial statements.

F-I-35

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On February 8, 2010 Skyview and Vision entered into the Share Exchange Agreement pursuant to which Vision will become a wholly-owned subsidiary of  Skyview.. Each outstanding share of Vision will be cancelled at the effective time of the share exchange and, in exchange therefore, Skyview will issue shares of Skyview common stock. Following the Share Exchange, Vision stockholders will no longer have any interest in Vision, but will have an equity stake in Skyview.  Immediately after the Share Exchange, existing Skyview stockholders are expected to represent 9% of the potential outstanding shares of Skyview common stock and the former Vision stockholders are expected to own approximately 91% of the Skyview common stock..   The Share Exchange is intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code. The Share Exchange is subject to customary closing conditions.

Because Vision shareholders will own approximately 91% of the common stock of the combined company upon consummation of the Share Exchange, Vision is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. Accordingly, the assets and liabilities of Skyview will be recorded as of the share exchange closing date at their estimated fair values.

The unaudited pro forma condensed combined financial statements assume that, immediately prior to the effective time of the Share Exchange, all of Vision common stock will convert into Skyview common shares at the ratio of 1 to 1 and subject to further adjustment to account for the occurrence of certain events discussed elsewhere in this proxy statement/prospectus.

2.	Method of Accounting

In December 2007, the FASB amended FASB ASC Topic 805, Business Combinations , (“FASB ASC 805) (formerly FASB Statement No. 141(R), Business Combinations ), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree, and the goodwill acquired in an acquisition. FASB ASC 805 also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination.

ASC Topic 805 revises the definition of the acquisition date as the date the acquirer obtains control of the acquiree. This is typically the closing date, and is used to measure the fair value of the consideration paid. When the acquirer issues equity instruments as full or partial payment for the acquiree, the fair value of the acquirer’s equity instruments will be measured at the acquisition date, rather than an earlier measurement date (i.e. the share exchange announcement date). Transaction costs are excluded from the acquisition accounting. They are instead accounted for under other generally accepted accounting principles, which may mean the costs are expensed as incurred (e.g., due diligence costs), or, to the extent applicable, treated as a cost of issuing equity securities.

ASC Topic 805, as amended also retains the guidance in SFAS 141 for identifying and recognizing intangible assets separately from goodwill. However, as amended, the scope is broader than that of SFAS 141, which was applied to only business combinations in which control was obtained by transferring consideration. Since the transaction is expected to close after January 1, 2009, the application of ASC Topic 805, as amended, has been considered in arriving at the unaudited pro forma results.

F-I-36

3.	Pro Forma and Purchase Accounting Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant capital transactions occurring as a direct result of the proposed Share Exchange and the acquisition of Skyview by Vision for accounting purposes.

The pro forma adjustments are as follows:

(A) To reflect the cancelation of 3,000,000 shares of Skyview common shares, par value $0.00001.  As stated by the Share Exchange Agreement, the surviving Corporation will issue one common share for every one ordinary shares held by Skyview shareholders for a total of 3,000,000 shares of the surviving corporation common stock.

Immediately following the effective time of the Share Exchange and attributing ownership to warrants issued in consideration of the Share Exchange, Vision shareholders will own approximately 91%, and Skyview’s existing stockholders will own approximately 9%, of the common stock outstanding not giving consideration to dilutive warrants issued in connection with the transaction, of Vision, the surviving corporation.

(B) To reflect estimated costs to consummate the Share Exchange and to register the shares issued in the Share Exchange. Adjustment amount includes:

Fees payable for investment banking services, legal, accounting, printing and other consulting services totaling $15,000  that are not yet reflected in the historical results of Skyview and Vision at June 30, 2011. These costs are not considered recurring costs of the combined corporation and accordingly, are  reflected in the pro forma Statement of Operations.

F-I-37

(C) To reflect the recapitalization of the capital structure as a result of the share exchange. Upon completion of the Share Exchange, 26,076,929 shares of common stock of the parent corporation, par value of $0.00001, will be outstanding. The following table sets forth the calculation of the number of shares outstanding upon completion of the share exchange.   These transactions occurred within the normal course of business and did not occur as a direct result of the proposed Share Exchange:

	at June 30, 2011
	Skyview	Vision	Pro Forma Adjustment	Pro Forma Combined

Shares of common shares outstanding	3,000,000	23,076,929	-	26,076,929
					)

	3,000,000	23,076,929		26,076,929

4.	Pro Forma Earnings per Share

In accordance with SFAS No. 128, Earnings per Share (“SFAS No. 128”), codified in ASC 260, basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share is computed similarly to basic net loss per share, except that the denominator is increased to include all potential dilutive common shares, including outstanding options and warrants. Potentially dilutive common shares have been excluded from the diluted loss per common share computation for the six month period ended June 30, 2011 because such securities have an anti dilutive effect on the pro forma combined loss per share due to the net losses reported for Skyview and Vision for the respective period.

The following tables set forth reconciliations of the number of shares used in the pro forma basic and diluted EPS computation for the year ended December 31, 2010 and the six months ended June 30, 2011.

	at June 30, 2011
	Skyview	Vision	Pro Forma Adjustment	Pro Forma Combined

Weighted average common shares outstanding	3,000,000	22,982,438		25,982,438

Weighted average shares of common stock outstanding-basic	3,000,000	22,982,438		25,982,438

F-I-38

	at December 31, 2010
	Skyview	Vision	Pro Forma Adjustment	Pro Forma Combined

Weighted average common shares outstanding	3,000,000	19,709,081		22,709,081

					)

	3,000,000	19,709,081		22,709,081

F-I-39

SELLING STOCKHOLDERS

The following section presents information regarding our Selling Stockholders.  The Selling Stockholder table and the notes thereto describe the Selling Stockholders and the number of securities being sold. A description of how the Selling Stockholders acquired the securities being sold in this offering is detailed in the footnotes to the Selling Stockholder Table.

We are registering 27,698,273 shares owned by and on behalf of the Selling Stockholders named in this proxy statement/prospectus. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses. We will not offer any shares on behalf of a Selling Stockholder.  The Selling Stockholders are not required to sell their shares, nor have they indicated to us, as of the date of this proxy statement/prospectus, an intention to sell their shares. The Selling Stockholders are offering the common stock for their own account. The material relationships between us and the Selling Stockholders, if any, are identified below in the footnotes to the Selling Stockholder Table.

The following table provides as of the date of this proxy statement/prospectus, information regarding the beneficial ownership of our common stock held by the Selling Stockholders, including, (i) the number of shares of our common stock beneficially owned by each prior to this offering; (ii) the percentage of such shares of the Company's issued and outstanding shares; (iii) the total number of shares of our common stock that are to be offered by the Selling Stockholder;  (iv) the percentage of the issued and outstanding shares being offered;(v) the total number of shares that will be beneficially owned by the Selling Stockholder upon completion of the offering; and (vi) the percentage owned by each upon completion of the offering. To the best of our knowledge, the Selling Stockholders are not broker-dealers or affiliates thereof.

The shares below were sold to the Selling Stockholders in cash purchases at various dates betwen 1998 and 2011in private transactions under the exemption from the registration requirements of Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D due to the fact that the issuances did not involve a public offering of securities; and/or pursuant to Rule 701.  None of the private sales were advertised; the investors were sophisticated and knowledgeable about speculative investments and the risks of investing, and no more than 35 purchasers were unaccredited investors in any private offering in which their purchases were made.  The Selling Shareholder list includes subsequent transferrees of stock reported to Vision who received shares from Vision shareholders by gift, assignment, or devise.

Selling Stockholder Table

Selling Stockholder	Shares of Common Stock Owned by Selling Stockholder	Percentage of Common Stock Owned Before the Offering (1)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)	Percentage of Common Stock Owned After Offering (1)

Vision Technologies, Inc. Shareholders
Pinotage, LLC (2)	4,461,522	16.1	4,461,522	0	0
Robert L. Thompson, Sr.(2)(3)	3,635,965	13.1	3,635,965	0	0
Video Display Corporation	2,000,000	7.2	2,000,000	0	0
Britt Gremillion	1,233,992	4.5	1,233,992	0	0
Robert L. Thompson, Jr.(2)(4)	1,070,998	3.9	1,070,998	0	0
Laura Robertson	971,504	3.5	971,504	0	0
Patricia Koritz	761,880	2.8	761,880	0	0
Tony N. Frudakis(5)	735,000	2.7	735,000	0	0
Bill Schwyhart	638,349	2.3	638,349	0	0
Nils Brous	625,000	2.3	625,000	0	0
Kim Neill	500,000	1.8	500,000	0	0
Watson Family Trust, David P. Watson Trustee	498,334	1.8	498,334	0	0
John R. Meeks	400,000	1.4	400,000	0	0
James Phillips	328,829	1.1	328,829	0	0
Worldwide Web Networx Corp. (DH Blair Investment Banking)	301,128	1.1	301,128	0	0
James Torraco	280,824	1	280,824	0	0
Bill Saye	277,200	1	277,200	0	0
Dever Family Trust	270,000	*	270,000	0	0
Michael E. Meyers	262,666	*	262,666	0	0
Kristen Davis	250,000	*	250,000	0	0
Treakato	221,667	*	221,667	0	0
Jeannie O’Neill	200,000	*	200,000	0	0
Important Initiatives	198,410	*	198,410	0	0
Laura Duke Revocable Trust, David Duke	197,475	*	197,475	0	0
Michael Lee McCracken	190,470	*	190,470	0	0
Robert Clark	178,500	*	178,500	0	0
Robert B. Thornton	165,000	*	165,000	0	0
Nikolaus Maximos	156,667	*	156,667	0	0
Kelly Walker	148,593	*	148,593	0	0
Mark Silva	140,001	*	140,001	0	0
Katina Frudakis Trustee of the Louka Trust	125,000	*	125,000	0	0
Marion K. Walker	117,321	*	117,321	0	0
Richard M. Dunleavy	117,183	*	117,183	0	0
John E. Tate	107,000	*	107,000	0	0
Scott Alan Bailey	102,899	*	102,899	0	0
Katina Frudakis Trust	100,000	*	100,000	0	0
Kathleen Murphy	100,000	*	100,000	0	0
Harvey Weiss(6)	100,000	*	100,000	0	0
William A. Bowen, Jr.	94,200	*	94,200	0	0
Louis J. Brothers	90,000	*	90,000	0	0
Len Holyk	86,667	*	86,667	0	0
James F. Neill	86,081	*	86,081	0	0
Rosalie Greer	84,000	*	84,000	0	0
Cameron Associates	60,000	*	60,000	0	0
Daniel Heron	56,000	*	56,000	0	0

Hunter Haynes	55,167	*	55,167	0	0
Robert Tomlinson	54,000	*	54,000	0	0
Joel Davidson, M.D. IRA	51,499	*	51,499	0	0
Susan H. Schroeder	50,000	*	50,000	0	0
James M. Gilbert	50,000	*	50,000	0	0
Anarjay Concepts, Inc.	50,000	*	50,000	0	0
Thomas Connor	50,000	*	50,000	0	0
John Barr Jr.	50,000	*	50,000	0	0
Edward Wasser - Spectrum Metals	50,000	*	50,000	0	0
Kathryn E. Platt, P.A.	49,000	*	49,000	0	0
Crius Holdings	43,000	*	43,000	0	0
Greenrange Partners, LLC	41,452	*	41,452	0	0
Gregory Harmer	41,452	*	41,452	0	0
Michael N. Kyle	41,000	*	41,000	0	0
Harrison French	40,033	*	40,033	0	0
Karen Walker	40,000	*	40,000	0	0
Jose Bolanos	40,000	*	40,000	0	0
Christopher P. Ewbank	38,000	*	38,000	0	0
Clark R. Kringen	38,000	*	38,000	0	0
Gary R. Brennan	36,000	*	36,000	0	0
Jamie Mackey	36,000	*	36,000	0	0
Dave C. Bolen	35,200	*	35,200	0	0
Daniel G. Kietzer	35,000	*	35,000	0	0
Lawrence Doyle	35,000	*	35,000	0	0
John Killeen	35,000	*	35,000	0	0
Charles Ray Akin	33,328	*	33,328	0	0
Tom Hill	31,000	*	31,000	0	0
Bruce W. Gulledge	30,300	*	30,300	0	0
Jerri L. Kubrich	30,000	*	30,000	0	0
Casey A. Mileham	30,000	*	30,000	0	0
Charles T. Nash and Mary Jane Nash, as JTWROS	30,000	*	30,000	0	0
Lee Sponseller	30,000	*	30,000	0	0
Jimmy Cooper	30,000	*	30,000	0	0
Terry Johnson	28,000	*	28,000	0	0
L. Victor Evans	27,500	*	27,500	0	0
Thomas Bryner	27,000	*	27,000	0	0
Greta L. Qualls	27,000	*	27,000	0	0
Michael Walker	27,000	*	27,000	0	0
David Lewis	26,672	*	26,672	0	0
Precision Swiss	26,500	*	26,500	0	0
BECTEC INC.	25,000	*	25,000	0	0
The Scott Bolding Trust	25,000	*	25,000	0	0
Lynn W. Conrad	25,000	*	25,000	0	0
Naomi Ruth Green	25,000	*	25,000	0	0
Vince Immordino	25,000	*	25,000	0	0
John and Mary Barr	25,000	*	25,000	0	0
W. Sudow - Sidney Austin LLC	25,000	*	25,000	0	0
Robert A. Seals	24,000	*	24,000	0	0

Deena R. Bell	20,000	*	20,000	0	0
James Burnett	20,000	*	20,000	0	0
Paul Femmer	20,000	*	20,000	0	0
Audra R.Gabbard	20,000	*	20,000	0	0
Tom Rosato	20,000	*	20,000	0	0
Norbert Kozar	20,000	*	20,000	0	0
Rinelle Seay	20,000	*	20,000	0	0
MDV1.COM INC.	20,000	*	20,000	0	0
Richard Dorfner	20,000	*	20,000	0	0
Peter Siebold	20,000	*	20,000	0	0
The Robertson Family Revocable Trust	20,000	*	20,000	0	0
David Casinelli	20,000	*	20,000	0	0
John Thompson	20,000	*	20,000	0	0
Carl Smith	20,000	*	20,000	0	0
Murray T. Greer	18,000	*	18,000	0	0
James Keenean	16,000	*	16,000	0	0
Morgan Keegan and Co., CST F/B/O Bill R. Kisor SEP/IRA	16,000	*	16,000	0	0
John David Lindsey	16,000	*	16,000	0	0
Gary Leigh Hill	15,500	*	15,500	0	0
John Tesar	15,000	*	15,000	0	0
Steve Carmichael	15,000	*	15,000	0	0
Brandon Wilson	15,000	*	15,000	0	0
Ben Dyer	15,000	*	15,000	0	0
John McCool	15,000	*	15,000	0	0
Richard M. Dunleavy, Jr.	12,588	*	12,588	0	0
Morter Realty	12,500	*	12,500	0	0
Graves Hesarnsbeger	12,000	*	12,000	0	0
Eileen Considine	11,840	*	11,840	0	0
James E. McDonald, II, and Judy Lynn McDonald	11,100	*	11,100	0	0
Vivian Greer	10,000	*	10,000	0	0
Susan L. Holland	10,000	*	10,000	0	0
Dr. Warren Massey	10,000	*	10,000	0	0
Julia Mitchel	10,000	*	10,000	0	0
Susan Singleton	10,000	*	10,000	0	0
Christina Eoff	10,000	*	10,000	0	0
Earnest Beardsley	10,000	*	10,000	0	0
Ralph Clouser	10,000	*	10,000	0	0
Francis Pike	10,000	*	10,000	0	0
Allen Milton	7,500	*	7,500	0	0
Fritzie Moore Vammen and Jon C. Vammen	7,500	*	7,500	0	0
Jay Magidson and Ingrid Magidson	7,000	*	7,000	0	0
Volunteer Lighting Co.	6,250	*	6,250	0	0
Tom Mcanally	5,714	*	5,714	0	0
Shirley Hill	5,500	*	5,500	0	0
Claude Key	5,500	*	5,500	0	0

Sherry Key	5,500	*	5,500	0	0
Robert Austin	5,000	*	5,000	0	0
Pamela Twardick	5,000	*	5,000	0	0
Improv Holdings, LLC	4,350	*	4,350	0	0
Lyndall Haynes	4,000	*	4,000	0	0
Michelle Hudson Love Trust	4,000	*	4,000	0	0
Frank Shiner and Suzanne Shiner	4,000	*	4,000	0	0
Linda Ochoa	3,900	*	3,900	0	0
Randy R. Melton	3,500	*	3,500	0	0
Roberta Platt	2,800	*	2,800	0	0
Tom Platt	2,800	*	2,800	0	0
Marcus Daily and Tasha Daily	2,500	*	2,500	0	0
Flo Sanchez	2,500	*	2,500	0	0
Heath Massey	2,500	*	2,500	0	0
Glen Fast	2,000	*	2,000	0	0
Melvin Walker	2,000	*	2,000	0	0
Christian Benavides	1,750	*	1,750	0	0
Kimberly Morse Canova	1,600	*	1,600	0	0
Barry Henbest	1,600	*	1,600	0	0
Tyler Clayton Roddey	1,600	*	1,600	0	0
Jane Watson Sexton	1,600	*	1,600	0	0
Melissa A. Hall	1,500	*	1,500	0	0
Terry Rhodes	1,143	*	1,143	0	0
Preston Plaeger	1,100	*	1,100	0	0
Brycen Ball	1,000	*	1,000	0	0
Matthew Christopher White	1,000	*	1,000	0	0
Victoria Morgan	800	*	800	0	0
Roger Brent Vickers	800	*	800	0	0
Angel Burke	500	*	500	0	0
			25,148,263
Skyview Holdings Corp. Shareholders
Tony N. Frudakis	1,912,500	6.9	1,912,500	0	0
Phillip Brooks(7)	637,500	2.3	637,500	0	0
	27,698,263
________ * Less than 1%

(1)   Based upon beneficial ownership information reported to the Company as of September 1, 2011.
(2)   Pinotage, LLC is beneficially owned and controlled by Robert Thompson, Sr., and Robert Thompson, Jr.
(3)   Officer and Director of Vision Technologies, Inc.
(4)   Officer of Vision Technologies, Inc.
(5)   Mr. Frudakis is an officer and director of Skyview Holdings Corp. and also owns shares in Vision Technologies, Inc.
(6)   Director of Vision Technologies, Inc.
(7)   Phillip Brooks by provision made in the Share Exchange Agreement will receive shares directly from Skyview Holdings Corp. Mr. Brooks will not be a shareholder in Skyview Holdings Corp. unless the Share Exchange Agreement is approved by the shareholders of Vision Technologies, Inc.

PLAN OF DISTRIBUTION

Penny Stock Regulations

Our Common Stock is considered a “penny stock” as defined by Section 3(a)(51) and Rule 3a51-1(g) under the Securities Exchange Act of 1934 because we do not have:

Net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000, and Average revenue of at least $6,000,000 for the last three years.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time.

We are not currently listed in Standard and Poor's Corporation Records, a nationally recognized securities manual, which would provide us with “manual” exemptions in 38 states as indicated in 1 Blue Sky L. Rep. (CCH) 2401 (2008),  entitled “Standard Manuals Exemptions.”  We intend to obtain a listing in Standard and Poor's Corporation Records and intend to do so as soon as possible.

Thirty-eight states have what is commonly referred to as a “manual exemption” for secondary trading of securities purchased under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor’s Corporate Records listing or another acceptable manual, secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. In most instances, under current state rules, secondary trading can occur in these states without further action. However no assurance can be given that such rules will not change in the future or that a specific secondary trading transaction will qualify for a manual exemption.

We may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Shares Offered by Selling Stockholders

27,698,263 shares of Common Stock are included in this proxy statement/prospectus as being offered by Selling Stockholders.  The offering will be kept open for at least twelve months to allow the Selling Stockholders to sell their shares pursuant to this registration statement and prospectus.

The Company will pay the expenses of the registration of the Selling Stockholders’ shares.

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this proxy statement/prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may offer the shares covered by this proxy statement/prospectus to the public or otherwise from time to time. The registration of these shares does not necessarily mean that any of them will be offered or sold by the Selling Stockholders. The Selling Stockholders have informed us that any or all of the common shares covered by this proxy statement/prospectus may be sold to purchasers directly by the Selling Stockholders or on their behalf through brokers, dealers or agents in private or market transactions, which may involve crosses or block transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this proxy statement/prospectus, or under an amendment to this proxy statement/prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this proxy statement/prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this proxy statement/prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this proxy statement/prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this proxy statement/prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.

The Selling Stockholders may receive underwriter compensation.  The Selling Stockholders in this proxy statement/prospectus will be able to sell at the market price and may profit by the difference between their cost and the market price so long as the market price per share exceeds the Selling Stockholder’s costs per share.

The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. Skyview Holdings Corp. will not receive any of the proceeds from the offerings made by the Selling Stockholders.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates and that there are restrictions on market-making activities by persons engaged in the distribution of the common shares.

We have also advised the Selling Stockholders that if a particular offer of common shares is to be made on terms constituting a material change from the information described in this “Plan of Distribution” section of the proxy statement/prospectus, then, to the extent required, a prospectus supplement must be distributed setting forth such terms and related information as required.

In addition, we will make copies of this proxy statement/prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholder to keep the registration statement, of which this /proxy statement prospectus constitutes a part, effective until the earlier of (1) such time as all of the shares covered by this proxy statement/prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(d) promulgated under the Securities Act.

APPENDIX A:  Proxy Card

PROXY CARD

PROXY SOLICITED BY ROBERT THOMPSON, SR.

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
NOVEMBER ___, 2011

The undersigned hereby appoints Robert Thompson, Sr. as the undersigned’s proxy, with full power of substitution, to attend the Special Meeting of Shareholders of Vision Technologies, Inc. (the “Company”) to be held at _______ a.m. on November ___, 2011 at 700 SE 5th Street, Suite #2, Bentonville, AR 72712, and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified below.  The proxies may vote in their discretion with respect to such other matter or matters as may come before the Meeting and with respect to all matters incident to the conduct of the Meeting.  The proxies may also temporarily decline to attend the Meeting, thereby preventing a quorum in order to solicit additional proxies or for any other legal reason.

(INSTRUCTIONS:  Mark votes by placing an “x” in the appropriate ☐.)

Proposal 1.	SHARE EXCHANGE AGREEMENT.

VOTE FOR the Share Exchange Agreement ☐

VOTE AGAINST the Share Exchange Agreement ☐

Proposal 3.	NAME CHANGE OF SKYVIEW HOLDINGS CORP.

VOTE FOR the Name Change Proposal ☐

VOTE AGAINST the Name Change Proposal ☐

IMPORTANT: Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted IN FAVOR OF Proposal 1 and Proposal 2.

The undersigned hereby acknowledges receipt of the proxy statement dated ___, 2011 solicited by Robert Thompson, Sr., and revokes any proxy previously executed.

Please sign exactly as your name appears on your stock certificate.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the President or other duly authorized officer.  If a Partnership, please sign in partnership name by authorized person.  Please return promptly in the enclosed envelope.

Signature________________________________________                                                                                                           Dated_______________

Print Name

Signature________________________________________                                                                                                           Dated_______________

Print Name________________________________________

APPENDIX B:  Share Exchange Ageement

APPENDIX D:  Delaware General Corporation Law, Title 8, Section 262

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.

[Back Cover]

PROXY STATEMENT/PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______, 2012, all dealers that effect transactions in these securities, whether or not participating in the re-sale offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officers and Directors

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Exhibits and Financial Statements

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement., (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(e) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30th day of September 2011.

SKYVIEW HOLDINGS CORP.

Date: September 30, 2011	By:	/s/ Tony N. Frudakis
Tony N. Frudakis, President
(Principal Executive Officer and
Principal Accounting and Financial
Officer)

Exhibit Number	Description of Document
2.1	Agreement and Plan of Share Exchange by Skyview Holdings Corp. and the Shareholders of Vision Technologies, Inc.
3.1	Certificate of Incorporation of Skyview Holdings Corp.
3.2	Bylaws of the Skyview Holdings Corp.
3.3	Certificate of Incorporation of Vision Technologies, Inc.
3.4	Amendment to Certificate of Incorporation of Vision Technologies, Inc.
3.5	Bylaws of Vision Technologies, Inc.
5.1	Legal Opinion of Russell C. Weigel, III, P.A.
10.1	Lease
10.2	Pinotage, LLC License Agreement Dated May 1, 1998 and amended February 1, 2007
23.1	Consent of counsel (included in Exhibit 5.1)
23.2	Consent of R.R. Hawkins & Associates International, a PC